Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2024, (“Effective Date”) by and among Legacy Education Antioch, LLC, a California limited liability company (“Buyer” or “Legacy”), and Buyer’s parent entities, Legacy Education, LLC, a California limited liability company (“Buyer Parent-1”), and Legacy Education, Inc., a Nevada corporation (“Buyer Parent-2” and, together with Buyer Parent-1, the “Buyer Parents”), the Buyer Parents joining herein only for the purpose of guaranteeing the performance by Buyer of its obligations hereunder as set forth in Section 8.14 (Buyer and the Buyer Parents collectively being referred to herein as the “Buyer Parties” or the “Legacy Parties”), and Contra Costa Medical Career College, Inc., a California corporation (“CCMCC”), Contra Costa Medical Career College Online, Inc., a California corporation and an Affiliate of CCMCC (“CCMCC Online” and together with CCMCC, “Sellers”) and, solely with respect to Sections 5.3, 5.8, 5.12 and 7.2 (a)(ii)(solely concerning the covenants in Section 5.8) Stacey Orozco and Bulmaro Orozco, the sole owners CCMCC and CCMCC Online (each, an “Owner” and collectively, the “Owners”). Each of the Buyer Parties, Sellers and the Owners may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. CCMCC owns and operates Contra Costa Medical Career College (the “College”), operating under DOE OPE ID 04274900, which is located at 4041 Lone Tree Way, Suite 101, Antioch, CA 94531 (the “College Campus”) and which is a BPPE licensed and ACCET accredited institution eligible to participate in the HEA Title IV federal student aid programs. The College, with the assistance of CCMCC’s Affiliate CCMCC Online, offers online programs (which shall be included in the definition of “College”), and, with the assistance of CCMCC’s Affiliate Contra Costa Community Outreach Clinic and Laboratory (“Contra Costa Clinic”), offers externship opportunities to students and services to citizens in Antioch, California and surrounding communities.

B. Sellers wish to sell the assets comprising the College and CCMCC Online to a company that will continue to operate the College and lease the College Campus from CCMCC’s Affiliate, Evergreen Properties SBLD, LLC, a California limited liability company (“Campus Landlord”), which owns the College Campus real property. Buyer is willing to purchase the assets and to enter into a lease of the College Campus (the “Campus Lease”), all on mutually agreeable terms set forth hereafter and subject to all required regulatory approvals and third-party consents, and thereafter to continue to operate the College.

C. The Parties’ execution of, and closings and performance under, this Agreement and the Campus Lease, along with customary ancillary agreements, are referred to herein as the “Transaction.”

In consideration for the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth in this ARTICLE I have the following meanings when used in this Agreement:

“ACCET” means the Accrediting Council for Continuing Education & Training.

“Accounting Firm” means Almich & Associates, or if such firm is unable or unwilling to serve as the Accounting Firm, such other accounting firm as mutually agreed upon by the Parties.

“Accounts Receivable” means all trade accounts receivable and all notes, bonds and other evidence of indebtedness of and rights to receive payments arising out of tuition payments or sales occurring in the usual conduct of the College as of the close of business on the business day immediately preceding the Closing Date, including, but not limited to, Student Receivables and any accounts receivable for institutional charges by students who are not enrolled and/or in good standing at the College.

“Actions” or “Proceedings” means any action, suit, proceeding, arbitration, Educational Agency or Governmental Authority investigation or audit.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least fifty percent (50%) of the voting securities, by contract or otherwise, including the ability to elect a majority of the members of the governing board of such Person.

“Applicable Law” means any law, statute, regulation, rule, ordinance, order, judgment, decision, or decree by any Governmental Authority or Educational Agency applicable to Sellers or the College.

“Assumed Contracts” means those Material Contracts of Sellers set forth on Schedule I-A.

“Assumed Liabilities” means:

(1) all liabilities of Sellers first arising or to be performed after the Closing under the Assumed Contracts (but not related to matters, facts or circumstances existing at, prior to or as a consequence of Closing);

(2) all post-closing student refunds for any student withdrawals occurring more than ten (10) days after Closing;

(3) the balance of the Unearned Tuition as of Closing; and

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(4) any other liabilities set forth in Schedule I-B to be mutually agreed upon prior to Closing and included in the Final Capital Liabilities to the extent not expressly set forth in (1) – (3) above.

“Bill of Sale, Assignment and Assumption Agreement” means that bill of sale, assignment and assumption agreement to be executed by Buyer and Sellers, in the form attached as Exhibit A.

“BPPE” means the California Bureau for Private Postsecondary Education.

“Business Records” means all records of Sellers relating to the College, including all financial and accounting records, student and tuition records, agreements, lists (including current student and prospective student lists) and related information.

“Closing” has the meaning given that term in Section 6.1 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information, whether written, oral, electronic, website-based, or other form, concerning the College that is not already generally available to the public, including, without limitation, technical or financial information, forecasts, budgets, student and customer names, addresses, and related data, contracts, practices, services and support, procedures, software, reports, methods, strategies, plans, documents, drawings, designs, tools, models, and inventions.

“Contra Costa Clinic” means Contra Costa Community Outreach Clinic and Laboratory, a California nonprofit public benefit corporation.

“DOE” means the United States Department of Education.

“Educational Agency” means any entity or organization, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for private post-secondary colleges in accordance with standards relating to the performance, operation, financial condition, or academic standards of such colleges, including BPPE, ACCET, the DOE and any student loan guaranty agency.

“Educational Approval” means any license, permit, authorization, certification, accreditation, or similar approval required to be issued by an Educational Agency to CCMCC for the operation of the College.

“Environmental and Safety Requirements” means any Federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls, noise or radiation.

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“Escrow Agent” shall have the meaning given in Section 2.3 (d) of this Agreement.

“Excluded Assets” means:

(1) all cash, cash equivalents and bank accounts of Sellers;

(2) all rights to receive mail and other communications addressed to Sellers relating to any of the Excluded Assets or Liabilities that are not Assumed Liabilities;

(3) all corporate records of Sellers, including minute books and Organizational Documents;

(4) all personnel and other records Sellers are required by Applicable Law to retain;

(5) all rights of Sellers under this Agreement or any other agreements to be executed by Sellers in connection with the Closing;

(6) Tax refunds and estimated Tax payments and deposits relating to any period prior to the Closing Date and Tax returns and other related Tax records on previously filed returns;

(7) notes or other debt instruments pursuant to which any Affiliate of Sellers are indebted to any of Sellers;

(8) all rights, title and interest of Sellers in and to any insurance policies, and any cash surrender value or premium refund value in regard thereto, and all rights to applicable claims and proceeds thereunder to the extent related to the Excluded Assets or Excluded Liabilities;

(9) all claims, causes of action, rights of recovery, rights of set off and rights of recoupment of any kind related to any Excluded Liability or Excluded Asset;

(10) all rights of Sellers under any contract or agreement other than the Assumed Contracts;

(11) the Excluded Receivable; and

(12) any personal items that the Owners or Sellers will be retaining, which are set forth on Schedule I-C.

“Excluded Liabilities” has the meaning given that term in Section 2.2.

“Excluded Receivable” means the Accounts Receivable of Sellers with respect to any employee retention tax credit.

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“Fraud” means with respect to any party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in this Agreement made by such party, (a) with respect to Seller, to the Knowledge of Seller or (b) with respect to Buyer, to Buyer’s actual knowledge, of its falsity and made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting Losses. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, as consistently applied by Sellers.

“Gainful Employment Data” has the meaning given in Section 3.14(z).

“Governmental Authority” shall mean any federal, state, or local government or any court, administrative agency or commission, tribunal, arbitrator, authority, official, or agency, domestic or foreign, excluding any Educational Agency.

“HEA” means the Higher Education Act of 1965, as amended, and the regulations promulgated under it.

“Intellectual Property Rights” means, with respect to a company business and/or educational institution, all (i) trademarks, service marks, trade dress, trade names, brands, slogans, logos, Internet domain names, and corporate names, all translations, adaptations, derivations, and combinations of the above, and all applications, registrations, and renewals in connection with them, together with all of the goodwill associated with the above, (ii) copyrights and works of authorship (whether or not copyrightable), and moral rights, and all applications, registrations, and renewals, (iii) patents and patent applications, (iv) social media accounts and registrations, (v) trade secrets and other confidential or proprietary information, know-how, processes, methods and techniques, research and development information, industry analyses, drawings, specifications, designs, plans, proposals, industrial models, technical data, financial and accounting data, business and marketing plans and customer and supplier lists and related information, and (vi) copies and tangible embodiments of any of the above, in whatever form or medium.

“Knowledge of Sellers” means the actual knowledge of either or both Owners after reasonable inquiry and diligence with respect to the matters in question.

“Liability” means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, and whether due, or to become due), including any liability for Taxes and any liability for Title IV Program aid funds received for student living expenses, i.e., a credit balance, but not yet paid to the student.

“License” means any permit, license, contract, agreement, Educational Approval, authorization or other obligation with respect to the College and issued to Sellers by any Governmental Authority or Educational Agency to which Sellers is a party or by which Sellers or the Purchased Assets are bound.

“Lien” has the meaning given that term in Section 3.5 of this Agreement.

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“Material Adverse Effect” means: (a) with respect to Sellers, a material adverse effect on (i) the College or Purchased Assets, (ii) the financial condition and results of operations of Sellers, or (iii) the ability of Sellers or Owners to consummate the Transaction or to perform their respective material obligations under this Agreement; and (b) with respect to Buyer, a material adverse effect on the ability of Buyer to consummate the Transaction or to perform its material obligations under this Agreement. “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (A) any changes, conditions or effects in the United States economy or securities or financial markets in general; (B) any change, effect or circumstance resulting from the announcement of this Agreement or the transactions contemplated by this Agreement; or (C) any changes, conditions or effects in the higher education industry in general that does not have a disproportionate effect on Sellers or the College.

“Material Contracts” has the meaning given to that term in Section 3.8 of this Agreement.

“Most Recent Balance Sheet Date” has the meaning given that term in Section 3.4 of this Agreement.

“Ordinary Course of Business” means the ordinary course of the operation of the College consistent with past custom and practice.

“Organizational Documents” means any charter, certificate of formation, articles of organization, articles of incorporation, certificate of incorporation, declaration of partnership, articles of association, code of regulations, bylaws, operating agreement, limited liability company agreement, partnership agreement or similar formation or governing documents and instruments.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which Sellers is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable as of the Closing Date; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the Ordinary Course of Business for amounts which are not yet due and payable and which are not, individually or in the aggregate, material to the College or the Purchased Assets; and (c) zoning laws and ordinances, reciprocal easement agreements and other customary encumbrances on or defects in title that are of record to real or personal property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable, (iii) do not, individually or in the aggregate, materially adversely affect the value, use or occupancy of such property for its current and anticipated purposes, and (iv) are not, individually or in the aggregate, material to the College or the Purchased Assets.

“Purchase Price” has the meaning given that term in Section 2.3 of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated association or any other entity or organization.

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“Purchased Assets” means, other than Excluded Assets, all right, title, and interest in all tangible and intangible assets of Sellers, including, without limitation, Accounts Receivables (except for the Excluded Receivable), security deposits, inventory, supplies (including professional, college, and office supplies, testers, wholesale products, and retail products), equipment, computer equipment, fixed assets, Business Records (except any records included in the Excluded Assets), curricula, work-product, contracts, leases and leasehold improvements, furniture, fixtures, equipment, prepaid expenses, licenses, advertising material, insurance proceeds, permits, signage, software, telephone numbers, website URLs, domain names, goodwill, the use of all names under which Sellers do business other than as included in the Excluded Assets, all Intellectual Property Rights, wherever located and existing as of the Closing and the going concern value associated with them. Exhibit B sets forth equipment, furniture and fixtures of Sellers used in the operation of the College as of December 31, 2023.

“Stock Escrow Agreement” shall have the meaning given in Section 2.3 (d) of this Agreement.

“Student Receivables” means the total of each account receivable for institutional charges by students enrolled, whose accounts are current, including all gap payments, and who are otherwise in good standing at the College as of the close of business on the business day immediately preceding the Closing Date, and for students who have graduated if such account reflects a payment received within ninety (90) days prior to the Closing Date if such a payment is due, all as recorded and reserved in accordance with CCMCC’s historical practices as described in Note 1 of CCMCC’s audited financial statements for the fiscal year ended December 31, 2023.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Taxes.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental customs, duties, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, capital gain, transfer, registration, transportation, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition to the Tax, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Title IV Program” means any program of student financial assistance administered pursuant to Chapter 28, Subchapter IV of the HEA, and any amendments or successor statutes to it.

“Unearned Tuition” means tuition and fee charges billed in excess of amounts earned as of a given date and student accounts receivable credit balances. Tuition, lab fees and books are earned straight line over the number of days in each term taking into consideration any externships, less any holidays or other breaks. Course retake and other fees are earned upon billing.

“Working Capital Target” means $0.

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ARTICLE II

PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of all Liens (other than Permitted Liens), the Purchased Assets, in exchange for the Purchase Price. To induce Buyer to enter into the Agreement, at Closing, Sellers shall enter into a Consulting Agreement in the form of Exhibit C hereto and Sellers or its Owners also shall cause the Campus Landlord to enter into the Campus Lease to be negotiated hereafter by Buyer and the Campus Landlord on mutually agreeable terms.

2.2 Liabilities. Except for assumption of the Assumed Liabilities (as defined herein in ARTICLE I), Buyer shall not assume, and shall have no liability for, any Liabilities, obligations or commitments of Sellers or the College of any kind, character or description, whether accrued, absolute, contingent or otherwise, it being understood that Buyer is expressly disclaiming any express or implied assumption of any Liabilities other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), each of which shall be retained and timely discharged by Sellers. Regardless of whether any other Liabilities of Sellers or the College may be disclosed to Buyer or whether Buyer may have actual knowledge of the same, Buyer shall not assume, and Sellers shall pay, perform, and discharge when due and remain exclusively liable for the Excluded Liabilities. For the avoidance of doubt, Excluded Liabilities shall include all Taxes due as a result of the operation of the College prior to the Closing Date or due as a result of the Transaction.

2.3 Purchase Price. As consideration for the sale of the Purchased Assets and the covenants set forth in Section 5.9, Buyer shall pay Sellers the sum of Eight Million Dollars ($8,000,000), subject to the adjustment set forth in Section 2.5 (the “Purchase Price”). The Purchase Price shall be payable as follows:

(a) Six Million Six Hundred Thousand Dollars ($6,600,000), subject to the adjustment set forth in Section 2.5 (the “Cash Purchase Price”), payable in cash by wire transfer or other immediately available funds at the Closing;

(b) Delivery of a promissory note, issued by Buyer and guaranteed by the Buyer Parents, substantially in the form of Exhibit D attached hereto, in the principal amount of Four Hundred Thousand Dollars ($400,000), which shall bear interest at the rate of six percent (6%) per annum and which shall be payable in twelve equal monthly installments of principal and interest, beginning at the one-month anniversary of the Closing Date (the “Promissory Note”), which Promissory Note shall be subject to offsets by Buyer for any Purchase Price Adjustment Payment owed by Sellers, as determined pursuant to Section 2.5, which is not timely paid by Sellers, and also for any indemnification claims made by Buyer pursuant to ARTICLE VII that are not fully resolved prior to the due date of any one or more of the payments due under the Promissory Note.

(c) Delivery by Buyer, for the benefit of Sellers, to CCMCC of the number of shares of common stock in Legacy whose combined value is equivalent to One Million Dollars ($1,000,000) (the “Legacy Shares”), which number of shares shall be based on the value of the Legacy common stock, LGCY, on the New York Stock Exchange, as of the close of business on the business day immediately preceding the Closing Date, and which Legacy Shares Buyer shall cause its Parent-II to issue and convey to it immediately prior to the Closing Date.

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(d) All of the Legacy Shares shall be delivered at Closing by Buyer to an escrow agent, jointly selected by the Parties (the “Escrow Agent”), to be held in an account (the “Escrow Account”), together with any earnings and interest thereon, for a period of one year following the Closing (the “Escrow Claim Period”) under the terms of a stock escrow agreement, containing provisions reasonably satisfactory to the Parties and to be entered into at the Closing by the Parties and the Escrow Agent (the “Stock Escrow Agreement”), pursuant to which the Legacy Shares shall be subject to any indemnification claims made by Buyer pursuant to ARTICLE VII that are not fully resolved and satisfied prior to the end of the Escrow Claim Period either by payments made by Sellers or by offsets made by Buyer against any one or more of the payments due under the Promissory Note and with Legacy Shares to be disbursed in accordance with the terms of the Stock Escrow Agreement.

(I) Following the last day of the Escrow Claim Period (the “Expiration Date”), the Legacy Shares shall no longer be subject to any claim that is first made after the Expiration Date, provided, however, with respect to any claims made in accordance with this Agreement on or prior to the Expiration Date (including those that are revised or adjusted in accordance with ARTICLE VII after the Expiration Date) that remain unresolved as of the Expiration Date (“Pending Claims”), all or a portion of the Legacy Shares reasonably necessary to satisfy such Pending Claims (as determined with respect to any indemnification claims based on the amount of the indemnification claim included in the Claim Notice provided by a Buyer Indemnitee under ARTICLE VII, as it may be revised or adjusted in accordance with ARTICLE VII) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved pursuant to the provisions of this Agreement.

(II) After the Expiration Date, Buyer and Sellers shall deliver to the Escrow Agent joint written instructions to disburse to Sellers any Legacy Shares remaining in the Escrow Account that are not subject to (i) Pending Claims or (ii) resolved but unpaid claims in favor of Buyer or other Buyer Indemnitees.

(III) Promptly after the final resolution of all Pending Claims and the payment of all obligations in connection therewith, Buyer and Sellers shall deliver to the Escrow Agent joint written instructions to disburse to Sellers any Legacy Shares remaining in the Escrow Account.

2.4 Acquisition Entirely for Own Account. The Legacy Shares to be delivered to CCMCC hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Legacy Shares, except in compliance with applicable securities laws.

2.5 Available Information. CCMCC has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of receipt of a portion of the Purchase Price hereunder through an investment in Legacy Education Inc., LGCY, and CCMCC acknowledges that an investment in the Legacy Shares involves a high degree of risk, is speculative and there can be no assurance of any return on any such investment.

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2.6 Non-Registration. The Shareholder understands that the Legacy Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CCMCC’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Legacy Shares in accordance with the charter documents of Legacy Education, Inc. or the laws of its jurisdiction of incorporation.

2.7 Restricted Securities. CCMCC understands that the Legacy Shares may be characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if received by CCMCC pursuant hereto, the Legacy Shares would be acquired in a transaction not involving a public offering. CCMCC further acknowledges that if the Legacy Shares are delivered to it in accordance with the provisions of this Agreement, such shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

2.8 Legends. CCMCC understands that the Legacy Shares will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.9 Accredited Investor. Except as set forth on the signature page to this Agreement, CCMCC is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

2.10 Post-Closing Student Refunds. To the extent required by Applicable Law, Buyer shall pay student refunds that are Excluded Liabilities under this Agreement, provided, however, that Buyer may seek indemnification for any such payments under Section 7.2.

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2.11 Closing Date Purchase Price Adjustment.

(a) At least five (5) business days prior to the Closing Date, Sellers shall provide to Buyer a good faith estimate (the “Estimated Capital Statement”) of Sellers’ Student Receivables, inventory, pre-paid expenses and other current asset accounts, but excluding Excluded Assets and Accounts Receivable other than Student Receivables as set forth above, as of the close of business on the business day immediately preceding the Closing Date (the “Estimated Capital Assets”) and Sellers’ accounts payable, accrued expenses, short-term debt and other current liability accounts that are Assumed Liabilities including, but not limited to, Unearned Tuition as of the close of business on the business day immediately preceding the Closing Date, but not including any Excluded Liabilities and any loan debt initiated by Buyer in connection with its financing, if any, of the Cash Purchase Price (the “Estimated Capital Liabilities”). If the Estimated Capital Assets minus the Estimated Capital Liabilities (the “Estimated Closing Capital”) is less than the Working Capital Target, then the Cash Purchase Price to be paid by Buyer to Sellers at the Closing shall be reduced, on a dollar for dollar basis, by the amount, if any, the Estimated Closing Capital is less than the Working Capital Target, or if the Estimated Closing Capital is greater than the Working Capital Target, then the Cash Purchase Price to be paid by Buyer to Sellers at the Closing shall be increased, on a dollar for dollar basis, by the amount, if any, by which the Estimated Closing Capital is greater than the Working Capital Target.

(b) Within sixty (60) days after the Closing Date, Buyer will present to Sellers a statement (the “Closing Capital Statement”) of Student Receivables, inventory, pre-paid expenses and other current asset accounts, but excluding Excluded Assets and Accounts Receivable other than Student Receivables as set forth above, as of the close of business on the business day immediately preceding the Closing Date (the “Final Capital Assets”) and accounts payable, accrued expenses, short-term debt and other current liability accounts that are Assumed Liabilities including, but not limited to, Unearned Tuition as of the close of business on the business day immediately preceding the Closing Date, but not including any Excluded Liabilities and loan debt initiated by Buyer in connection with its financing, if any, of the Cash Purchase Price (the “Final Capital Liabilities”). For purposes of this calculation, Buyer shall use the accounting methodologies historically used by Sellers, which are described on Schedule 2.5(b), provided, however, such methodology shall be GAAP compliant. If the Final Capital Assets minus the Final Capital Liabilities (the “Final Closing Capital”) exceeds the Estimated Closing Capital, then Buyer shall pay to Sellers, on a dollar for dollar basis, the amount, if any, by which the Final Closing Capital exceeds the Estimated Closing Capital, or if the Estimated Closing Capital exceeds the Final Closing Capital, then Sellers shall pay to Buyer, on a dollar for dollar basis, the amount, if any, by which the Estimated Closing Capital exceeds the Final Closing Capital (each a “Purchase Price Adjustment Payment”).

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(c) Sellers shall give written notice to Buyer of any objection to the Closing Capital Statement (the “Objection Notice”) within thirty (30) business days after Sellers’ receipt thereof (the “Review Period”) and all appropriate supporting documentation. The Objection Notice shall specify in reasonable detail the items in the Closing Capital Statement to which Sellers object (the “Objections”) and shall provide a summary of reasons for such Objections. In the event Sellers do not deliver an Objection Notice prior to the expiration of the Review Period, Sellers shall be deemed to have accepted for all purposes of this Agreement Buyer’s Closing Capital Statement. Sellers and Buyer shall use good faith efforts to resolve any Objections. If the parties are unable to resolve any Objections within fifteen (15) business days after receipt by Buyer of the relevant Objection Notice, such dispute shall be referred for decision to the Accounting Firm to decide the dispute within thirty (30) days of such referral. The Accounting Firm shall be instructed to resolve solely the unresolved Objections and such resolution shall be (i) set forth in writing by the Accounting Firm, (ii) delivered to Buyer and Sellers as soon as practicable after the Objections are submitted to the Accounting Firm but no later than thirty (30) days after such submission, (iii) made in accordance with this Agreement, and (iv) final and binding on Sellers and Buyer. Buyer and Sellers shall cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable. Buyer and Sellers shall instruct the Accounting Firm not to assign to any item a value greater than the greatest value for any such item assigned by Buyer, on the one hand, or Sellers, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or Sellers, on the other hand. The Accounting Firm shall base its decision solely upon the presentations of Buyer and Sellers to the Accounting Firm and upon any materials made available by Buyer and Sellers and not upon independent review. The fees and expenses of the Accounting Firm shall be allocated to be paid by Buyer and/or Sellers based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Accounting Firm.

(d) The Purchase Price Adjustment Payment shall be paid by Buyer or Sellers, in accordance with Section 2.5(b) above, (i) within thirty (30) business days of delivery of the Closing Capital Statement, if Sellers do not deliver a timely Objection Notice; (ii) within thirty (30) days of resolution between Buyer and Sellers of all Objections provided in the relevant Objection Notice, if Sellers deliver a timely Objection Notice but the Objections are resolved without any Objections being referred to the Accounting Firm; or (iii) within thirty (30) days of receipt by Buyer and Sellers of the Accounting Firm’s written decision resolving all Objections referred to the Accounting Firm, if Sellers deliver a timely Objection Notice and any Objections are referred to the Accounting Firm for resolution.

2.12 Allocation of Purchase Price. The Parties and their respective Affiliates shall report and file all Tax Returns (including, but not limited to Internal Revenue Service Form 8594) consistent with the allocation set forth on Schedule 2.6 to be completed jointly by the Parties within 90 days after the Closing Date and dated as of such completion date. The Parties agree that this allocation will have been arrived at by arm’s length negotiation between them and that no party will take a position on any income tax return, before any Governmental Authority, that is inconsistent with such allocation without the prior written consent of the other Parties. The Parties further agree that, to the extent required, each of them will properly prepare and timely file Form 8594 in accordance with Schedule 2.6 and Section 1060 of the Code.

ARTICLE III

REPRESENTATIONS OF SELLERS

In order to induce Buyer to enter into this Agreement, each Seller, jointly and severally, represents and warrants as follows:

3.1 Existence and Good Standing of Sellers.

(a) Each of Sellers is a corporation duly formed, validly existing and in good standing under the laws of the State of California and is qualified to conduct business in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require qualification. True, complete and correct copies of the Organizational Documents of Sellers have been provided to Buyer prior to the Effective Date. Sellers do not own or hold the right to acquire any capital stock or other equity or ownership interests of any Person.

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(b) Each of Sellers has full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is party.

(c) The Owners are the sole owners of all of the issued and outstanding stock of Sellers and no other Person has any right of any kind to acquire any stock of or other equity interest in such Sellers, including, without limitation, any options, warrants, rights, calls, rights of first refusal, preemptive rights, subscription rights commitments of any type relating to securities, obligations, instruments, equity units or interests of such Sellers.

3.2 Authorization and Binding Obligation. Each Seller and each Owner has all necessary power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Sellers and Owners and the consummation by each of them of the Transaction have been duly authorized by all necessary action on the part of Sellers and Owners. This Agreement has been duly executed and delivered by each Seller and each Owner and, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Sellers and Owners, enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

3.3 No Violations; Required Consents. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement and the consummation of the Transaction and compliance with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or result in the creation of any Lien upon any of the Purchased Assets under, (a) the Organizational Documents of Sellers, (b) any Material Contract applicable to Sellers, the College or the Purchased Assets included in the Purchased Assets, or (c) any Applicable Law applicable to Sellers, the College or the Purchased Assets. No consent, approval, order or authorization of, or registration or filing with, any Governmental Authority or Educational Agency, is required by or with respect to Sellers in connection with, the execution, delivery or performance of this Agreement by Sellers, except as set forth on Schedule 3.3 (the “Required Consents”).

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3.4 Financial Statements; Undisclosed Liabilities. Included as Schedule 3.4 are copies of the financial statements of Sellers (collectively, the “Financial Statements”) consisting of the audited balance sheets of Sellers dated as of December 31, 2022 and 2023, and the related statements of income and statement of cash flows of Sellers for each of the fiscal years then ended (collectively, the “Audited Financial Statements”), and the unaudited balance sheets of Sellers dated as of September 30, 2024 (the “Most Recent Balance Sheet Date”) and the related unaudited statements of income and statements of cash flows of Sellers for the period from January 1, 2024 through the Most Recent Balance Sheet Date (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP (provided that reconciling journal adjustments have not been made and footnotes have not been provided for the Unaudited Financial Statements) and fairly represent the results of operations and cash flows of Sellers for the periods presented. Schedule 3.4 also includes a complete and accurate list of all Accounts Receivable of Sellers as of the Most Recent Balance Sheet Date, which list sets forth the aging of such Accounts Receivable, all amounts outstanding to Sellers from any current or former students, all scheduled payment dates and all past due amounts, together with Sellers’ bad debt reserve related thereto. Sellers have calculated their bad debt reserves in good faith.

3.5 Title to/Condition of Purchased Assets.

(a) Sellers have good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets. None of the Purchased Assets are subject to any encumbrance, lien, claim, charge, mortgage, pledge or security interest of any kind or nature (collectively, “Liens”), other than the Permitted Liens set forth on Schedule 3.5.

(b) Other than the Excluded Assets, the Purchased Assets constitute all properties and assets necessary to operate the College as currently operated. All items of tangible personal property owned by Sellers and all tangible personal property held by Sellers pursuant to personal property leases or licenses are in reasonably good operating condition, in light of their respective ages, subject to ordinary wear and tear.

3.6 Absence of Certain Changes or Events. Since the Most Recent Balance Sheet Date, there has not been any event, occurrence, circumstance or combination thereof that has had a Material Adverse Effect on Sellers or the College, nor any event, occurrence, circumstance or combination thereof that could reasonably be expected to result in a Material Adverse Effect on Sellers or the College. Since January 1, 2024, except as disclosed on Schedule 3.6, neither Seller has:

(a) been subjected to or permitted a Lien upon or otherwise encumbered any of the Purchased Assets;

(b) sold, transferred, licensed or leased any of its rights, assets or properties with a fair market value in excess of $75,000;

(c) discharged or satisfied any Lien other than a Lien securing any Liability less than $100,000 or paid any Liability in excess of $50,000;

(d) canceled or compromised any indebtedness owed to or by it in excess of $50,000 individually or $75,000 in the aggregate or any claim of or against it in excess of $50,000 individually or $75,000 in the aggregate, or waived or released any right in excess of $50,000 individually or $75,000 in the aggregate;

(e) entered into any transaction or otherwise committed or obligated itself to any capital expenditure in excess of $75,000;

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(f) encountered any labor union organizing activity, had any actual or, to the Knowledge of Sellers, threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in its relation with its employees, agents, students or suppliers;

(g) made or suffered any change or effect that (individually or in the aggregate) has had, or may reasonably be expected to have, a Material Adverse Effect;

(h) made any change in its accounting policies, except to the extent required by changes in GAAP;

(i) made or suffered any material amendment or termination of any Material Contract other than in accordance with its terms;

(j) paid, or agreed to pay, any increase in compensation payable or to become payable (including any bonus or commission formula) of any kind, other than cost of living increases, to any employee, officer, director or consultant;

(k) changed or suffered any change in any benefit plan or labor agreement affecting any employee of the applicable Seller otherwise than to conform to Applicable Law;

(l) issued any stock or other equity interests of the applicable Seller or options or rights to acquire stock or other similar rights of the applicable Seller, redeemed or repurchased any outstanding stock or other equity interests of the applicable Seller, declared, set aside or paid any dividend or distribution on any stock or other equity interests of the applicable Seller, merged with any other entity or purchased or acquired capital stock or other interest in any other entity, purchased or otherwise acquired capital stock or other interest in any other entity, purchased or otherwise acquired all or substantially all of the business or assets of any other Person, or transferred or sold a substantial portion of its assets to any Person;

(m) entered into any transaction with either or both Owners or any of their Affiliates;

(n) failed to perform any of its material obligations when and to the extent due other than pursuant to a good faith defense or right of setoff;

(o) hired any employees or entered into any employment agreement or other agreement to retain employees or independent contractors with annual compensation in excess of $75,000;

(p) experienced any termination of employment (whether voluntary or involuntary) of (i) any key employee or (ii) any key independent contractor;

(q) failed to renew or obtain an adequate replacement of any insurance policies or experienced any claims in excess of $75,000 under any insurance policies;

(r) taken any action (covertly or overtly) that would be reasonably expected to cause the termination of any Material Contract;

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(s) operated other than in the Ordinary Course and in a manner required to support the ongoing operations of Sellers and the College, including with respect to managing working capital, sales and marketing activities, human resources, policies and capital expenditures; or

(t) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.7 Solvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Sellers are pending, or to the Knowledge of Sellers, threatened, nor has Sellers made any assignment for the benefit of creditors or taken any action in contemplation thereof.

3.8 Material Contracts. Schedule 3.8 contains a complete and accurate list of all contracts and agreements with annual consideration to or from Sellers in excess of $25,000 or which are otherwise necessary or helpful to the operation of the College as presently conducted, whether written or oral, to which any of Sellers is a party relating to the College or by which any of the Purchased Assets are bound, excepting student contracts, at-will employment agreements and adjunct instructor agreements (collectively, the “Material Contracts”). Sellers have delivered to Buyer a correct and complete copy of each Material Contract. Each Material Contract is in full force and effect. Sellers have performed all material obligations required to be performed by them and they are not in default under or in breach of or in receipt of any written claim of default or breach under any Material Contract. No event or omission has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Sellers or, to the Knowledge of Sellers, any other party under any Material Contract. Sellers have not received written or oral notice of the intention of any party to cancel or terminate any Material Contract and to the Knowledge of Sellers, there has not been any breach or anticipated breach by the other parties to any Material Contract. Except as otherwise indicated on Schedule 3.8, each Material Contract included in the Assumed Contracts, to be also included in the Purchased Assets, may be transferred to Buyer pursuant to this Agreement and will continue to be legal, valid, binding, enforceable, and in full force and effect following the consummation of the Transaction. To the Knowledge of Sellers, any Material Contract not included in the Assumed Contracts either can be performed by Sellers or terminated by them without resulting in any Lien upon the Purchased Assets or any other adverse effect upon the Purchased Assets or the College.

3.9 Litigation. Except as disclosed on Schedule 3.9, (a) Since January 1, 2023, there has not been, and there are not currently, any Actions or Proceedings brought by any Governmental Authority, Educational Agency or any other Person, or, to the Knowledge of Sellers, threatened against the College or Sellers; and (b) none of Sellers is subject to any outstanding injunction, judgment, order, writ, decree, ruling or charge. To the Knowledge of Sellers, no event has occurred, and no action has been taken, that is reasonably likely to result in any such Action or Proceeding specified in clause (a) above.

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3.10 Taxes. Sellers have filed all Tax Returns relating to its activities required or due to be filed (with regard to applicable extensions) on or prior to the Effective Date. All such Tax Returns are complete and accurate in all material respects. Sellers are not currently the beneficiary of any extension of time within which to file any Tax Return. No material issue relating to Taxes has been raised by a taxing authority during any pending audit or examination, and no material issue relating to Taxes was raised by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. All Taxes due and owing by Sellers relating to the College have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Other than Permitted Liens, there are no existing Liens for Taxes on any of the Purchased Assets and, to the Knowledge of Sellers, there are no Tax obligations of Sellers which could result in the assertion of Liens against the Purchased Assets.

3.11 Undisclosed Liabilities. Sellers do not have any Liability, except for Liabilities set forth on the Financial Statements or those incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date.

3.12 Compliance with Laws; Permits. Except with respect to Educational Approvals (which are the subject of Section 3.14), (a) Schedule 3.12 includes a correct and complete list of all Licenses held by Sellers with respect to the operation of the College, (b) Sellers have delivered to Buyer correct and complete copies of each such License, including any amendments and other modifications to each such License, and (c) each such License has been validly issued, and Sellers are the authorized legal holder thereof. The Licenses listed on Schedule 3.12 comprise all of the licenses, permits, and other authorizations required from any Governmental Authority for the lawful conduct of the College (other than Educational Approvals listed on Schedule 3.14(c)) and none of the Licenses is subject to any unusual or special restriction or condition that could reasonably be expected to limit the full operation of the College. Each License is in full force and effect, and the operation of the College is in material accordance with the Licenses. Sellers are now and have during the past three (3) years been in compliance, in all material respects, with all Applicable Laws. None of Sellers has received written notice of any violation by Sellers of Applicable Law. Nothing in this Section 3.12 shall be deemed to apply to compliance with Applicable Laws related to Educational Agencies, which matters are addressed in Section 3.14.

3.13 Environmental Matters. To the Knowledge of Sellers, Sellers have complied in all material respects with and are currently in compliance in all material respects with all Environmental and Safety Requirements with respect to the College, and Sellers has not received any written notice, report, or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) or any corrective, investigatory, or remedial obligations arising under Environmental and Safety Requirements which relate to the College or real property owned, leased or used by the College.

3.14 Educational Approvals.

(a) Except as set forth on Schedule 3.14(a), Sellers and the College are currently, and since January 1, 2022 (the “Compliance Date”), have been, in compliance, in all material respects, with all applicable Federal, state and local laws and regulations and with all applicable ACCET standards, policies and procedures.

(b) Schedule 3.14(b) includes a correct and complete list of every program the College has provided or is providing or administering, since the Compliance Date, any form of student financial assistance, grants, or loans including Title IV Program funding (“Financial Assistance”) to any students enrolled in the College and the dates during which such Financial Assistance is or was provided by the College.

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(c) Schedule 3.14(c) includes a correct and complete list of Educational Approval issued to the Sellers and currently in effect for the College, with respect to the educational programs offered by the College. No application made by Sellers or the College for an Educational Approval since the Compliance Date, has been denied, regardless of whether the Educational Agency appears on Schedule 3.14(c).

(d) Sellers have all Educational Approvals necessary to operate the College in the manner operated on the Effective Date. Each such Educational Approval is in full force and effect, is a valid, binding, and enforceable obligation by or against Sellers and the College, and no event has occurred that constitutes or, with the giving of notice or the passage of time, or both, would constitute, a default or breach thereunder. No proceeding for a disallowance or fine or for the limitation, suspension or cancellation of any Educational Approval issued to Sellers or the College is pending or, to the Knowledge of Sellers, threatened. Sellers have not received notice that any Educational Approval will not be renewed and, to the Knowledge of Sellers, there is no basis for non-renewal. Since the Compliance Date, there has not been any investigation, audit, or review, with the exception of routine financial and compliance audits and scheduled accreditation or regulator visits, of the programs of Financial Assistance in which Sellers or the College is participating or has participated or of the Educational Approvals issued to Sellers or the College by any Educational Agency (“Compliance Reviews”). In addition, to the Knowledge of Sellers, no fact or circumstance exists that would, or would reasonably be likely to (A) result in the termination, revocation, suspension, restriction or failure to obtain renewal of any Educational Approval or the imposition of any fine, penalty or other sanction for violation of any legal or regulatory requirements related to any Educational Approval or (B) cause any Educational Agency to refuse to deliver any post-Closing Educational Consent. Schedule 3.14(d) provides a complete and correct list of all Compliance Reviews that have been conducted at the College since the Compliance Date.

(e) Schedule 3.14(e) includes a correct and complete list of the full address of the main campus of the College and any other campus at which the College now offers, or since the Compliance Date has offered, any portion of an educational program. The College does not offer any educational instruction at any site, building, or facility other than (i) the addresses set forth on Schedule 3.14(e), or (ii) at any business location at which students of the College perform externships.

(f) Since the Compliance Date, Sellers and the College have timely reported: (i) the addition of any new educational programs or locations; and (ii) any shifts in ownership or control, including any changes in reported ownership levels or percentages. With respect to any location or facility that has closed or at which the College ceased operating educational programs, Sellers and the College have complied with all Applicable Laws related to the closure or cessation of instruction at that location or facility, including requirements for teaching out students from that location or facility.

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(g) To the Knowledge of Sellers, since the Compliance Date, neither Sellers nor the College have received any written notice of any investigation by any Governmental Entity or Educational Agency regarding Seller’s student lending practices.

(h) Since the Compliance Date, no entity or organization that has a student lending relationship with Sellers and which provides or originates private educational loans has provided formal written notice to Sellers or the College terminating or otherwise significantly modifying or reducing the availability of such loans to students enrolled in the College.

(i) Since the Compliance Date, neither Sellers nor the College has provided any educational instruction on behalf of any other institution or organization and, other than externships, no other institution or organization has provided any educational instruction on behalf of the College.

(j) Sellers and the College are in material compliance with all Educational Agency requirements and regulations, relating to (i) fair and equitable refunds policy and (ii) the calculation and timely repayment of federal and nonfederal funds, and any and all refunds required thereunder as of the Effective Date have been timely paid by Sellers and the College.

(k) Since the Compliance Date, Sellers and the College have complied, in all material respects, with all Educational Agency requirements concerning student outcomes, including retention, completion and placement rates and the proper methodology for calculating and timely reporting such rates.

(l) Neither Sellers nor any Person that exercises Substantial Control over Sellers or the College, or any member of such Person’s family (as the term “family” is defined in 34 C.F.R. § 600.21(f)), alone or together, (i) exercises or exercised Substantial Control over another institution or third-party servicer (as that term is defined in 34 C.F.R. § 668.2) that owes a Liability for a violation of a Title IV Program requirement or (ii) owes a Liability for a Title IV Program violation.

(m) Neither Sellers nor the College has employed any individual who has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of a Governmental Entity or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other violation of Applicable Law involving funds of any Governmental Entity or Educational Agency, since the Compliance Date.

(n) Neither Sellers, the College, the Owners, nor any Affiliate that has the power, by contract or ownership interest, to direct or cause the direction of the management or policies of Sellers or the College has filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy, since the Compliance Date.

(o) Neither the Owners, nor any executive or financial aid officer of Sellers, has pled guilty to, pled nolo contendere to, or been found guilty of, a crime involving acquisition, use or expenditure of funds under the Title IV Programs or been judicially determined to have committed fraud involving funds under the Title IV Programs.

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(p) Neither Sellers nor the College have, since the Compliance Date, contracted with or employed any Person that has been, or whose officers or employees have been, convicted of, or pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or administratively or judicially determined to have committed fraud or any other material violation of Applicable Law involving federal, state or local government funds.

(q) Since the Compliance Date, neither Sellers nor the College have contracted with an institution or third-party servicer that (i) has been terminated under Section 432 of the HEA for a reason involving the acquisition, use or expenditure of funds of a Governmental Entity or Educational Agency or (ii) has been administratively or judicially determined to have committed fraud or any other violation of Applicable Law involving funds of any Governmental Entity or Educational Agency.

(r) As of the Effective Date and the Closing Date, Sellers and the College are in material compliance with Applicable Law regarding institutional loans and private educational loans, including applicable provisions of the Higher Education Opportunity Act of 2008 (Public Law 110-315).

(s) Sellers have made available to Buyer true and complete copies of, all material correspondence and documents received from, or sent by or on behalf of the College to any Educational Agency that were: (i) sent or received since the Compliance Date or relate to any issue which remains pending as of the Effective Date hereof, and (ii) relate to (1) any notice that any Educational Approval is not in full force and effect or that an event has occurred which constitutes or, with the giving of notice or the passage of time or both, would be expected to result in the revocation of such Educational Approval; (2) any written notice that the College has violated or is violating any legal requirement, regulation, or rule related to any applicable Educational Agency, or any legal requirement, regulation, or rule related to maintaining and retaining in full force and effect any Educational Approval; (3) any audits, program reviews, investigations or site visits conducted by any Educational Agency, any Governmental Entity or any independent auditor concerning compliance with the statutes, regulations or other requirements of such Educational Agency, Governmental Entity, or independent auditor; (4) any notice of an intent to limit, defer, show cause, suspend, terminate, revoke, cancel, not renew or condition (including any action placing the College or location thereof on probation) the accreditation of the College; or (5) any notice requiring the posting of a letter of credit or other surety in favor of any Educational Agency.

(t) Sellers have provided to Buyer any information obtained or created by Sellers or the College since the Compliance Date regarding (1) all formal material written complaints about the College, including complaints from students, employees, and employers of graduates of the College, (2) all reports submitted to any Educational Agency regarding completion and placement rates, as well as copies of all internal reports regarding completion and placement that have been prepared by Sellers or College, and (3) all enrollment data, including population and lists of student starts and completions.

(u) Schedule 3.14(u) sets forth a list of all locations at which any students of the College receive clinical training as of the Effective Date, which shall include the name of the provider, a designated contact person if applicable, address, telephone number and email address. The business records of the College with respect to locations and providers of clinical training to students of the College since the Compliance Date are materially correct.

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(v) Except as listed on Schedule 3.14(v), since the Compliance Date, Sellers have not received any notice with respect to any alleged material violation of any legal requirement with respect to the College, including with respect to recruitment, sales and marketing activities, or the terms of any program participation agreement to which Sellers or the College is or was a party.

(w) Except as listed on Schedule 3.14(w), since the Compliance Date, the College has been “financially responsible” as that term is used in 34 C.F.R. Subpart L, including meeting or exceeding any financial ratios, “composite score” and financial performance requirements of DOE and/or ACCET, and the College has not been required to post a letter of credit in favor of the DOE to establish its financial responsibility based on its “composite score” or due to any mandatory or discretionary “trigger” conditions or events as described in 34 C.F.R. § 668.171 or to satisfy the requirements of 34 C.F.R. § 668.173 regarding late returns of Title IV Program funds, nor has the College been placed on heightened cash monitoring Title IV Program funding or suffered any other sanction by the DOE.

(x) The official cohort default rates for the College, calculated in the manner prescribed by DOE, for federal fiscal years FY 2017, 2018, 2019 and 2020 for the College are set forth on Schedule 3.14(x).

(y) Except as disclosed on Schedule 3.14 (y), neither Sellers, nor the College, currently contract with a third-party servicer (as that term is defined in 34 C.F.R. § 668.2) to provide any services in connection with the processing or administration of the College’s Financial Assistance.

(z) The College is preparing to timely report, and will be in a position to timely report, to the DOE, on or before January 15, 2025 all data required under the new Gainful Employment Reporting Requirements established in 34 C.F.R. § 668.408 (2024)(“Gainful Employment Data”). Sellers have provided to Buyer or will timely provide to Buyer, as the information becomes available, true and complete copies of all Gainful Employment Data filed by the College with the DOE on or prior to October 1, 2024.

(aa) Since the Compliance Date, the College has not received greater than ninety percent (90%) of its revenues from Title IV Program funds for any fiscal year, as such percentage is required to be calculated by 34 C.F.R. § 668.28.

(bb) Since the Compliance Date, the College has been in compliance with 34 C.F.R. § 668.14(b)(22), and applicable sub regulatory guidance, prohibiting the payment of any commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or Title IV Program funding to any admissions representative, agent, or any other Person engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the College.

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3.15 Employees and Benefits.

(a) Schedule 3.15(a) contains a complete and accurate list as of the date of this Agreement of (i) the names of each employee employed by Sellers and each such employee’s title and date of hire, (ii) the rate of all compensation paid by Sellers to each such employee in calendar year 2023, plus any bonus, contingent or deferred compensation related to calendar year 2023, and (iii) Sellers’ accrued vacation liabilities (including sick days and floating holidays). To the Knowledge of Sellers, no employee of Sellers, nor any consultant or independent contractor with whom Sellers has contracted for services to the College, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Sellers. With respect to the College, there is no employment-related charge, complaint, grievance, investigation, inquiry, or obligation of any kind, pending or, to the Knowledge of Sellers, threatened in any forum, relating to an alleged violation or breach by Sellers (or its officers or managers) of any Applicable Law, or contract, nor is there any reasonable basis therefor. To the Knowledge of Sellers, other than the Owners, no officer, key employee or group of employees of Sellers intends to terminate his, her or their employment or engagement with Sellers, other than in accordance with Section 5.11 hereof, nor do Sellers have a present intention to terminate the employment of any of their officers, key employees or group of employees.

(b) Except as set forth on Schedule 3.15(b), Sellers do not have and do not currently maintain or contribute to (i) any incentive, bonus, commission, deferred compensation, severance or termination pay plan, agreement or arrangement, whether formal or informal and whether legally binding or not; (ii) any pension, profit-sharing, equity purchase, equity option, group life insurance, hospitalization insurance, disability, retirement or any other employee benefit plan, agreement or arrangement, whether formal or informal and whether legally binding or not; (iii) any fringe benefit plan, agreement or arrangement, whether formal or informal and whether legally binding or not; or (iv) any other “employee benefit plan” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Any and all employee benefit plans currently maintained by Sellers are in compliance in all material respects with the requirements prescribed by any and all Applicable Law, including ERISA and the Internal Revenue Code, that are applicable to such plan.

(c) Sellers have not engaged in a transaction in connection with which it is subject either to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

(d) Sellers have not had, and do not currently have or maintain any “qualified plan” that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

(e) Sellers have not and do not currently maintain or contribute or been required to contribute to a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA.

(f) There are no liabilities existing under any Seller employee benefit plan that have resulted, or could result, in the imposition of a Lien upon the Purchased Assets.

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3.16 Intellectual Property.

(a) Schedule 3.16 contains a true, correct and complete list of all Intellectual Property Rights of Sellers relating to the College and its respective operations. Schedule 3.16 also contains a complete and accurate list of all material licenses granted by Sellers to any third party and all material licenses granted by any third party to Sellers relating to the College, in each case identifying the subject Intellectual Property Rights, excluding off-the-shelf “shrink wrap” license agreements used by the College. Sellers have provided to Buyer correct and complete copies of all documents embodying such licenses.

(b) Sellers owns and possesses, free and clear of all Liens (other than the Permitted Liens set forth on Schedule 3.5), all right, title and interest in and to, or has the right to use pursuant to a valid and enforceable written license, all Intellectual Property Rights necessary for or used in the operation of the College as conducted as of the Closing Date. Sellers have not received any written notice of invalidity, infringement, or misappropriation from any third party with respect to any Intellectual Property Rights required to be listed on Schedule 3.16, and, to the Knowledge of Sellers, there is no reasonable basis for any such claim. To the Knowledge of Sellers, they and the College have not interfered with, infringed upon or misappropriated any Intellectual Property Rights of any third parties. To the Knowledge of Sellers, no third party has interfered with, infringed upon or misappropriated any Intellectual Property Rights of Sellers.

3.17 Students. Schedule 3.17 sets forth, as of September 30, 2024, a true, correct and complete list of (a) all students enrolled, (b) tuition amounts for the current period enrolled, (c) total tuition payments charged to such student, and (d) total tuition payments received to date from such student. Sellers agree that Schedule 3.17 shall be updated, no later than ten (10) business days prior to the Closing, to reflect all students enrolled as of the most recent month ending prior thereto.

3.18 Affiliate Transactions. Except as set forth on Schedule 3.18, no officer, director, member, equity holder or Affiliate of Sellers, or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns any beneficial interest, is a party to any contract or transaction with Sellers or has any material interest in any of the Purchased Assets.

3.19 Broker’s or Finder’s Fees. Except as disclosed on Schedule 3.19, no Person retained by Sellers or Owners is or will be entitled to any broker’s or finder’s fee or any similar commission or fee in connection with the Transaction contemplated by this Agreement.

3.20 Insurance. Sellers maintain the insurance policies set forth on Schedule 3.20. To the Knowledge of Sellers, such insurance policies are sufficient for compliance with all Applicable Laws and Material Contracts. All due premiums have been paid and coverages under those insurance policies are in full force and effect. There are no claims related to the College, the Purchased Assets or the Assumed Liabilities pending, and to the Knowledge of Sellers, no circumstances exist or events have occurred that are reasonably likely to give rise to claims, under any such insurance policies.

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3.21 Real Properties.

(a) Sellers do not own, nor have they owned during the past three (3) years, any real property; provided, however, that the real property where the College Campus is located is owned by Campus Landlord, an Affiliate of Owners.

(b) Schedule 3.21(b)(i) contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied by Sellers as tenant, subtenant or pursuant to other occupancy arrangements (together with all fixtures and improvements thereon, the “Leased Real Property”), and for each Leased Real Property, identifies the common street address of such Leased Real Property and the lease, contract, agreement or other arrangement pursuant to which the applicable Seller occupies such Leased Real Property, including all amendments, supplements or other modifications thereto (each, a “Lease”). A true and complete copy of each Lease has been made available to Buyer. With respect to each Lease, except as set forth on Schedule 3.21(b)(ii): (i) the applicable Seller has a good, valid and assignable interest or estate in such Lease, free and clear of all Liens (other than Permitted Liens); and (ii) such Lease is in full force and effect, valid and enforceable against the applicable Seller and, to the Knowledge of Sellers, any other party thereto in accordance with its terms without any material default or waiver thereunder by the applicable Seller or, to the Knowledge of Sellers, by any other party thereto.

3.22 Business Records. Except as set forth on Schedule 3.22, the Business Records are correct and complete in all material respects.

3.23 Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Schedules), neither of Sellers nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or Owners, including any representation or warranty as to the accuracy or completeness of any information regarding the College and the Purchased Assets furnished or made available to Buyer and its representatives or as to the future revenue, profitability or success of the College, or any representation or warranty arising from statute or otherwise in law, provided that, for avoidance of doubt, the provisions of this Section 3.23 shall not be deemed to modify in any way the definition of Material Adverse Effect in Article I nor to authorize or immunize from liability any claim for Fraud relating to any representations or warranties set forth in this Article III or in the Disclosure Schedules that otherwise would be actionable under Applicable Law as recognized in Section 7.2 (a) & (c).

ARTICLE IV

REPRESENTATIONS OF BUYER

Buyer represents and warrants to Sellers and Owners as follows:

4.1 Existence and Good Standing of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is a wholly owned subsidiary of Buyer Parent-1, Legacy Education, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, which, in turn, is a wholly owned subsidiary of Buyer Parent-2, Legacy Education, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

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4.2 Authorization and Binding Obligation. Buyer has all necessary power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transaction contemplated by this Agreement have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution, and delivery by Sellers and Owners, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

4.3 No Conflict. Assuming that all Required Consents described in Schedule 3.3 have been obtained and notices listed in Section 3.3 have been made, the execution and delivery of this Agreement and the consummation of the Transaction and compliance with the provisions of this Agreement will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (b) conflict with or violate in any material respect any Applicable Law applicable to Buyer, or (c) conflict with, or result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration, revocation or cancellation of any material note, bond, mortgage or indenture, contract or other instrument or arrangement to which Buyer is a party.

4.4 Litigation. Buyer has no knowledge of any Action pending against Buyer or threatened against Buyer in writing, that could affect the legality, validity or enforceability of this Agreement or the consummation of the Transaction.

4.5 Broker’s or Finder’s Fees. Except as disclosed in Schedule 4.5, no Person retained by Buyer is or will be entitled to any broker’s or finder’s fee or any similar commission or fee in connection with the Transaction.

4.6 Financing. Buyer has and will have available, prior to the Closing, sufficient funds and capital stock to consummate the Transaction contemplated by this Agreement.

4.7 Validity of Legacy Shares. Upon issuance of the Legacy Shares at the Closing, the Legacy Shares will have been duly authorized, fully paid and non-assessable, and the Legacy Shares will be validly issued to the applicable Seller, free of any liens, claims, or other encumbrances, except for restrictions of transfer provided for herein or under the Securities Act or other applicable securities law and under the existing Shareholders Agreement and Lockup Agreement previously entered by shareholders of Legacy.

4.8 Approvals. Buyer has no knowledge of any fact or circumstance attributable to Buyer that could reasonably be expected to have a negative impact on the ability of Buyer to obtain any permit, consent or approval from any Educational Agency such that the conditions set forth in Sections 6.2(d), 6.2(e) and 6.2(g) will not be satisfied as of the Closing Date.

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4.10 Regulatory Qualifications.

(a) Neither Buyer nor any Person that exercises substantial control over Buyer (as the term “substantial control” is defined in 34 C.F.R. § 668.174(c)(3)), or any member of such Person’s family (as the term “family” is defined in 34 C.F.R. § 600.21(f)), alone or together, (i) exercises or has exercised substantial control over another institution or “third party servicer” (as that term is defined in 34 C.F.R. § 668.2) that owes a liability for a violation of a Title IV Program requirement, (ii) exercised substantial control over another institution that closed without a viable teach-out plan or agreement approved by the institution’s accrediting agency and faithfully executed by the institution, or (iii) owes a liability for a Title IV Program violation.

(b) Neither Buyer nor any Affiliate of Buyer that Buyer has the power, by contract or by ownership interest or otherwise, to direct or cause the direction of management or policies of Buyer or any institution owned by Buyer, has filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy.

(c) Neither Buyer nor, to Buyer’s knowledge, any owner or chief executive officer of Buyer has pled guilty to, has pled nolo contendere to, or has been found guilty of a crime involving the acquisition, use or expenditure of local, state or federal government funds or has been judicially determined to have committed fraud involving such funds.

(d) Neither Buyer, nor any principal (as such term is defined in 2 C.F.R. Parts 180 and 3485) or affiliate (as such term is defined in 2 C.F.R. Part 180) thereof, has been debarred or suspended under 2 C.F.R. Part 180, 2 C.F.R. 3485, 48 C.F.R. Part 9, or 48 C.F.R. Part 3409.

ARTICLE V

COVENANTS

5.1 Conduct of the College Prior to Closing. From the Effective Date through and including the Closing, Sellers shall not, without the prior written consent of Buyer, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business other than such actions taken in furtherance of the Transaction and shall not take any action set forth in Section 3.6.

5.2 Full Access. From the Effective Date through and including the Closing, and providing that Buyer provides at least twenty four (24) hours written notice to Sellers, Sellers will permit representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Sellers and to maintain the confidentiality of the Parties’ negotiations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Sellers or the College. Buyer will treat and hold as Confidential Information all non-public information and documents it receives from Sellers in the course of the reviews contemplated by this Section 5.2, and will not use or disclose to third parties any of the Confidential Information except in connection with this Agreement. This obligation shall survive the termination of this Agreement.

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5.3 Exclusivity. From the date of this Agreement through and including the Closing, neither Sellers nor Owners shall (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any equity interests or other voting securities of, or any portion of the assets of Sellers (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the above. Sellers shall notify Buyer of any inquiries with respect to any of the above transactions.

5.4 Regulatory and Other Authorizations; Consents. Each of the Parties to this Agreement shall use commercially reasonable efforts to obtain the consents, Licenses, Educational Approvals, and other consents necessary for the performance of their obligations under this Agreement, including obtaining the Required Consents listed on Schedule 3.3 required to be obtained prior to Closing. Each of the Parties covenants and agrees to use commercially reasonable efforts to secure the termination of any pre-closing waiting periods under any Applicable Law and to obtain the approval of any Educational Agency or other Governmental Authority for the consummation of the Transaction contemplated by this Agreement. Each of Buyer and Sellers shall keep each other informed of their written and oral communications with any Educational Agency or other Governmental Authority related to the Transaction as promptly as practicable, including providing copies of any written communications delivered to or received from any Educational Agency or other Governmental Authority relating to the Transaction and allowing the other Parties the opportunity to take part in any meeting or substantive oral communication that is arranged or that otherwise arises with any Educational Agency to discuss any Required Consent.

5.5 Further Assurances. To the extent not otherwise required by Section 5.4, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate the Transaction, including, without limitation: (i) the obtaining of all pre-Closing waivers, consents, and approvals from any Governmental Authority or Educational Agency and the making of all pre-Closing registrations and filings (including, but not limited to, filings with any Governmental Authority) and the taking of all reasonable steps to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (ii) obtaining all necessary pre-Closing consents, approvals, or waivers from third parties, and (iii) the defending of any litigation or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed; provided, however, that Sellers agree to provide reasonable assistance and cooperation in obtaining all waivers, consents and approvals and making all registrations and filings even if they are obtained or made post-Closing.

5.6 Records. Following the Closing, Buyer shall use commercially reasonable efforts to preserve all information, records and other documents pertaining to the College’s operations for all periods prior to and including the Closing Date until the expiration of any applicable statute of limitations or extensions thereof. Sellers, at their own expense, upon request may obtain copies of records needed for tax and business matters.

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5.7 Confidentiality. Each Party shall and shall cause its officers, managers, directors, owners, shareholders, partners, employees, representatives, consultants, agents, or advisors (collectively, “Representatives”) to treat and hold as confidential all Confidential Information of the other Party, refrain from using any such Confidential Information except in connection with this Agreement, and deliver promptly to the delivering Party or destroy, at the request and option of the delivering Party, all tangible embodiments (and all copies) of any Confidential Information which are in the receiving Party’s possession, provided that the Parties acknowledge that Buyer Parent-II, Legacy Education, Inc., is legally obligated to make public disclosures of the Parties’ execution of this Agreement and of the Parties’ transaction process and to include a copy of this Agreement (with schedules and exhibits) in such public disclosures, under the laws and regulations governing publicly traded companies (“SEC Disclosures”) and that no such SEC Disclosures shall be deemed to be in violation of this Section 5.7. The Parties further acknowledge and agree that information which has been disclosed as part of an SEC Disclosure shall no longer be considered “Confidential Information” and shall not be subject to any protections under this Section 5.7. For any Confidential Information that is disclosed without proper authorization, the Parties acknowledge that damages for improper disclosure of Confidential Information may be irreparable; therefore, the injured Party is entitled to seek equitable relief, including injunction and preliminary injunction, in addition to all other remedies. In the event that a Party (or any of its Representatives) is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party shall notify the other promptly in writing of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.7. If, in the absence of a protective order or the receipt of a waiver hereunder, the receiving Party (or its Representative) is, in the written opinion of its outside legal counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the receiving Party (or such Representative) may disclose the Confidential Information to such tribunal; provided, however, that the receiving Party (or such Representative) shall (i) use its commercially reasonable efforts to ensure that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the disclosing Party shall designate; and (ii) disclose only such portion of the Confidential Information as is strictly required. For avoidance of doubt, following the Closing Buyer shall not be subject to the provisions of this Section 5.7 with respect to any Confidential Information included in the Purchased Assets.

5.8 Non-Competition; Non-Solicitation.

(a) In consideration of the mutual agreements and covenants provided for in this Agreement to Sellers at the Closing, Sellers and Owners shall not (and will cause their Affiliates not to) engage (whether as an owner, partner, operator, manager, employee, officer, director, consultant, advisor, representative, or otherwise) directly or indirectly in any postsecondary college business, within 100 miles of the College, for a period of three (3) years from the date of the Closing, including, without limitation, any actions in preparation for any Seller or Owner to engage in any postsecondary college business following the three (3) year anniversary of the Closing. The Parties agree that the covenant set forth in this Section 5.8(a) is reasonable with respect to its duration, geographical area, and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.8(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

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(b) Sellers agree that, during the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Nonsolicitation Period”), they shall not (and they will cause their Affiliates not to) (i) directly or indirectly contact, approach, or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any Person employed by or for the benefit of the College at any time before the Closing Date or during the Nonsolicitation Period (a “Covered Person”), without the prior written consent of Buyer, provided that it shall not be deemed a violation of this covenant if Sellers are contacted by any Covered Person who is responding to any general employment advertisement; and (ii) induce or attempt to induce any customer or other business relation of the College into any business relationship that might materially harm Buyer.

5.9 Transfer Taxes; Other Costs. Sellers shall be responsible and liable for the payment of all filing and recording fees and transfer and sales taxes associated with the sale and purchase of the Purchased Assets described in this Agreement, provided, for sake of avoidance of doubt, that Buyer shall be solely responsible for the cost of the audit of the balance sheet of the College as of the Closing Date and for any costs associated with applications for approval of Buyer that are filed with the DOE, ACCET and/or BPPE.

5.10 Employee Matters. From the Effective Date through the business day immediately preceding the Closing Date, Sellers shall continue the employment of their employees and will make commercially reasonable efforts to assist in the post-closing employment of any of their employees who Buyer, in its sole discretion, seeks to employ after Closing. Sellers will terminate or request each of their employees who are essential to the conduct of the College to resign, effective as of the close of business on the business day immediately preceding the Closing Date, and will pay to their employees, as applicable, any accrued unpaid wages or unused PTO (personal time off) relating to their employment by Sellers and termination of such employment. Sellers shall pay or cause to be paid either directly to their employees or, on behalf of each of their employees, to the applicable benefits provider(s) that portion of all benefits which has been accrued on behalf of that employee (or is attributable to any unreimbursed reasonable business expenses properly incurred by that employee) as of the close of business on the business day immediately preceding the Closing Date, and Buyer shall assume no liability for them and they shall not be included in the Final Capital Liabilities. No portion of the assets of any benefit plan, fund, program or arrangement, written or unwritten, sponsored or maintained by Sellers (and no amount attributable to any such benefit plan, fund, program or arrangement) shall be transferred to Buyer, and Buyer shall not be required to continue any such benefit plan, fund, program or arrangement after the Closing. For avoidance of doubt, Buyer shall not be responsible for providing COBRA continuation benefits for any Seller employees whom Buyer does not hire.

5.11 Consulting Agreement. At the Closing, Sellers shall enter into a consulting agreement with Buyer, substantially in the form of Exhibit C hereto (the “Consulting Agreement”), pursuant to which Sellers, for a period of one hundred-eighty (180) days following the Closing, shall make available to Buyer, upon its request, the services of the Owners, to provide transitional consulting assistance to Buyer, for up to but not exceeding 10 hours per week or 40 hours per month, with compensation to be a rate to be mutually determined and agreed upon by the parties in the Consulting Agreement.

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5.12 Affiliation Agreement. Owners agree to assist Buyer in negotiating an agreement with Contra Costa Clinic pursuant to which Contra Costa Clinic shall continue providing its current services to the College following the Closing, on terms reasonably satisfactory to Buyer (the “Affiliation Agreement”).

5.13 Notice of Developments. Prior to the Closing, each Party hereto will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in this Agreement; provided, however, that no such disclosure by any Party shall be deemed to amend or supplement any provision of this Agreement (including any Schedule or Exhibit) or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.14 Post-Closing Educational Consents. After the Closing, Sellers shall promptly provide such assistance and information to Buyer as Buyer may reasonably request in connection with obtaining any post-closing educational consent, including information and assistance with respect to Buyer (i) promptly providing any post-closing submissions to any Educational Agencies, and (ii) promptly furnishing any Educational Agency with any documents, materials or other information reasonably requested by such Educational Agency.

ARTICLE VI

CLOSING

6.1 Closing. The consummation of the Transaction (the “Closing”) shall occur on second (2nd) business day following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Section 6.2 and Section 6.3 provided that if such day falls on or after the tenth (10th) day of any month, then, at the sole option of Buyer, the Closing may be scheduled to take place on the first (1st) business day of the following month or at such other time or on such other date as Sellers and Buyer may mutually agree upon in writing (the “Closing Date”). The Closing shall be conducted electronically via email, facsimile transfer or other similar means of communication and shall be deemed to have taken place at the offices of Buyer at, 701 West Avenue K, Suite 123, Lancaster, CA 93534, and the Transaction shall be effective as of 12:01 a.m. local time on the Closing Date. The performance of all of the obligations and actions required of the Parties at the Closing shall be deemed to have occurred simultaneously, regardless of the order in which such performance actually occurs.

6.2 Buyer’s Conditions to Closing. The obligation of Buyer to consummate the Transaction is subject to the satisfaction (or waiver) as of the Closing of the following conditions:

(a) The representations and warranties contained in ARTICLE III shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date);

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(b) Sellers shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by them pursuant to this Agreement on or prior to the Closing Date;

(c) Since the Effective Date, no fact, circumstance, development or event shall have occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(d) Buyer shall not have received any written notice before the Closing from the DOE stating that, as a condition of issuing either a TPPPA or a PPPA to the College following the Closing, any owner or Person exercising substantial control (as such term is defined in 34 C.F.R. § 668.174(b)) of the College shall be required to provide a personal guaranty or personally assume joint and several liability for any outstanding or future Title IV Program liabilities of the College, or requiring any action or imposing any condition in connection with the issuance of the TPPPA due to the operations, organization, or conduct of the College (but specifically excluding any conditions imposed due to the operations, financial responsibility, organization, or conduct of Buyer) that would be reasonably likely to have a Material Adverse Effect on the operations, conditions (financial or otherwise), Purchased Assets, prospects or liabilities of the College;

(e) The College shall have had a “composite score” of at least 1.5 for the most recent fiscal year end prior to Closing, as calculated in accordance with 34 C.F.R. § 668.172; shall be “financially responsible” as that term is used in 34 C.F.R. Subpart L; and shall not be under or subject to any of the alternative standards or requirements under 34 C.F.R. § 668.175, including the Zone Alternative, Heightened Cash Monitoring payment method, notification or auditor attestation requirements;

(f) Buyer and the Campus Landlord shall have entered into the Campus Lease;

(g) Buyer and Contra Costa Clinic shall have entered into the Affiliation Agreement;

(h) Each of the Required Consents set forth on Schedule 3.3 required to be obtained prior to Closing, shall have been made and obtained, and copies thereof shall have been delivered to Buyer on terms reasonably satisfactory to Buyer;

(i) Sellers shall have delivered the Estimated Capital Statement;

(j) Sellers and/or their Affiliates or representative shall cause the membership of the board of directors of Contra Costa Clinic to be updated to reflect the directors designated by Buyer; and

(k) at the Closing, Sellers shall have delivered to Buyer all of the following documents:

(i) the Bill of Sale, Assignment and Assumption Agreement, duly executed by Sellers;

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(ii) a certificate, duly executed by an authorized officer of Sellers and dated as of the Closing Date, to the effect that the conditions specified in Sections 6.2(a) and 6.2(b) have been satisfied;

(iii) the Consulting Agreement, in the form attached hereto as Exhibit C, duly executed by Sellers;

(iv) the Escrow Agreement, duly executed by Sellers;

(v) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that neither of Sellers is a foreign person within the meaning of Section 1445 of the Code, a resolution of each of Sellers’ board of directors approving the transaction and such other documents relating to the transactions contemplated by this Agreement as Buyer may reasonably request; and

(vi) a UCC search of Sellers showing that there are no Liens, other than the Permitted Liens, on the Purchased Assets as of the Closing Date.

6.3 Sellers’ and Owners’ Conditions to Closing. The obligation of Sellers and Owners to consummate the Transaction is subject to the satisfaction (or waiver) as of the Closing of the following conditions:

(a) The representations and warranties contained in ARTICLE IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date);

(b) Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required to be performed or complied with by it pursuant to this Agreement on or prior to the Closing Date;

(c) Buyer and the Campus Landlord shall have entered into the Campus Lease; and

(d) At the Closing, Buyer shall have delivered to the Escrow Agent customary instruments evidencing the Legacy Shares issued in the name of CCMCC;

(e) At the Closing, Buyer shall have delivered to Sellers all of the following:

(i) the Cash Purchase Price as adjusted pursuant to Section 2.5; and

(ii) the Promissory Note, duly executed by Buyer;

(iii) the Bill of Sale, Assignment and Assumption Agreement and the Consulting Agreement, duly executed by Buyer;

(iv) the Consulting Agreement, in the form attached hereto as Exhibit C, duly executed by Buyer;

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(v) the Escrow Agreement, duly executed by Buyer;

(vi) a certificate, duly executed by an authorized officer of Buyer and dated as of the Closing Date, to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) have been satisfied; and

(vii) such other documents relating to the transactions contemplated by this Agreement as Sellers may reasonably request.

ARTICLE VII

INDEMNIFICATION

7.1 Survival of Representations, Warranties and Covenants. Each of the representations and warranties contained in this Agreement shall survive the Closing and continue in effect for the following periods following the Closing Date: (a) for representations contained in Sections 3.1, 3.2, 3.5(a), 3.10, 4.1 and 4.2 (fundamental representations), the applicable statute of limitations, (b) for representations contained in Section 3.14 (educational representations), twenty-four (24) months, and (c) for any other representations, one (1) year. Any claim for breach of a representation or warranty made within the applicable survival period shall survive until the completion of such claim. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. For the avoidance of doubt, the Parties hereby agree and acknowledge that the survival period set forth in this Section 7.1 is a contractual statute of limitations and any claim brought by any Party pursuant to this ARTICLE VII must be brought or filed prior to the expiration of the survival period.

7.2 Indemnification.

(a) Sellers, and Owners with respect only to subdivision (a)(ii) below and only as specified therein, jointly and severally, shall indemnify and hold harmless Buyer and its managers, officers, employees, agents, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”), from all losses, liabilities, damages, demands, claims, suits, actions, judgments, assessments, costs and expenses, including, without limitation, reasonable attorneys’ fees, reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened and all amounts paid in settlement of any claim or litigation (collectively, “Losses”), asserted against, imposed upon, or incurred or suffered by any Buyer Indemnified Party, as a result of or arising from: (i) any inaccuracy in or breach of any of the representations or warranties made by Sellers (or any of them) in this Agreement, (ii) any breach or nonfulfillment of covenants or agreements made by Sellers (or any of them) in this Agreement and any breach by Owners solely with respect to the covenants in Section 5.8 of this Agreement, (iii) any liability for Taxes of Sellers (or any of them) or any Taxes imposed on Sellers for all Tax periods ending on or prior to the Closing Date and for that portion of any Tax allocable to the portion of such period ending on the Closing Date, and (iv) any amounts paid by Buyer on account of any of the Excluded Liabilities. Notwithstanding the provisions of the foregoing Section 7.2(a), the Buyer Indemnified Parties shall have no right to indemnification for any claims under Section 7.2(a)(i) until the aggregate amount of all claims exceeds Two Hundred Thousand Dollars ($200,000), in which event Sellers shall be liable for all such claims beyond that amount. Notwithstanding the provisions of the foregoing Section 7.2(a)(i), in no event shall the amounts paid by Sellers (A) on any and all claims of the Buyer Indemnified Parties under Section 7.2(a)(i) for claims respecting violations of Sections 3.1, 3.2, 3.5(a) and 3.10 (fundamental representations) exceed, in the aggregate, the Purchase Price, (B) on any and all claims of the Buyer Indemnified Parties under Section 7.2(a)(i) for claims respecting violations of Sections 3.14 (educational representations) exceed, in the aggregate, thirty percent (30%) of the Purchase Price, and (C) on any and all other claims of the Buyer Indemnified Parties under Section 7.2(a)(i) exceed, in the aggregate, fifteen percent (15%) of the Purchase Price. For the avoidance of doubt, in no event shall the aggregate liability of Sellers for any and all claims of the Buyer Indemnified Parties under Section 7.2(a)(i) exceed, in the aggregate, the Purchase Price other than claims based on Fraud by Sellers (or any of them), which shall have no limit.

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(b) Buyer shall indemnify and hold harmless Sellers and its directors, officers, employee, agents, representatives, successors and assigns (collectively, the “Sellers Indemnified Parties”), from all Losses asserted against, imposed upon, or incurred or suffered by any Sellers Indemnified Party, as a result of or arising from: (i) any inaccuracy in or breach of any of the representations or warranties made by Buyer in this Agreement, (ii) any breach or nonfulfillment of covenants or agreements made by Buyer in this Agreement, (iii) any liability for Taxes of Buyer or any Taxes imposed on Buyer allocable to any Tax period, or a portion of such period, after the Closing Date, and (iv) any amounts paid by Sellers on account of any of the Assumed Liabilities, provided that in no event shall any amounts paid by Buyer (A) on any claims of Sellers Indemnified Parties under category (i) above for claims respecting violations of Sections 4.1 and 4.2 (fundamental representations) exceed, in the aggregate, the Purchase Price, and (B) on any and all other claims of the Sellers Indemnified Parties under category (i) above exceed, in the aggregate, fifteen percent (15%) of the Purchase Price. For avoidance of doubt, in no event shall the aggregate liability of Buyer for any and all claims of the Sellers Indemnified Parties under Section 7.2(b)(i) exceed, in the aggregate, the Purchase Price other than claims based on Buyer Fraud, which shall have no limit.

(c) Except with respect to injunctive and other equitable relief and except for any action based on Fraud, the Parties acknowledge and agree that following the Closing, the indemnification provisions of this ARTICLE VII shall be the sole and exclusive remedies of the Parties for any claim or action under contract for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent that they are by their terms to be performed after the Closing Date). Except with respect to any actions based on Fraud, in cases in which a Party seeks remedies other than those set forth in this ARTICLE VII, no Party shall be entitled to exemplary or punitive damages (other than to the extent any of the foregoing are finally determined to be owed to a third party pursuant to a Third Party Claim for which the Indemnifying Party (as defined below) is required to indemnify the Indemnified Party (as defined below) pursuant to this ARTICLE VII).

(d) For purposes of indemnification under this ARTICLE VII, each of the representations and warranties contained in this Agreement that contain any qualifications as to materiality or Material Adverse Effect (or any correlative terms) shall be deemed to have been given as though there were no such qualifications in determining the amount of Losses attributable to any breach of those representations and warranties, but such qualifications shall not be ignored in determining whether there has been any breach of any representations or warranties hereunder

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(e) Any indemnification obligation of an Indemnitor under this ARTICLE VII will be paid within five (5) business days after the determination of such obligation in accordance with Section 7.3 (and, where applicable with respect to Legacy Share being applied to an indemnification obligation of Sellers, Buyer and Sellers will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so).

(f) Any indemnification claims by any Buyer or any Buyer Indemnitee under Section 7.2(a) shall be paid in cash by Sellers. Notwithstanding the foregoing, Buyer shall have the right to set off any indemnification claims against any payments due by Buyer under the Promissory Note and also, to the extent necessary, against the Legacy Shares held by the Escrow Agent under the Stock Escrow Agreement (which, for the avoidance of doubt, shall be valued at the then-current value of the Legacy common stock, LGCY, on the New York Stock Exchange).

(g) The provisions of this ARTICLE VII notwithstanding, at the sole discretion of Buyer and without limiting any other rights of the Buyer Indemnitees under this Agreement or any Ancillary Document or at law or equity, to the extent that a Buyer Indemnitee is determined in accordance with this Agreement to be entitled to indemnification hereunder, if Sellers fail or refuse to promptly indemnify such Buyer Indemnitee as provided herein then Buyer (or any other Buyer Indemnitee) may offset the full amount to which such Buyer Indemnitee is entitled, in whole or in part, by reducing the amount of any payment or other obligation due to Sellers pursuant to this Agreement or under any Ancillary Document, and any amounts owed by Buyer pursuant to any outstanding indemnification claim by a Seller Indemnitee.

7.3 Indemnification Procedures.

(a) The party seeking indemnification under Section 7.2 above (an “Indemnified Party”) shall give the indemnifying party under Section 7.2 above (the “Indemnifying Party”) notice (a “Claim Notice”) of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the loss, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this ARTICLE VII with respect to losses arising from claims of any third party that are subject to the indemnification provided for in this ARTICLE VII (“Third Party Claims”) shall be governed by and be contingent upon the following additional terms and conditions set forth in this Section 7.3.

(b) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of notice of such Third Party Claim; provided, however, that the failure to provide such notice to the Indemnifying Party shall not release the Indemnifying Party from any of its obligations under this ARTICLE VII except to the extent that the Indemnifying Party is materially prejudiced by such failure.

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(c) The Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at its expense, and, at its option (subject to the limitation set forth below), shall be entitled to assume and control the defense of such Third Party Claim at its expense if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided that prior to the Indemnifying Party assuming such defense, it shall first verify in writing to the Indemnified Party that such Indemnifying Party shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such Third Party Claim and that it shall provide full indemnification to the Indemnified Party with respect to such Third Party Claim, except as limited by this ARTICLE VII; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if the Third Party Claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves a Governmental Authority or Educational Agency (other than Third Party Claims that involve a Governmental Authority solely by virtue of the fact that such Third Party Claim is being brought before a court, tribunal, or judicial or arbitral body), or (iii) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to adequately prosecute or defend. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate, as advised by counsel to the Indemnifying Party, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which counsel is required, which counsel shall be reasonably acceptable to the Indemnifying Party and shall have reasonable fees, at the expense of the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof.

(d) In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (x) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a complete and unconditional release from all liability in respect to such claim, (y) if such judgment or settlement would result in the finding or admission of any violation of Law, or (z) if, as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnified Party. The Indemnifying Party will make promptly any payment required to be made by it to the Indemnified Party under this ARTICLE VII.

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ARTICLE VIII

MISCELLANEOUS

8.1 Expenses. Except as expressly provided otherwise in this Agreement, each Party shall pay its own expenses in connection with the negotiation, execution and performance of this Agreement, the transactions described in this Agreement, and all things required to be done by it pursuant to this Agreement, including counsel fees, brokerage, finder or financial advisor fees, filing fees and accounting fees.

8.2 Arbitration.

(a) The Parties agree that any controversy or other matter in question arising out of an indemnification claim or otherwise involving the Transaction, other than under Section 2.5, whether relating to a Third Party Claim or a first party claim, pursuant to ARTICLE VII, that is not resolved following negotiations by the Parties (an “Unresolved Indemnification Claim”) will be resolved through an arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in effect as of the date of this Agreement, provided that any Unresolved Indemnification Claim which is a first party claim (an “Unresolved First Party Claim”) may not be submitted to arbitration until the Parties have first made an effort to resolve the claim through mediation with an independent mediator who is mutually agreeable to the Parties and whose fees and expenses shall be divided equally between the Parties. For the sake of clarity, the dispute resolution procedures under this Section 8.2 shall not apply to any claim or controversy for which the Party seeks specific performance or other equitable relief relating to the Transaction or the obligations under this Agreement.

(b) No later than thirty (30) days in advance of a scheduled mediation session, the Party asserting an Unresolved First Party Claim shall provide the other Party with a statement summarizing the claim and with copies of any supporting documentation. All statements made during the mediation (written and verbal) shall not be admissible in any later arbitration proceeding.

(c) All arbitration proceedings shall be conducted in Los Angeles County, California, or at such other location as is mutually agreed to by Sellers and Buyer, on a date and at a time that is reasonably acceptable to each of the Parties thereto and a single neutral arbitrator to be appointed by the AAA after consultation with the Parties in accordance with AAA’s standard appointment practices (the “Arbitrator”).

(d) Buyer and Sellers shall use reasonable efforts to cause the Arbitrator to manage the arbitration such that a reasoned decision is delivered to the Parties within one-hundred twenty (120) days after the Unresolved Indemnification Claim is submitted to the AAA. The decision of the Arbitrator regarding the Unresolved Indemnification Claim will be final, conclusive and binding on the Parties hereto.

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(e) The mediation and arbitration provisions in this Agreement may be specifically enforced by either Party, and submission of any Unresolved Indemnification Claim to arbitration proceedings may be compelled by any court of competent jurisdiction.

(f) Discovery, including without limitation document requests and depositions, may be had by both Parties pursuant to the provisions of the Federal Rules of Civil Procedure, and the Arbitrator will have full discretion to regulate such discovery so as to provide for prompt, efficient and fair resolution of the Unresolved Indemnification Claim.

(g) During the conduct of the arbitration proceedings, the Arbitrator will have full discretion concerning the admissibility and relevance of evidence, being guided in exercising such discretion by the principles set out in the Federal Rules of Evidence rather than any other body of evidentiary law as defined by state common law, codes or rules of evidence.

(h) With respect to decisions concerning any disputes about discovery and/or admission of evidence, the Arbitrator, in addition to following the principles embodied in the Federal Rules of Civil Procedure and the Federal Rules of Evidence, shall be bound by any provisions of this Agreement addressing scope of recoverable damages and relevancy of information, including without limitation the provisions of this Section 8.2. Without limiting the foregoing, with respect to any direct first-party Unresolved First Party Claim by Buyer, for purposes of determining the extent and amount of any claimed losses consisting of diminution or impairment of the value of the College, the Arbitrator may consider all relevant pre-Closing and post-Closing performance information and other valuation information available at the time such Unresolved Indemnification Claim is determined.

(i) Each Party shall pay its own attorneys’ fees incurred in connection with any arbitration proceeding, as well as 50% of the costs of such arbitration proceeding, provided that the arbitrator shall have the discretion to award costs and reasonable attorney’s fees to the prevailing party.

8.3 Specific Performance. Each Party’s obligation under this Agreement is unique. If any Party should breach its covenants under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-breaching Party or Parties, in addition to any other available rights or remedies, may sue in equity for specific performance.

8.4 Governing Law and Consent to Jurisdiction; Venue.

(a) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions.

(b) Each of the Parties irrevocably consents to the jurisdiction of any state or federal court of competent jurisdiction in Los Angeles County, California and to the service of any summons and complaint and any other process in any action seeking specific performance or other equitable relief relating to the Transaction, on behalf of itself or its property, by the personal delivery of copies of such process to such Party. Nothing in this Section 8.4 shall affect the right of any Party to this Agreement to serve legal process in any other manner permitted by law.

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8.5 Notices. All notices, requests, demands, and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered by hand; sent by registered or certified mail, return receipt requested, postage and fees prepaid; Federal Express or similar overnight courier; sent by confirmed facsimile during normal business hours; or sent by confirmed email, and addressed as follows:

If to Sellers:	Stacey Orozco

Contra Costa Medical Career College

4041 Lone Tree Way, Suite 101

Antioch, CA 94531

Email: stacey@ccmcc.edu

with a copy to:	Duane Morris LLP

901 New York Avenue NW Suite 700E

Washington, D.C. 20001

Attn: Katherine D. Brodie

Email: KDBrodie@duanemorris.com

Facsimile: (202) 776-5241

If to Buyer:	Legacy Education, Inc.

701 West Avenue K, Suite 123

Lancaster, CA 93534

Attn: LeeAnn Rohmann

Email: LRohmann@hdmc.edu

with a copy to:	Rouse Frets White Goss Gentile Rhodes, PC

Attn: Ronald L. Holt

Email: rholt@rousepc.com

Facsimile: (913) 928-6739

Addresses may be changed by notice in writing signed by a Party desiring to change such Party’s address, but any such notice of change of address will not be effective until actually received by the other Party. All notices will be deemed given on the day delivered, if (i) personally delivered, facsimiled (with confirmation of transmission) or emailed (with confirmation of delivery) to the Party receiving such notice, (ii) on the business day after the day deposited, if delivered by Federal Express or similar overnight courier, or (iii) on the third (3rd) business day following deposit in the U.S. mail.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Copies of signatures of the Parties received by facsimile or email shall be effective as original signatures.

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8.7 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

8.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon Sellers, their successors and permitted assigns, and Buyer, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the Parties without the prior written consent of the other Parties. Any transfer or assignment of any of the rights, interests or obligations in violation of the terms of this Agreement shall be null and void.

8.9 Amendment; Waiver. This Agreement may not be amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party shall be effective or binding unless the waiver is in writing and signed by the Party claimed to have consented to it.

8.10 Termination.

(a) Notwithstanding anything to the contrary, this Agreement and the Transactions may be terminated at any time prior to the Closing: (i) by mutual written consent of the Parties; (ii) by Buyer if there has been a material breach of any representation or warranty or a material breach of any covenant on the part of Sellers or Owners (or any of them) with respect to the representations, warranties and covenants set forth in this Agreement and such breach has not been cured within ten (10) business days following notice thereof; (iii) by Sellers (or any of them) if there has been a material breach of any representation or warranty or a material breach of any covenant on the part of Buyer with respect to the representations, warranties and covenants set forth in this Agreement and such breach has not been cured within ten (10) business days following notice thereof; (iv) by Buyer pursuant to Section 3.24 relating to the Sellers Schedules; or (v) by any Party if the Closing shall not have occurred on or before April 30, 2025.

(b) If any Party terminates this Agreement as provided in this Section 8.10, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any party then in breach).

8.11 Severability. With respect to any provision of this Agreement finally determined by a court or arbitrator of competent jurisdiction to be unenforceable, Sellers and Buyer agree that such court or arbitrator shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the Parties agree to abide by such court or arbitrator’s determination. If any such provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

8.12 Third-party Beneficiaries. Each of the Parties intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

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8.13 Disclosure. Until and if Closing of this Agreement occurs, Sellers and Buyer agree not to issue or release any articles, advertising, publicity or other matter relating to this Agreement except as otherwise agreed upon in writing (including the fact that meetings or discussions have taken place between the Parties relating to sale and purchase of the College) or mentioning or implying the name of the other Party, except as may be required by law and then only after providing the other Party with an opportunity to review and comment thereon.

8.14 Parent Guaranty. For the direct and indirect benefits received by Buyer Parents hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Buyer Parents hereby irrevocably and unconditionally guarantees the obligations of Buyer under this Agreement and the Promissory Note, including, without limitation, the indemnification obligations pursuant to ARTICLE VII (the “Performance Obligations”). Without limiting the foregoing, each of the Buyer Parents guarantees that the Performance Obligations will be paid or performed, as the case may be, in accordance with the terms of this Agreement. This is a guaranty of payment to the extent provided herein, and not a guaranty of collection; provided that Sellers shall only be entitled to enforce a Buyer Parent’s obligations under this Section 8.14 with respect to any Performance Obligation to the extent that (i) Buyer fails to pay or perform such obligations, and (ii) such payment or performance, as the case may be, is not being disputed in good faith by Buyer in accordance with the terms and conditions of this Agreement. The liability of each Buyer Parent under this Section 8.14 shall be absolute and unconditional and shall not be limited, lessened or discharged by any bankruptcy or insolvency of Buyer.

[Signature pages on following page]

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IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties below as of the date first above written.

BUYER:

LEGACY EDUCATION, ANTIOCH, LLC

By:	/s/ LeeAnn Rohmann
Name:	LeeAnn R. Rohmann
Title:	Manager

And solely to guarantee the performance of Buyer:

BUYER PARENT-1:

LEGACY EDUCATION, LLC

By:	/s/ LeeAnn Rohmann
Name:	LeeAnn R. Rohmann
Title:	Manager

Buyer Parent-2:

LEGACY EDUCATION, INC.

By:	/s/ LeeAnn Rohmann
Name:	LeeAnn R. Rohmann
Title:	President

[Buyer Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties below as of the date first above written.

SELLERS:

CONTRA COSTA MEDICAL CAREER COLLEGE, INC.

By:	/s/ Stacey Orozco
Name:	Stacey Orozco
Title:	President, CEO

CONTRA COSTA MEDICAL CAREER COLLEGE ONLINE, INC.

By:	/s/ Stacey Orozco
Name:	Stacey Orozco
Title:	President, CEO

Solely with respect to Sections 5.3, 5.8 , 5.12 and 7.2 (a)(ii):

OWNERS:

By:	/s/ Stacey Orozco
Stacey Orozco

By:	/s/ Bulmaro Orozco
Bulmaro Orozco

EXHIBIT A

BILL OF SALE

AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Bill of Sale”) is made effective as of December __, 2024, by and between Legacy Education Antioch LLC, a California limited liability company (“Buyer”) and Contra Costa Medical Career College, Inc., a California corporation, and Contra Costa Medical Career College Online, Inc., a California corporation, (“Sellers”), in connection with the sale and transfer of all right, title and interest in and to specified assets and the assumption of specified liabilities described in the Asset Purchase Agreement effective as of October __, 2024, by and between Buyer, Sellers and Sellers’ owners, Stacey Orozco and Bulmaro Orozco (joining only as to certain specified provisions) (the “Purchase Agreement”). Capitalized terms not otherwise defined in this Bill of Sale shall have the meanings given to them in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged:

A. Sellers agree as follows:

1. Sellers hereby sell, assign, transfer and convey to Buyer forever, all of Sellers’ right, title and interest in and to the Purchased Assets, free and clear of all Liens (other than Permitted Liens).

2. Sellers further agree to execute and deliver any other instruments and documents as Buyer may reasonably request to carry into effect or to evidence further the transfer of the Purchased Assets to Buyer.

3. Sellers hereby constitute and appoint Buyer, their successor and assign, as Sellers’ true and lawful attorney or attorneys, with full power of substitution, for Sellers and in Sellers’ name and stead or otherwise, but on behalf of and for the benefit of Buyer, its successors and assigns, (i) to demand and receive, from time to time, any and all of the Purchased Assets hereby sold, assigned and transferred or intended to be transferred; (ii) from time to time, and subject to Article VII of the Asset Purchase Agreement, to institute and prosecute in the name of Sellers or otherwise, for the benefit of Buyer, its successors and assigns, any proceedings at law, in equity or otherwise that Buyer, its successors or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Purchased Assets hereby sold and transferred or intended to be transferred; and (iii) to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, provided that when Buyer exercises any of the powers granted by this Section 3 to act as attorney in fact for Sellers, Buyer shall give Sellers prompt and reasonable notice of such exercise. Sellers declare that the appointment made and the powers granted by this Section 3 are coupled with an interest and shall be irrevocable by the Sellers.

B. Buyer agrees as follows:

1. Buyer hereby accepts the foregoing assignment and assumes and shall discharge, pay or perform when due, in accordance with the Purchase Agreement, each of, but only, the Assumed Liabilities to the extent the obligation for such performance arises after the Closing set forth in the Purchase Agreement.

2. Buyer further agrees to execute and deliver any other instruments and documents as Sellers may reasonably request to carry into effect or to evidence further the assumption of the Assumed Liabilities by Buyer.

C. This instrument and all of its terms shall inure to the benefit of the parties hereto and their respective successors and assigns and shall bind the parties hereto and their respective successors, heirs and legal representatives, but nothing herein, express or implied, is intended to nor shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale.

D. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions.

E. The parties may execute this Bill of Sale in any number of counterparts with the same effect as if all parties to this Bill of Sale had signed the same document. Copies of signatures of the parties received by facsimile or email shall be effective as original signatures.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, Buyer and Sellers have executed this Bill of Sale as of the day and year first written above.

BUYER:

LEGACY EDUCATION ANTIOCH, LLC

By:
LeeAnn R. Rohmann
Title:	President

SELLERS:

CONTRA COSTA MEDICAL CAREER
COLLEGE, INC.

By:
Stacey Orozco
Title:	President

CONTRA COSTA MEDICAL CAREER
COLLEGE ONLINE, INC.

By:
Stacey Orozco
Title:	President

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

EXHIBIT B

Fixed Assets

12/31/23 2023 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 1

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 1120S | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | 1,400 | 200DB HY | 3 | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | 2,280 | 200DB HY | 3 | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 3,680 | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | 15,010 | 200DB HY | 5 | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | 37,694 | 200DB HY | 5 | 0 |
| 6 | 2005 BMW (7/1/08) | 1/01/14 | | 50,761 | | | 22,560 | 200DB HY | 5 | 1,875 |
| 8 | 2014 SUBARU CROSSTEK | 10/29/15 | | 31,424 | | | 27,977 | 200DB HY | 5 | 1,875 |
| 15 | 2016 HONDA CIVIC | 9/19/16 | | 23,951 | | | 23,269 | 200DB HY | 5 | 682 |
| 32 | 2017 HONDA CIVIC | 1/20/18 | | 27,649 | | | 25,165 | 200DB HY | 5 | 556 |
| 74 | 2020 - GMC SIERRA 2500 | 8/10/20 | | 91,719 | | | 43,900 | 200DB HY | 5 | 5,760 |
| 78 | 2021 POLARIS RANGER 1000 PR | 6/25/21 | | 18,800 | | | 18,392 | 200DB HY | 5 | 115 |
| | TOTAL AUTO / TRANSPORT EQUI | | | 297,008 | | 0 | 213,967 | | | 10,863 |
| | BUILDINGS | | | | | | | | | |
| 4 | TIMESHARE | 8/18/10 | | 13,076 | | | 5,880 | S/L MM | 27.5 | 475 |
| 76 | BUILD OUT - NEW WING | 6/01/20 | | 148,266 | | | 148,266 | S/L HY | 15 | 0 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 154,146 | | | 475 |
| | FURNITURE AND FIXTURES | | | | | | | | | |
| 28 | FURNITURE & FIXTURES | 6/30/17 | | 6,587 | | | 6,146 | 200DB HY | 7 | 294 |
| 33 | WAYFAIR FURNITURE | 5/11/18 | | 1,582 | | | 1,582 | 200DB HY | 7 | 0 |
| 34 | CITY FURNITURE | 5/29/18 | | 1,005 | | | 1,005 | 200DB HY | 7 | 0 |
| 35 | R.A.C. FURNITURE | 8/31/18 | | 1,294 | | | 1,294 | 200DB HY | 7 | 0 |
| 36 | BELNICK FURNITURE | 11/09/18 | | 2,681 | | | 2,681 | 200DB HY | 7 | 0 |
| 37 | PATIO HEATERS | 11/23/18 | | 863 | | | 863 | 200DB HY | 7 | 0 |
| 53 | CLASSROOM EQUIPMENT | 12/23/19 | | 2,519 | | | 2,519 | 200DB MQ | 7 | 0 |
| 75 | WAYFAIR FURNITURE | 2/10/20 | | 1,465 | | | 1,465 | 200DB HY | 5 | 0 |
| 79 | OFFICE FURNITURE/FIXTURE 4 N | 2/26/21 | | 1,122 | | | 1,122 | 200DB HY | 7 | 0 |
| 80 | OFFICE FURNITURE/FIXTURE 4 N | 3/14/21 | | 814 | | | 814 | 200DB HY | 7 | 0 |
| 81 | OFFICE FURNITURE/FIXTURE 4 N | 3/17/21 | | 1,431 | | | 1,431 | 200DB HY | 7 | 0 |
| 82 | OFFICE FURNITURE/FIXTURE 4 N | 3/23/21 | | 1,116 | | | 1,116 | 200DB HY | 7 | 0 |

12/31/23 2023 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 2

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 83 | OFFICE FURNITURE/FIXTURE 4 N | 3/25/21 | | 4,097 | | | 4,097 | 200DB HY | 7 | 0 |
| 84 | OFFICE FURNITURE/FIXTURE 4 N | 4/02/21 | | 4,417 | | | 4,417 | 200DB HY | 7 | 0 |
| 85 | OFFICE FURNITURE/FIXTURE 4 N | 4/08/21 | | 5,562 | | | 5,562 | 200DB HY | 7 | 0 |
| 86 | OFFICE FURNITURE/FIXTURE 4 N | 4/14/21 | | 1,790 | | | 1,790 | 200DB HY | 7 | 0 |
| 87 | OFFICE FURNITURE/FIXTURE 4 N | 4/15/21 | | 1,387 | | | 1,387 | 200DB HY | 7 | 0 |
| 88 | OFFICE FURNITURE/FIXTURE 4 N | 4/15/21 | | 938 | | | 938 | 200DB HY | 7 | 0 |
| 90 | OFFICE FURNITURE/FIXTURE 4 N | 4/16/21 | | 1,610 | | | 1,610 | 200DB HY | 7 | 0 |
| 91 | OFFICE FURNITURE/FIXTURE 4 N | 4/20/21 | | 3,792 | | | 3,792 | 200DB HY | 7 | 0 |
| 92 | OFFICE FURNITURE/FIXTURE 4 N | 4/21/21 | | 1,564 | | | 1,564 | 200DB HY | 7 | 0 |
| 93 | OFFICE FURNITURE/FIXTURE 4 N | 4/29/21 | | 1,682 | | | 1,682 | 200DB HY | 7 | 0 |
| 94 | OFFICE FURNITURE/FIXTURE 4 N | 5/06/21 | | 1,649 | | | 1,649 | 200DB HY | 7 | 0 |
| 95 | OFFICE FURNITURE/FIXTURE 4 N | 5/18/21 | | 869 | | | 869 | 200DB HY | 7 | 0 |
| 96 | OFFICE FURNITURE/FIXTURE 4 N | 6/14/21 | | 961 | | | 961 | 200DB HY | 7 | 0 |
| 97 | OFFICE FURNITURE/FIXTURE 4 N | 6/17/21 | | 1,729 | | | 1,729 | 200DB HY | 7 | 0 |
| 98 | OFFICE FURNITURE/FIXTURE 4 N | 8/24/21 | | 4,115 | | | 4,115 | 200DB HY | 7 | 0 |
| 99 | OFFICE FURNITURE/FIXTURE 4 N | 8/27/21 | | 1,150 | | | 1,150 | 200DB HY | 7 | 0 |
| 100 | OFFICE FURNITURE/FIXTURE 4 N | 8/27/21 | | 926 | | | 926 | 200DB HY | 7 | 0 |
| 101 | OFFICE FURNITURE/FIXTURE 4 N | 8/29/21 | | 2,303 | | | 2,303 | 200DB HY | 7 | 0 |
| 102 | OFFICE FURNITURE/FIXTURE 4 N | 9/03/21 | | 559 | | | 559 | 200DB HY | 7 | 0 |
| 103 | OFFICE FURNITURE/FIXTURE 4 N | 9/06/21 | | 1,850 | | | 1,850 | 200DB HY | 7 | 0 |
| 104 | OFFICE FURNITURE/FIXTURE 4 N | 9/06/21 | | 2,378 | | | 2,378 | 200DB HY | 7 | 0 |
| 105 | OFFICE FURNITURE/FIXTURE 4 N | 9/08/21 | | 759 | | | 759 | 200DB HY | 7 | 0 |
| 106 | OFFICE FURNITURE/FIXTURE 4 N | 9/10/21 | | 559 | | | 559 | 200DB HY | 7 | 0 |
| 107 | OFFICE FURNITURE/FIXTURE 4 N | 9/13/21 | | 511 | | | 511 | 200DB HY | 7 | 0 |
| 108 | OFFICE FURNITURE/FIXTURE 4 N | 11/01/21 | | 543 | | | 543 | 200DB HY | 7 | 0 |
| 109 | OFFICE FURNITURE/FIXTURE 4 N | 11/05/21 | | 965 | | | 965 | 200DB HY | 7 | 0 |
| 110 | OFFICE FURNITURE/FIXTURE 4 N | 11/24/21 | | 436 | | | 436 | 200DB HY | 7 | 0 |
| 111 | OFFICE FURNITURE/FIXTURE 4 N | 12/20/21 | | 3,041 | | | 3,041 | 200DB HY | 7 | 0 |
| 127 | OFFICE FURNITURE | 1/12/22 | | 8,254 | | | 8,254 | 200DB MQ | 7 | 0 |
| 128 | OFFICE FURNITURE | 1/14/22 | | 9,716 | | | 9,716 | 200DB MQ | 7 | 0 |
| 157 | OFFICE FURNITURE | 4/18/23 | | 27,762 | | 22,210 | | 200DB HY | 7 | 793 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 22,210 | 92,150 | | | 1,087 |
| | IMPROVEMENTS | | | | | | | | | |
| 29 | CABINETRY | 6/30/17 | | 13,953 | | | 11,897 | 200DB HY | 10 | 457 |
| 30 | PAINTING | 6/30/17 | | 16,800 | | | 14,323 | 200DB HY | 10 | 550 |
| 31 | NEW BUILDING IMPROVEMENTS | 6/30/17 | | 14,588 | | | 12,437 | 200DB HY | 10 | 478 |
| 38 | UPSTAIRS FLOORING | 8/10/18 | | 9,410 | | | 9,410 | S/L HY | 15 | 0 |

12/31/23 2023 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 3

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 54 | IMPROVEMENTS-DENTAL BUILD | 12/31/19 | | 110,924 | | | 110,924 | S/L MQ | 15 | 0 |
| 112 | NEW OFFICE BUILD OUT | 4/08/21 | | 157,099 | | | 157,099 | 150DB HY | 15 | 0 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | 6,288 | 150DB MQ | 15 | 0 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | 5,415 | 150DB MQ | 15 | 0 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | 5,488 | 150DB MQ | 15 | 0 |
| 143 | PAINTING | 12/21/22 | | 5,186 | | | 5,186 | 150DB MQ | 15 | 0 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | 12,135 | 150DB MQ | 15 | 0 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | 11,307 | 150DB MQ | 15 | 0 |
| 158 | OFFICE BUILDOUT | 5/19/23 | | 57,146 | | 45,717 | | 150DB HY | 15 | 571 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 45,717 | 361,909 | | | 2,056 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON | 2/01/14 | | 480,250 | | | 480,250 | 200DB HY | 5 | 0 |
| 9 | COMPUTER EQUIPMENT | 1/22/15 | | 1,553 | | | 1,553 | 200DB HY | 3 | 0 |
| 10 | COMPUTER EQUIPMENT | 4/25/15 | | 730 | | | 730 | 200DB HY | 3 | 0 |
| 11 | COMPUTER EQUIPMENT | 5/03/15 | | 586 | | | 586 | 200DB HY | 3 | 0 |
| 12 | COMPUTER EQUIPMENT | 6/18/15 | | 636 | | | 636 | 200DB HY | 3 | 0 |
| 13 | COMPUTER EQUIPMENT | 11/13/15 | | 825 | | | 825 | 200DB HY | 3 | 0 |
| 14 | LISTED EQUIP HEALD | 5/13/15 | | 380,250 | | | 380,250 | 200DB HY | 5 | 0 |
| 16 | COMPUTER EQUIPMENT | 4/26/16 | | 2,027 | | | 2,027 | 200DB HY | 3 | 0 |
| 17 | COMPUTER EQUIPMENT | 8/02/16 | | 1,151 | | | 1,151 | 200DB HY | 3 | 0 |
| 18 | COMPUTER EQUIPMENT | 8/21/16 | | 1,322 | | | 1,322 | 200DB HY | 3 | 0 |
| 19 | COMPUTER EQUIPMENT | 9/12/16 | | 2,582 | | | 2,582 | 200DB HY | 3 | 0 |
| 20 | OFFICE EQUIPMENT | 11/04/16 | | 6,375 | | | 6,375 | 200DB HY | 3 | 0 |
| 21 | COMPUTER EQUIPMENT | 12/04/16 | | 708 | | | 708 | 200DB HY | 3 | 0 |
| 22 | COMPUTER EQUIPMENT | 12/07/16 | | 1,494 | | | 1,494 | 200DB HY | 3 | 0 |
| 23 | DIAMOND STUDENT INFO SYS | 8/31/17 | | 19,125 | | | 19,125 | 200DB HY | 3 | 0 |
| 24 | BEAR TECHNOLOGY EQUIPMENT | 8/31/17 | | 7,972 | | | 7,972 | 200DB HY | 3 | 0 |
| 25 | JOB SPEAKER SOFTWARE | 3/06/17 | | 2,500 | | | 2,500 | 200DB HY | 3 | 0 |
| 26 | STERILIZATION CLASS EQUIP | 3/27/17 | | 10,101 | | | 10,101 | 200DB HY | 3 | 0 |
| 27 | MACHINERY & EQUIPMENT | 6/30/17 | | 37,217 | | | 37,217 | 200DB HY | 3 | 0 |
| 39 | ULTRA SOUND EQUIPMENT | 1/05/18 | | 20,000 | | | 20,000 | 200DB HY | 5 | 0 |
| 40 | FRYS ELECTRONICS | 1/31/18 | | 1,134 | | | 1,134 | 200DB HY | 5 | 0 |
| 41 | BEAR TECHNOLOGY | 2/02/18 | | 833 | | | 833 | 200DB HY | 5 | 0 |
| 42 | BEST BUY EQUIPMENT | 2/02/18 | | 1,430 | | | 1,430 | 200DB HY | 5 | 0 |
| 43 | EASY CLOCKING EQUIPMENT | 2/21/18 | | 2,119 | | | 2,119 | 200DB HY | 5 | 0 |
| 44 | ASP.NET ZERO TECHNOLOGY | 5/25/18 | | 1,899 | | | 1,899 | 200DB HY | 5 | 0 |
| 45 | FRYS ELECTRONICS | 6/18/18 | | 2,323 | | | 2,323 | 200DB HY | 5 | 0 |

12/31/23 2023 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 4

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 46 | BEST BUY EQUIPMENT | 10/04/18 | | 3,749 | | | 3,749 | 200DB HY | 5 | 0 |
| 47 | BLOOD TESTING MACHINE | 10/10/18 | | 4,959 | | | 4,959 | 200DB HY | 5 | 0 |
| 48 | LAB TESTING MACHINE | 10/11/18 | | 4,636 | | | 4,636 | 200DB HY | 5 | 0 |
| 49 | BEST BUY EQUIPMENT | 10/19/18 | | 1,823 | | | 1,823 | 200DB HY | 5 | 0 |
| 50 | CV LINENS | 9/23/19 | | 2,532 | | | 2,532 | 200DB MQ | 5 | 0 |
| 51 | ULTRASOUND CHAIRS | 3/28/19 | | 3,000 | | | 3,000 | 200DB MQ | 5 | 0 |
| 52 | SMART DESKS/CHAIRS | 2/05/19 | | 940 | | | 940 | 200DB MQ | 5 | 0 |
| 55 | COMPULTER TECH | 12/11/19 | | 1,761 | | | 1,761 | 200DB MQ | 5 | 0 |
| 56 | COMPULTER TECH | 12/03/19 | | 1,870 | | | 1,870 | 200DB MQ | 5 | 0 |
| 57 | COMPANY EQUIPMENT | 11/06/19 | | 2,365 | | | 2,365 | 200DB MQ | 5 | 0 |
| 58 | DENTAL LAB CLASSROOM EQUIP | 10/31/19 | | 22,367 | | | 22,367 | 200DB MQ | 5 | 0 |
| 59 | COMPULTER TECH | 10/19/19 | | 777 | | | 777 | 200DB MQ | 5 | 0 |
| 60 | COMPULTER TECH | 9/05/19 | | 2,275 | | | 2,275 | 200DB MQ | 5 | 0 |
| 61 | CLASSROOM EQUIPMENT | 9/04/19 | | 3,448 | | | 3,448 | 200DB MQ | 5 | 0 |
| 62 | COMPULTER TECH | 8/22/19 | | 453 | | | 453 | 200DB MQ | 5 | 0 |
| 63 | COMPULTER TECH | 8/01/19 | | 620 | | | 620 | 200DB MQ | 5 | 0 |
| 64 | COMPULTER TECH | 7/09/19 | | 607 | | | 607 | 200DB MQ | 5 | 0 |
| 65 | COMPULTER TECH | 6/25/19 | | 2,438 | | | 2,438 | 200DB MQ | 5 | 0 |
| 66 | CLASSROOM EQUIPMENT | 5/14/19 | | 533 | | | 533 | 200DB MQ | 5 | 0 |
| 67 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,100 | | | 2,100 | 200DB MQ | 5 | 0 |
| 68 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,495 | | | 2,495 | 200DB MQ | 5 | 0 |
| 69 | CLASSROOM EQUIPMENT | 4/27/19 | | 2,000 | | | 2,000 | 200DB MQ | 5 | 0 |
| 70 | COMPANY EQUIPMENT | 1/21/19 | | 7,480 | | | 7,480 | 200DB MQ | 5 | 0 |
| 71 | COMPULTER TECH | 1/15/19 | | 1,400 | | | 1,400 | 200DB MQ | 5 | 0 |
| 72 | COMPULTER TECH | 1/15/19 | | 882 | | | 882 | 200DB MQ | 5 | 0 |
| 73 | COMPULTER TECH | 1/03/19 | | 1,459 | | | 1,459 | 200DB MQ | 5 | 0 |
| 77 | CLASSROOM EQUIPMENT | 3/31/20 | | 53,537 | | | 53,537 | 200DB HY | 5 | 0 |
| 113 | EQUIPMENT FOR NEW WING | 1/07/21 | | 1,262 | | | 1,262 | 200DB HY | 5 | 0 |
| 114 | EQUIPMENT FOR NEW WING | 1/25/21 | | 607 | | | 607 | 200DB HY | 5 | 0 |
| 115 | CLASSROOM EQUIPMENT | 3/12/21 | | 622 | | | 622 | 200DB HY | 5 | 0 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | 3,700 | 200DB HY | 5 | 0 |
| 117 | CLASSROOM EQUIPMENT | 5/03/21 | | 663 | | | 663 | 200DB HY | 5 | 0 |
| 118 | CLASSROOM EQUIPMENT | 5/04/21 | | 571 | | | 571 | 200DB HY | 5 | 0 |
| 119 | CLASSROOM EQUIPMENT | 5/06/21 | | 626 | | | 626 | 200DB HY | 5 | 0 |
| 120 | CLASSROOM EQUIPMENT | 5/18/21 | | 858 | | | 858 | 200DB HY | 5 | 0 |
| 121 | CLASSROOM EQUIPMENT | 6/11/21 | | 633 | | | 633 | 200DB HY | 5 | 0 |
| 122 | CLASSROOM EQUIPMENT | 7/15/21 | | 1,546 | | | 1,546 | 200DB HY | 5 | 0 |
| 123 | CLASSROOM EQUIPMENT | 10/20/21 | | 795 | | | 795 | 200DB HY | 5 | 0 |
| 124 | CLASSROOM EQUIPMENT | 11/30/21 | | 795 | | | 795 | 200DB HY | 5 | 0 |

12/31/23 2023 FEDERAL SUMMARY DEPRECIATION SCHEDULE PAGE 5

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 125 | CLASSROOM EQUIPMENT | 12/01/21 | | 795 | | | 795 | 200DB HY | 5 | 0 |
| 126 | CLASSROOM EQUIPMENT | 12/14/21 | | 795 | | | 795 | 200DB HY | 5 | 0 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | 7,856 | 200DB MQ | 5 | 0 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | 2,861 | 200DB MQ | 5 | 0 |
| 159 | MACHINERY & EQUIPMENT | 12/07/23 | | 17,310 | | 17,310 | | 200DB HY | 5 | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 17,310 | 1,144,633 | | | 0 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 85,237 | 1,966,805 | | | 14,481 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 3,680 | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 85,237 | 1,966,805 | | | 14,481 |

12/31/23 PAGE 1

# 2023 FEDERAL DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 1120S | | | | | | | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | | 700 | | | 700 | 700 | 200DB HY | 3 | | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | | 1,140 | | | 1,140 | 1,140 | 200DB HY | 3 | | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 1,840 | 0 | 0 | 1,840 | 1,840 | | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | | 7,505 | | | 7,505 | 7,505 | 200DB HY | 5 | | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | | | | | 37,694 | 37,694 | 200DB HY | 5 | | 0 |
| 6 | 2005 BMW (7/1/08) ** | 1/01/14 | | 50,761 | | | | | | | 50,761 | 22,560 | 200DB HY | 5 | | 1,875 |
| 8 | 2014 SUBARU CROSSTEK ** | 10/29/15 | | 31,424 | | | | 11,160 | | | 20,264 | 16,817 | 200DB HY | 5 | | 1,875 |
| 15 | 2016 HONDA CIVIC ** | 9/19/16 | | 23,951 | | | | 11,160 | | | 12,791 | 12,109 | 200DB HY | 5 | | 682 |
| 32 | 2017 HONDA CIVIC ** | 1/20/18 | | 27,649 | | | | 18,000 | | | 9,649 | 7,165 | 200DB HY | 5 | .05760 | 556 |
| 74 | 2020 - GMC SIERRA 2500 ** | 8/10/20 | | 91,719 | | | | 18,100 | | | 73,619 | 25,800 | 200DB HY | 5 | .11520 | 5,760 |
| 78 | 2021 POLARIS RANGER 1000 PR ** | 6/25/21 | | 18,800 | | | | 18,200 | | | 600 | 192 | 200DB HY | 5 | .19200 | 115 |
| | TOTAL AUTO / TRANSPORT EQUIP | | | 297,008 | | 0 | 0 | 84,125 | 0 | 0 | 212,883 | 129,842 | | | | 10,863 |
| | BUILDINGS | | | | | | | | | | | | | | | |
| 4 | TIMESHARE ** | 8/18/10 | | 13,076 | | | | | | | 13,076 | 5,880 | S/L MM | 27.5 | .03636 | 475 |
| 76 | BUILD OUT - NEW WING ** | 6/01/20 | | 148,266 | | | | 148,266 | | | 0 | | S/L HY | 15 | | 0 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 0 | 148,266 | 0 | 0 | 13,076 | 5,880 | | | | 475 |

12/31/23 2023 FEDERAL DEPRECIATION SCHEDULE PAGE 2

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FURNITURE AND FIXTURES | | | | | | | | | | | | | | | |
| 28 | FURNITURE & FIXTURES ** | 6/30/17 | | 6,587 | | | | 3,294 | | | 3,293 | 2,852 | 200DB HY | 7 | .08930 | 294 |
| 33 | WAYFAIR FURNITURE ** | 5/11/18 | | 1,582 | | | | 1,582 | | | 0 | | 200DB HY | 7 | | 0 |
| 34 | CITY FURNITURE ** | 5/29/18 | | 1,005 | | | | 1,005 | | | 0 | | 200DB HY | 7 | | 0 |
| 35 | R.A.C. FURNITURE ** | 8/31/18 | | 1,294 | | | | 1,294 | | | 0 | | 200DB HY | 7 | | 0 |
| 36 | BELNICK FURNITURE ** | 11/09/18 | | 2,681 | | | | 2,681 | | | 0 | | 200DB HY | 7 | | 0 |
| 37 | PATIO HEATERS ** | 11/23/18 | | 863 | | | | 863 | | | 0 | | 200DB HY | 7 | | 0 |
| 53 | CLASSROOM EQUIPMENT ** | 12/23/19 | | 2,519 | | | | 2,519 | | | 0 | | 200DB MQ | 7 | | 0 |
| 75 | WAYFAIR FURNITURE ** | 2/10/20 | | 1,465 | | | | 1,465 | | | 0 | | 200DB HY | 5 | | 0 |
| 79 | OFFICE FURNITURE/FIXTURE 4 NE | 2/26/21 | | 1,122 | | | | 1,122 | | | 0 | | 200DB HY | 7 | | 0 |
| 80 | OFFICE FURNITURE/FIXTURE 4 NE | 3/14/21 | | 814 | | | | 814 | | | 0 | | 200DB HY | 7 | | 0 |
| 81 | OFFICE FURNITURE/FIXTURE 4 NE | 3/17/21 | | 1,431 | | | | 1,431 | | | 0 | | 200DB HY | 7 | | 0 |
| 82 | OFFICE FURNITURE/FIXTURE 4 NE | 3/23/21 | | 1,116 | | | | 1,116 | | | 0 | | 200DB HY | 7 | | 0 |
| 83 | OFFICE FURNITURE/FIXTURE 4 NE | 3/25/21 | | 4,097 | | | | 4,097 | | | 0 | | 200DB HY | 7 | | 0 |
| 84 | OFFICE FURNITURE/FIXTURE 4 NE | 4/02/21 | | 4,417 | | | | 4,417 | | | 0 | | 200DB HY | 7 | | 0 |
| 85 | OFFICE FURNITURE/FIXTURE 4 NE | 4/08/21 | | 5,562 | | | | 5,562 | | | 0 | | 200DB HY | 7 | | 0 |
| 86 | OFFICE FURNITURE/FIXTURE 4 NE | 4/14/21 | | 1,790 | | | | 1,790 | | | 0 | | 200DB HY | 7 | | 0 |
| 87 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 1,387 | | | | 1,387 | | | 0 | | 200DB HY | 7 | | 0 |
| 88 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 938 | | | | 938 | | | 0 | | 200DB HY | 7 | | 0 |
| 90 | OFFICE FURNITURE/FIXTURE 4 NE | 4/16/21 | | 1,610 | | | | 1,610 | | | 0 | | 200DB HY | 7 | | 0 |
| 91 | OFFICE FURNITURE/FIXTURE 4 NE | 4/20/21 | | 3,792 | | | | 3,792 | | | 0 | | 200DB HY | 7 | | 0 |
| 92 | OFFICE FURNITURE/FIXTURE 4 NE | 4/21/21 | | 1,564 | | | | 1,564 | | | 0 | | 200DB HY | 7 | | 0 |
| 93 | OFFICE FURNITURE/FIXTURE 4 NE | 4/29/21 | | 1,682 | | | | 1,682 | | | 0 | | 200DB HY | 7 | | 0 |
| 94 | OFFICE FURNITURE/FIXTURE 4 NE | 5/06/21 | | 1,649 | | | | 1,649 | | | 0 | | 200DB HY | 7 | | 0 |
| 95 | OFFICE FURNITURE/FIXTURE 4 NE | 5/18/21 | | 869 | | | | 869 | | | 0 | | 200DB HY | 7 | | 0 |
| 96 | OFFICE FURNITURE/FIXTURE 4 NE | 6/14/21 | | 961 | | | | 961 | | | 0 | | 200DB HY | 7 | | 0 |

12/31/23 2023 FEDERAL DEPRECIATION SCHEDULE PAGE 3

## 2023 FEDERAL DEPRECIATION SCHEDULE

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 97 | OFFICE FURNITURE/FIXTURE 4 NE | 6/17/21 | | 1,729 | | | | 1,729 | | | 0 | | 200DB HY | 7 | | 0 |
| 98 | OFFICE FURNITURE/FIXTURE 4 NE | 8/24/21 | | 4,115 | | | | 4,115 | | | 0 | | 200DB HY | 7 | | 0 |
| 99 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 1,150 | | | | 1,150 | | | 0 | | 200DB HY | 7 | | 0 |
| 100 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 926 | | | | 926 | | | 0 | | 200DB HY | 7 | | 0 |
| 101 | OFFICE FURNITURE/FIXTURE 4 NE | 8/29/21 | | 2,303 | | | | 2,303 | | | 0 | | 200DB HY | 7 | | 0 |
| 102 | OFFICE FURNITURE/FIXTURE 4 NE | 9/03/21 | | 559 | | | | 559 | | | 0 | | 200DB HY | 7 | | 0 |
| 103 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 1,850 | | | | 1,850 | | | 0 | | 200DB HY | 7 | | 0 |
| 104 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 2,378 | | | | 2,378 | | | 0 | | 200DB HY | 7 | | 0 |
| 105 | OFFICE FURNITURE/FIXTURE 4 NE | 9/08/21 | | 759 | | | | 759 | | | 0 | | 200DB HY | 7 | | 0 |
| 106 | OFFICE FURNITURE/FIXTURE 4 NE | 9/10/21 | | 559 | | | | 559 | | | 0 | | 200DB HY | 7 | | 0 |
| 107 | OFFICE FURNITURE/FIXTURE 4 NE | 9/13/21 | | 511 | | | | 511 | | | 0 | | 200DB HY | 7 | | 0 |
| 108 | OFFICE FURNITURE/FIXTURE 4 NE | 11/01/21 | | 543 | | | | 543 | | | 0 | | 200DB HY | 7 | | 0 |
| 109 | OFFICE FURNITURE/FIXTURE 4 NE | 11/05/21 | | 965 | | | | 965 | | | 0 | | 200DB HY | 7 | | 0 |
| 110 | OFFICE FURNITURE/FIXTURE 4 NE | 11/24/21 | | 436 | | | | 436 | | | 0 | | 200DB HY | 7 | | 0 |
| 111 | OFFICE FURNITURE/FIXTURE 4 NE | 12/20/21 | | 3,041 | | | | 3,041 | | | 0 | | 200DB HY | 7 | | 0 |
| 127 | OFFICE FURNITURE ** | 1/12/22 | | 8,254 | | | | 8,254 | | | 0 | | 200DB MQ | 7 | | 0 |
| 128 | OFFICE FURNITURE ** | 1/14/22 | | 9,716 | | | | 9,716 | | | 0 | | 200DB MQ | 7 | | 0 |
| 157 | OFFICE FURNITURE ** | 4/18/23 | | 27,762 | | | 22,210 | | | | 5,552 | | 200DB HY | 7 | .14290 | 793 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 0 | 22,210 | 89,298 | 0 | 0 | 8,845 | 2,852 | | | | 1,087 |
| | IMPROVEMENTS | | | | | | | | | | | | | | | |
| 29 | CABINETRY ** | 6/30/17 | | 13,953 | | | | 6,977 | | | 6,976 | 4,920 | 200DB HY | 10 | .06550 | 457 |
| 30 | PAINTING ** | 6/30/17 | | 16,800 | | | | 8,400 | | | 8,400 | 5,923 | 200DB HY | 10 | .06550 | 550 |
| 31 | NEW BUILDING IMPROVEMENTS ** | 6/30/17 | | 14,588 | | | | 7,294 | | | 7,294 | 5,143 | 200DB HY | 10 | .06550 | 478 |
| 38 | UPSTAIRS FLOORING ** | 8/10/18 | | 9,410 | | | | 9,410 | | | 0 | | S/L HY | 15 | | 0 |
| 54 | IMPROVEMENTS-DENTAL BUILD * | 12/31/19 | | 110,924 | | | | 110,924 | | | 0 | | S/L MQ | 15 | | 0 |

12/31/23 **2023 FEDERAL DEPRECIATION SCHEDULE** PAGE 4

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 112 | NEW OFFICE BUILD OUT ** | 4/08/21 | | 157,099 | | | | 157,099 | | | 0 | | 150DB HY | 15 | | 0 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | | 6,288 | | | 0 | | 150DB MQ | 15 | | 0 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | | 5,415 | | | 0 | | 150DB MQ | 15 | | 0 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | | 5,488 | | | 0 | | 150DB MQ | 15 | | 0 |
| 143 | PAINTING ** | 12/21/22 | | 5,186 | | | | 5,186 | | | 0 | | 150DB MQ | 15 | | 0 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | | 12,135 | | | 0 | | 150DB MQ | 15 | | 0 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | | 11,307 | | | 0 | | 150DB MQ | 15 | | 0 |
| 158 | OFFICE BUILDOUT ** | 5/19/23 | | 57,146 | | | 45,717 | | | | 11,429 | | 150DB HY | 15 | .05000 | 571 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 0 | 45,717 | 345,923 | 0 | 0 | 34,099 | 15,986 | | | | 2,056 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON ** | 2/01/14 | | 480,250 | | | | | | | 480,250 | 480,250 | 200DB HY | 5 | | 0 |
| 9 | COMPUTER EQUIPMENT ** | 1/22/15 | | 1,553 | | | | 777 | | | 776 | 776 | 200DB HY | 3 | | 0 |
| 10 | COMPUTER EQUIPMENT ** | 4/25/15 | | 730 | | | | 365 | | | 365 | 365 | 200DB HY | 3 | | 0 |
| 11 | COMPUTER EQUIPMENT ** | 5/03/15 | | 586 | | | | 293 | | | 293 | 293 | 200DB HY | 3 | | 0 |
| 12 | COMPUTER EQUIPMENT ** | 6/18/15 | | 636 | | | | 318 | | | 318 | 318 | 200DB HY | 3 | | 0 |
| 13 | COMPUTER EQUIPMENT ** | 11/13/15 | | 825 | | | | 413 | | | 412 | 412 | 200DB HY | 3 | | 0 |
| 14 | LISTED EQUIP HEALD ** | 5/13/15 | | 380,250 | | | | | | | 380,250 | 380,250 | 200DB HY | 5 | | 0 |
| 16 | COMPUTER EQUIPMENT ** | 4/26/16 | | 2,027 | | | | 2,027 | | | 0 | | 200DB HY | 3 | | 0 |
| 17 | COMPUTER EQUIPMENT ** | 8/02/16 | | 1,151 | | | | 1,151 | | | 0 | | 200DB HY | 3 | | 0 |
| 18 | COMPUTER EQUIPMENT ** | 8/21/16 | | 1,322 | | | | 1,322 | | | 0 | | 200DB HY | 3 | | 0 |
| 19 | COMPUTER EQUIPMENT ** | 9/12/16 | | 2,582 | | | | 2,582 | | | 0 | | 200DB HY | 3 | | 0 |
| 20 | OFFICE EQUIPMENT ** | 11/04/16 | | 6,375 | | | | 6,375 | | | 0 | | 200DB HY | 3 | | 0 |
| 21 | COMPUTER EQUIPMENT ** | 12/04/16 | | 708 | | | | 708 | | | 0 | | 200DB HY | 3 | | 0 |
| 22 | COMPUTER EQUIPMENT ** | 12/07/16 | | 1,494 | | | | 1,494 | | | 0 | | 200DB HY | 3 | | 0 |
| 23 | DIAMOND STUDENT INFO SYS ** | 8/31/17 | | 19,125 | | | | 9,563 | | | 9,562 | 9,562 | 200DB HY | 3 | | 0 |

12/31/23 2023 FEDERAL DEPRECIATION SCHEDULE PAGE 5

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 24 | BEAR TECHNOLOGY EQUIPMENT ** | 8/31/17 | | 7,972 | | | | 3,986 | | | 3,986 | 3,986 | 200DB HY | 3 | | 0 |
| 25 | JOB SPEAKER SOFTWARE ** | 3/06/17 | | 2,500 | | | | 1,250 | | | 1,250 | 1,250 | 200DB HY | 3 | | 0 |
| 26 | STERILIZATION CLASS EQUIP ** | 3/27/17 | | 10,101 | | | | 5,051 | | | 5,050 | 5,050 | 200DB HY | 3 | | 0 |
| 27 | MACHINERY & EQUIPMENT ** | 6/30/17 | | 37,217 | | | | 18,609 | | | 18,608 | 18,608 | 200DB HY | 3 | | 0 |
| 39 | ULTRA SOUND EQUIPMENT ** | 1/05/18 | | 20,000 | | | | 20,000 | | | 0 | | 200DB HY | 5 | | 0 |
| 40 | FRYS ELECTRONICS ** | 1/31/18 | | 1,134 | | | | 1,134 | | | 0 | | 200DB HY | 5 | | 0 |
| 41 | BEAR TECHNOLOGY ** | 2/02/18 | | 833 | | | | 833 | | | 0 | | 200DB HY | 5 | | 0 |
| 42 | BEST BUY EQUIPMENT ** | 2/02/18 | | 1,430 | | | | 1,430 | | | 0 | | 200DB HY | 5 | | 0 |
| 43 | EASY CLOCKING EQUIPMENT ** | 2/21/18 | | 2,119 | | | | 2,119 | | | 0 | | 200DB HY | 5 | | 0 |
| 44 | ASP.NET ZERO TECHNOLOGY ** | 5/25/18 | | 1,899 | | | | 1,899 | | | 0 | | 200DB HY | 5 | | 0 |
| 45 | FRYS ELECTRONICS ** | 6/18/18 | | 2,323 | | | | 2,323 | | | 0 | | 200DB HY | 5 | | 0 |
| 46 | BEST BUY EQUIPMENT ** | 10/04/18 | | 3,749 | | | | 3,749 | | | 0 | | 200DB HY | 5 | | 0 |
| 47 | BLOOD TESTING MACHINE ** | 10/10/18 | | 4,959 | | | | 4,959 | | | 0 | | 200DB HY | 5 | | 0 |
| 48 | LAB TESTING MACHINE ** | 10/11/18 | | 4,636 | | | | 4,636 | | | 0 | | 200DB HY | 5 | | 0 |
| 49 | BEST BUY EQUIPMENT ** | 10/19/18 | | 1,823 | | | | 1,823 | | | 0 | | 200DB HY | 5 | | 0 |
| 50 | CV LINENS ** | 9/23/19 | | 2,532 | | | | 2,532 | | | 0 | | 200DB MQ | 5 | | 0 |
| 51 | ULTRASOUND CHAIRS ** | 3/28/19 | | 3,000 | | | | 3,000 | | | 0 | | 200DB MQ | 5 | | 0 |
| 52 | SMART DESKS/CHAIRS ** | 2/05/19 | | 940 | | | | 940 | | | 0 | | 200DB MQ | 5 | | 0 |
| 55 | COMPULTER TECH ** | 12/11/19 | | 1,761 | | | | 1,761 | | | 0 | | 200DB MQ | 5 | | 0 |
| 56 | COMPULTER TECH ** | 12/03/19 | | 1,870 | | | | 1,870 | | | 0 | | 200DB MQ | 5 | | 0 |
| 57 | COMPANY EQUIPMENT ** | 11/06/19 | | 2,365 | | | | 2,365 | | | 0 | | 200DB MQ | 5 | | 0 |
| 58 | DENTAL LAB CLASSROOM EQUIPM | 10/31/19 | | 22,367 | | | | 22,367 | | | 0 | | 200DB MQ | 5 | | 0 |
| 59 | COMPULTER TECH ** | 10/19/19 | | 777 | | | | 777 | | | 0 | | 200DB MQ | 5 | | 0 |
| 60 | COMPULTER TECH ** | 9/05/19 | | 2,275 | | | | 2,275 | | | 0 | | 200DB MQ | 5 | | 0 |
| 61 | CLASSROOM EQUIPMENT ** | 9/04/19 | | 3,448 | | | | 3,448 | | | 0 | | 200DB MQ | 5 | | 0 |
| 62 | COMPULTER TECH ** | 8/22/19 | | 453 | | | | 453 | | | 0 | | 200DB MQ | 5 | | 0 |
| 63 | COMPULTER TECH ** | 8/01/19 | | 620 | | | | 620 | | | 0 | | 200DB MQ | 5 | | 0 |

12/31/23 2023 FEDERAL DEPRECIATION SCHEDULE PAGE 6
CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 64 | COMPULTER TECH ** | 7/09/19 | | 607 | | | | 607 | | | 0 | | 200DB MQ | 5 | | 0 |
| 65 | COMPULTER TECH ** | 6/25/19 | | 2,438 | | | | 2,438 | | | 0 | | 200DB MQ | 5 | | 0 |
| 66 | CLASSROOM EQUIPMENT ** | 5/14/19 | | 533 | | | | 533 | | | 0 | | 200DB MQ | 5 | | 0 |
| 67 | CLASSROOM EQUIPMENT ** | 5/14/19 | | 2,100 | | | | 2,100 | | | 0 | | 200DB MQ | 5 | | 0 |
| 68 | CLASSROOM EQUIPMENT ** | 5/14/19 | | 2,495 | | | | 2,495 | | | 0 | | 200DB MQ | 5 | | 0 |
| 69 | CLASSROOM EQUIPMENT ** | 4/27/19 | | 2,000 | | | | 2,000 | | | 0 | | 200DB MQ | 5 | | 0 |
| 70 | COMPANY EQUIPMENT ** | 1/21/19 | | 7,480 | | | | 7,480 | | | 0 | | 200DB MQ | 5 | | 0 |
| 71 | COMPULTER TECH ** | 1/15/19 | | 1,400 | | | | 1,400 | | | 0 | | 200DB MQ | 5 | | 0 |
| 72 | COMPULTER TECH ** | 1/15/19 | | 882 | | | | 882 | | | 0 | | 200DB MQ | 5 | | 0 |
| 73 | COMPULTER TECH ** | 1/03/19 | | 1,459 | | | | 1,459 | | | 0 | | 200DB MQ | 5 | | 0 |
| 77 | CLASSROOM EQUIPMENT ** | 3/31/20 | | 53,537 | | | | 53,537 | | | 0 | | 200DB HY | 5 | | 0 |
| 113 | EQUIPMENT FOR NEW WING ** | 1/07/21 | | 1,262 | | | | 1,262 | | | 0 | | 200DB HY | 5 | | 0 |
| 114 | EQUIPMENT FOR NEW WING ** | 1/25/21 | | 607 | | | | 607 | | | 0 | | 200DB HY | 5 | | 0 |
| 115 | CLASSROOM EQUIPMENT ** | 3/12/21 | | 622 | | | | 622 | | | 0 | | 200DB HY | 5 | | 0 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | | 3,700 | | | 0 | | 200DB HY | 5 | | 0 |
| 117 | CLASSROOM EQUIPMENT ** | 5/03/21 | | 663 | | | | 663 | | | 0 | | 200DB HY | 5 | | 0 |
| 118 | CLASSROOM EQUIPMENT ** | 5/04/21 | | 571 | | | | 571 | | | 0 | | 200DB HY | 5 | | 0 |
| 119 | CLASSROOM EQUIPMENT ** | 5/06/21 | | 626 | | | | 626 | | | 0 | | 200DB HY | 5 | | 0 |
| 120 | CLASSROOM EQUIPMENT ** | 5/18/21 | | 858 | | | | 858 | | | 0 | | 200DB HY | 5 | | 0 |
| 121 | CLASSROOM EQUIPMENT ** | 6/11/21 | | 633 | | | | 633 | | | 0 | | 200DB HY | 5 | | 0 |
| 122 | CLASSROOM EQUIPMENT ** | 7/15/21 | | 1,546 | | | | 1,546 | | | 0 | | 200DB HY | 5 | | 0 |
| 123 | CLASSROOM EQUIPMENT ** | 10/20/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 124 | CLASSROOM EQUIPMENT ** | 11/30/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 125 | CLASSROOM EQUIPMENT ** | 12/01/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 126 | CLASSROOM EQUIPMENT ** | 12/14/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | | 7,856 | | | 0 | | 200DB MQ | 5 | | 0 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | | 2,861 | | | 0 | | 200DB MQ | 5 | | 0 |

12/31/23 2023 FEDERAL DEPRECIATION SCHEDULE PAGE 7

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 159 | MACHINERY & EQUIPMENT ** | 12/07/23 | | 17,310 | | 17,310 | | | | | 0 | | 200DB HY | 5 | | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 17,310 | 0 | 243,513 | 0 | 0 | 901,120 | 901,120 | | | | 0 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 67,927 | 911,125 | 0 | 0 | 1,170,023 | 1,055,680 | | | | 14,481 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 1,840 | 0 | 0 | 1,840 | 1,840 | | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 67,927 | 911,125 | 0 | 0 | 1,170,023 | 1,055,680 | | | | 14,481 |

**ASSET INCLUDED IN UNADJUSTED BASIS IMMEDIATELY AFTER ACQUISITION FOR THE QBI CALCULATION.

12/31/24 | 2024 FEDERAL DEPRECIATION SCHEDULE | PAGE 1

# 2024 FEDERAL DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 1120S | | | | | | | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | | 700 | | | 700 | 700 | 200DB HY | 3 | | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | | 1,140 | | | 1,140 | 1,140 | 200DB HY | 3 | | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 1,840 | 0 | 0 | 1,840 | 1,840 | | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | | 7,505 | | | 7,505 | 7,505 | 200DB HY | 5 | | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | | | | | 37,694 | 37,694 | 200DB HY | 5 | | 0 |
| 6 | 2005 BMW (7/1/08) | 1/01/14 | | 50,761 | | | | | | | 50,761 | 24,435 | 200DB HY | 5 | | 1,875 |
| 8 | 2014 SUBARU CROSSTEK | 10/29/15 | | 31,424 | | | | 11,160 | | | 20,264 | 18,692 | 200DB HY | 5 | | 1,572 |
| 15 | 2016 HONDA CIVIC | 9/19/16 | | 23,951 | | | | 11,160 | | | 12,791 | 12,791 | 200DB HY | 5 | | 0 |
| 32 | 2017 HONDA CIVIC | 1/20/18 | | 27,649 | | | | 18,000 | | | 9,649 | 7,721 | 200DB HY | 5 | | 1,928 |
| 74 | 2020 - GMC SIERRA 2500 | 8/10/20 | | 91,719 | | | | 18,100 | | | 73,619 | 31,560 | 200DB HY | 5 | .11520 | 5,760 |
| 78 | 2021 POLARIS RANGER 1000 PR | 6/25/21 | | 18,800 | | | | 18,200 | | | 600 | 307 | 200DB HY | 5 | .11520 | 69 |
| | TOTAL AUTO / TRANSPORT EQUIP | | | 297,008 | | 0 | 0 | 84,125 | 0 | 0 | 212,883 | 140,705 | | | | 11,204 |
| | BUILDINGS | | | | | | | | | | | | | | | |
| 4 | TIMESHARE | 8/18/10 | | 13,076 | | | | | | | 13,076 | 6,355 | S/L MM | 27.5 | .03637 | 476 |
| 76 | BUILD OUT - NEW WING | 6/01/20 | | 148,266 | | | | 148,266 | | | 0 | | S/L HY | 15 | | 0 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 0 | 148,266 | 0 | 0 | 13,076 | 6,355 | | | | 476 |

12/31/24 2024 FEDERAL DEPRECIATION SCHEDULE PAGE 2

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FURNITURE AND FIXTURES | | | | | | | | | | | | | | | |
| 28 | FURNITURE & FIXTURES | 6/30/17 | | 6,587 | | | | 3,294 | | | 3,293 | 3,146 | 200DB HY | 7 | .04460 | 147 |
| 33 | WAYFAIR FURNITURE | 5/11/18 | | 1,582 | | | | 1,582 | | | 0 | | 200DB HY | 7 | | 0 |
| 34 | CITY FURNITURE | 5/29/18 | | 1,005 | | | | 1,005 | | | 0 | | 200DB HY | 7 | | 0 |
| 35 | R.A.C. FURNITURE | 8/31/18 | | 1,294 | | | | 1,294 | | | 0 | | 200DB HY | 7 | | 0 |
| 36 | BELNICK FURNITURE | 11/09/18 | | 2,681 | | | | 2,681 | | | 0 | | 200DB HY | 7 | | 0 |
| 37 | PATIO HEATERS | 11/23/18 | | 863 | | | | 863 | | | 0 | | 200DB HY | 7 | | 0 |
| 53 | CLASSROOM EQUIPMENT | 12/23/19 | | 2,519 | | | | 2,519 | | | 0 | | 200DB MQ | 7 | | 0 |
| 75 | WAYFAIR FURNITURE | 2/10/20 | | 1,465 | | | | 1,465 | | | 0 | | 200DB HY | 5 | | 0 |
| 79 | OFFICE FURNITURE/FIXTURE 4 NE | 2/26/21 | | 1,122 | | | | 1,122 | | | 0 | | 200DB HY | 7 | | 0 |
| 80 | OFFICE FURNITURE/FIXTURE 4 NE | 3/14/21 | | 814 | | | | 814 | | | 0 | | 200DB HY | 7 | | 0 |
| 81 | OFFICE FURNITURE/FIXTURE 4 NE | 3/17/21 | | 1,431 | | | | 1,431 | | | 0 | | 200DB HY | 7 | | 0 |
| 82 | OFFICE FURNITURE/FIXTURE 4 NE | 3/23/21 | | 1,116 | | | | 1,116 | | | 0 | | 200DB HY | 7 | | 0 |
| 83 | OFFICE FURNITURE/FIXTURE 4 NE | 3/25/21 | | 4,097 | | | | 4,097 | | | 0 | | 200DB HY | 7 | | 0 |
| 84 | OFFICE FURNITURE/FIXTURE 4 NE | 4/02/21 | | 4,417 | | | | 4,417 | | | 0 | | 200DB HY | 7 | | 0 |
| 85 | OFFICE FURNITURE/FIXTURE 4 NE | 4/08/21 | | 5,562 | | | | 5,562 | | | 0 | | 200DB HY | 7 | | 0 |
| 86 | OFFICE FURNITURE/FIXTURE 4 NE | 4/14/21 | | 1,790 | | | | 1,790 | | | 0 | | 200DB HY | 7 | | 0 |
| 87 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 1,387 | | | | 1,387 | | | 0 | | 200DB HY | 7 | | 0 |
| 88 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 938 | | | | 938 | | | 0 | | 200DB HY | 7 | | 0 |
| 90 | OFFICE FURNITURE/FIXTURE 4 NE | 4/16/21 | | 1,610 | | | | 1,610 | | | 0 | | 200DB HY | 7 | | 0 |
| 91 | OFFICE FURNITURE/FIXTURE 4 NE | 4/20/21 | | 3,792 | | | | 3,792 | | | 0 | | 200DB HY | 7 | | 0 |
| 92 | OFFICE FURNITURE/FIXTURE 4 NE | 4/21/21 | | 1,564 | | | | 1,564 | | | 0 | | 200DB HY | 7 | | 0 |
| 93 | OFFICE FURNITURE/FIXTURE 4 NE | 4/29/21 | | 1,682 | | | | 1,682 | | | 0 | | 200DB HY | 7 | | 0 |
| 94 | OFFICE FURNITURE/FIXTURE 4 NE | 5/06/21 | | 1,649 | | | | 1,649 | | | 0 | | 200DB HY | 7 | | 0 |
| 95 | OFFICE FURNITURE/FIXTURE 4 NE | 5/18/21 | | 869 | | | | 869 | | | 0 | | 200DB HY | 7 | | 0 |
| 96 | OFFICE FURNITURE/FIXTURE 4 NE | 6/14/21 | | 961 | | | | 961 | | | 0 | | 200DB HY | 7 | | 0 |

12/31/24 2024 FEDERAL DEPRECIATION SCHEDULE PAGE 3

# 2024 FEDERAL DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 97 | OFFICE FURNITURE/FIXTURE 4 NE | 6/17/21 | | 1,729 | | | | 1,729 | | | 0 | | 200DB HY | 7 | | 0 |
| 98 | OFFICE FURNITURE/FIXTURE 4 NE | 8/24/21 | | 4,115 | | | | 4,115 | | | 0 | | 200DB HY | 7 | | 0 |
| 99 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 1,150 | | | | 1,150 | | | 0 | | 200DB HY | 7 | | 0 |
| 100 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 926 | | | | 926 | | | 0 | | 200DB HY | 7 | | 0 |
| 101 | OFFICE FURNITURE/FIXTURE 4 NE | 8/29/21 | | 2,303 | | | | 2,303 | | | 0 | | 200DB HY | 7 | | 0 |
| 102 | OFFICE FURNITURE/FIXTURE 4 NE | 9/03/21 | | 559 | | | | 559 | | | 0 | | 200DB HY | 7 | | 0 |
| 103 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 1,850 | | | | 1,850 | | | 0 | | 200DB HY | 7 | | 0 |
| 104 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 2,378 | | | | 2,378 | | | 0 | | 200DB HY | 7 | | 0 |
| 105 | OFFICE FURNITURE/FIXTURE 4 NE | 9/08/21 | | 759 | | | | 759 | | | 0 | | 200DB HY | 7 | | 0 |
| 106 | OFFICE FURNITURE/FIXTURE 4 NE | 9/10/21 | | 559 | | | | 559 | | | 0 | | 200DB HY | 7 | | 0 |
| 107 | OFFICE FURNITURE/FIXTURE 4 NE | 9/13/21 | | 511 | | | | 511 | | | 0 | | 200DB HY | 7 | | 0 |
| 108 | OFFICE FURNITURE/FIXTURE 4 NE | 11/01/21 | | 543 | | | | 543 | | | 0 | | 200DB HY | 7 | | 0 |
| 109 | OFFICE FURNITURE/FIXTURE 4 NE | 11/05/21 | | 965 | | | | 965 | | | 0 | | 200DB HY | 7 | | 0 |
| 110 | OFFICE FURNITURE/FIXTURE 4 NE | 11/24/21 | | 436 | | | | 436 | | | 0 | | 200DB HY | 7 | | 0 |
| 111 | OFFICE FURNITURE/FIXTURE 4 NE | 12/20/21 | | 3,041 | | | | 3,041 | | | 0 | | 200DB HY | 7 | | 0 |
| 127 | OFFICE FURNITURE | 1/12/22 | | 8,254 | | | | 8,254 | | | 0 | | 200DB MQ | 7 | | 0 |
| 128 | OFFICE FURNITURE | 1/14/22 | | 9,716 | | | | 9,716 | | | 0 | | 200DB MQ | 7 | | 0 |
| 157 | OFFICE FURNITURE | 4/18/23 | | 27,762 | | | | 22,210 | | | 5,552 | 793 | 200DB HY | 7 | .24490 | 1,360 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 0 | 0 | 111,508 | 0 | 0 | 8,845 | 3,939 | | | | 1,507 |
| | IMPROVEMENTS | | | | | | | | | | | | | | | |
| 29 | CABINETRY | 6/30/17 | | 13,953 | | | | 6,977 | | | 6,976 | 5,377 | 200DB HY | 10 | .06550 | 457 |
| 30 | PAINTING | 6/30/17 | | 16,800 | | | | 8,400 | | | 8,400 | 6,473 | 200DB HY | 10 | .06550 | 550 |
| 31 | NEW BUILDING IMPROVEMENTS | 6/30/17 | | 14,588 | | | | 7,294 | | | 7,294 | 5,621 | 200DB HY | 10 | .06550 | 478 |
| 38 | UPSTAIRS FLOORING | 8/10/18 | | 9,410 | | | | 9,410 | | | 0 | | S/L HY | 15 | | 0 |
| 54 | IMPROVEMENTS-DENTAL BUILD | 12/31/19 | | 110,924 | | | | 110,924 | | | 0 | | S/L MQ | 15 | | 0 |

12/31/24 2024 FEDERAL DEPRECIATION SCHEDULE PAGE 4

# 2024 FEDERAL DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 112 | NEW OFFICE BUILD OUT | 4/08/21 | | 157,099 | | | | 157,099 | | | 0 | | 150DB HY | 15 | | 0 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | | 6,288 | | | 0 | | 150DB MQ | 15 | | 0 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | | 5,415 | | | 0 | | 150DB MQ | 15 | | 0 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | | 5,488 | | | 0 | | 150DB MQ | 15 | | 0 |
| 143 | PAINTING | 12/21/22 | | 5,186 | | | | 5,186 | | | 0 | | 150DB MQ | 15 | | 0 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | | 12,135 | | | 0 | | 150DB MQ | 15 | | 0 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | | 11,307 | | | 0 | | 150DB MQ | 15 | | 0 |
| 158 | OFFICE BUILDOUT | 5/19/23 | | 57,146 | | | | 45,717 | | | 11,429 | 571 | 150DB HY | 15 | .09500 | 1,086 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 0 | 0 | 391,640 | 0 | 0 | 34,099 | 18,042 | | | | 2,571 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON | 2/01/14 | | 480,250 | | | | | | | 480,250 | 480,250 | 200DB HY | 5 | | 0 |
| 9 | COMPUTER EQUIPMENT | 1/22/15 | | 1,553 | | | | 777 | | | 776 | 776 | 200DB HY | 3 | | 0 |
| 10 | COMPUTER EQUIPMENT | 4/25/15 | | 730 | | | | 365 | | | 365 | 365 | 200DB HY | 3 | | 0 |
| 11 | COMPUTER EQUIPMENT | 5/03/15 | | 586 | | | | 293 | | | 293 | 293 | 200DB HY | 3 | | 0 |
| 12 | COMPUTER EQUIPMENT | 6/18/15 | | 636 | | | | 318 | | | 318 | 318 | 200DB HY | 3 | | 0 |
| 13 | COMPUTER EQUIPMENT | 11/13/15 | | 825 | | | | 413 | | | 412 | 412 | 200DB HY | 3 | | 0 |
| 14 | LISTED EQUIP HEALD | 5/13/15 | | 380,250 | | | | | | | 380,250 | 380,250 | 200DB HY | 5 | | 0 |
| 16 | COMPUTER EQUIPMENT | 4/26/16 | | 2,027 | | | | 2,027 | | | 0 | | 200DB HY | 3 | | 0 |
| 17 | COMPUTER EQUIPMENT | 8/02/16 | | 1,151 | | | | 1,151 | | | 0 | | 200DB HY | 3 | | 0 |
| 18 | COMPUTER EQUIPMENT | 8/21/16 | | 1,322 | | | | 1,322 | | | 0 | | 200DB HY | 3 | | 0 |
| 19 | COMPUTER EQUIPMENT | 9/12/16 | | 2,582 | | | | 2,582 | | | 0 | | 200DB HY | 3 | | 0 |
| 20 | OFFICE EQUIPMENT | 11/04/16 | | 6,375 | | | | 6,375 | | | 0 | | 200DB HY | 3 | | 0 |
| 21 | COMPUTER EQUIPMENT | 12/04/16 | | 708 | | | | 708 | | | 0 | | 200DB HY | 3 | | 0 |
| 22 | COMPUTER EQUIPMENT | 12/07/16 | | 1,494 | | | | 1,494 | | | 0 | | 200DB HY | 3 | | 0 |
| 23 | DIAMOND STUDENT INFO SYS | 8/31/17 | | 19,125 | | | | 9,563 | | | 9,562 | 9,562 | 200DB HY | 3 | | 0 |

12/31/24

# 2024 FEDERAL DEPRECIATION SCHEDULE

PAGE 5

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 24 | BEAR TECHNOLOGY EQUIPMENT | 8/31/17 | | 7,972 | | | | 3,986 | | | 3,986 | 3,986 | 200DB HY | 3 | | 0 |
| 25 | JOB SPEAKER SOFTWARE | 3/06/17 | | 2,500 | | | | 1,250 | | | 1,250 | 1,250 | 200DB HY | 3 | | 0 |
| 26 | STERILIZATION CLASS EQUIP | 3/27/17 | | 10,101 | | | | 5,051 | | | 5,050 | 5,050 | 200DB HY | 3 | | 0 |
| 27 | MACHINERY & EQUIPMENT | 6/30/17 | | 37,217 | | | | 18,609 | | | 18,608 | 18,608 | 200DB HY | 3 | | 0 |
| 39 | ULTRA SOUND EQUIPMENT | 1/05/18 | | 20,000 | | | | 20,000 | | | 0 | | 200DB HY | 5 | | 0 |
| 40 | FRYS ELECTRONICS | 1/31/18 | | 1,134 | | | | 1,134 | | | 0 | | 200DB HY | 5 | | 0 |
| 41 | BEAR TECHNOLOGY | 2/02/18 | | 833 | | | | 833 | | | 0 | | 200DB HY | 5 | | 0 |
| 42 | BEST BUY EQUIPMENT | 2/02/18 | | 1,430 | | | | 1,430 | | | 0 | | 200DB HY | 5 | | 0 |
| 43 | EASY CLOCKING EQUIPMENT | 2/21/18 | | 2,119 | | | | 2,119 | | | 0 | | 200DB HY | 5 | | 0 |
| 44 | ASP.NET ZERO TECHNOLOGY | 5/25/18 | | 1,899 | | | | 1,899 | | | 0 | | 200DB HY | 5 | | 0 |
| 45 | FRYS ELECTRONICS | 6/18/18 | | 2,323 | | | | 2,323 | | | 0 | | 200DB HY | 5 | | 0 |
| 46 | BEST BUY EQUIPMENT | 10/04/18 | | 3,749 | | | | 3,749 | | | 0 | | 200DB HY | 5 | | 0 |
| 47 | BLOOD TESTING MACHINE | 10/10/18 | | 4,959 | | | | 4,959 | | | 0 | | 200DB HY | 5 | | 0 |
| 48 | LAB TESTING MACHINE | 10/11/18 | | 4,636 | | | | 4,636 | | | 0 | | 200DB HY | 5 | | 0 |
| 49 | BEST BUY EQUIPMENT | 10/19/18 | | 1,823 | | | | 1,823 | | | 0 | | 200DB HY | 5 | | 0 |
| 50 | CV LINENS | 9/23/19 | | 2,532 | | | | 2,532 | | | 0 | | 200DB MQ | 5 | | 0 |
| 51 | ULTRASOUND CHAIRS | 3/28/19 | | 3,000 | | | | 3,000 | | | 0 | | 200DB MQ | 5 | | 0 |
| 52 | SMART DESKS/CHAIRS | 2/05/19 | | 940 | | | | 940 | | | 0 | | 200DB MQ | 5 | | 0 |
| 55 | COMPULTER TECH | 12/11/19 | | 1,761 | | | | 1,761 | | | 0 | | 200DB MQ | 5 | | 0 |
| 56 | COMPULTER TECH | 12/03/19 | | 1,870 | | | | 1,870 | | | 0 | | 200DB MQ | 5 | | 0 |
| 57 | COMPANY EQUIPMENT | 11/06/19 | | 2,365 | | | | 2,365 | | | 0 | | 200DB MQ | 5 | | 0 |
| 58 | DENTAL LAB CLASSROOM EQUIPM | 10/31/19 | | 22,367 | | | | 22,367 | | | 0 | | 200DB MQ | 5 | | 0 |
| 59 | COMPULTER TECH | 10/19/19 | | 777 | | | | 777 | | | 0 | | 200DB MQ | 5 | | 0 |
| 60 | COMPULTER TECH | 9/05/19 | | 2,275 | | | | 2,275 | | | 0 | | 200DB MQ | 5 | | 0 |
| 61 | CLASSROOM EQUIPMENT | 9/04/19 | | 3,448 | | | | 3,448 | | | 0 | | 200DB MQ | 5 | | 0 |
| 62 | COMPULTER TECH | 8/22/19 | | 453 | | | | 453 | | | 0 | | 200DB MQ | 5 | | 0 |
| 63 | COMPULTER TECH | 8/01/19 | | 620 | | | | 620 | | | 0 | | 200DB MQ | 5 | | 0 |

12/31/24 2024 FEDERAL DEPRECIATION SCHEDULE PAGE 6

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 64 | COMPULTER TECH | 7/09/19 | | 607 | | | | 607 | | | 0 | | 200DB MQ | 5 | | 0 |
| 65 | COMPULTER TECH | 6/25/19 | | 2,438 | | | | 2,438 | | | 0 | | 200DB MQ | 5 | | 0 |
| 66 | CLASSROOM EQUIPMENT | 5/14/19 | | 533 | | | | 533 | | | 0 | | 200DB MQ | 5 | | 0 |
| 67 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,100 | | | | 2,100 | | | 0 | | 200DB MQ | 5 | | 0 |
| 68 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,495 | | | | 2,495 | | | 0 | | 200DB MQ | 5 | | 0 |
| 69 | CLASSROOM EQUIPMENT | 4/27/19 | | 2,000 | | | | 2,000 | | | 0 | | 200DB MQ | 5 | | 0 |
| 70 | COMPANY EQUIPMENT | 1/21/19 | | 7,480 | | | | 7,480 | | | 0 | | 200DB MQ | 5 | | 0 |
| 71 | COMPULTER TECH | 1/15/19 | | 1,400 | | | | 1,400 | | | 0 | | 200DB MQ | 5 | | 0 |
| 72 | COMPULTER TECH | 1/15/19 | | 882 | | | | 882 | | | 0 | | 200DB MQ | 5 | | 0 |
| 73 | COMPULTER TECH | 1/03/19 | | 1,459 | | | | 1,459 | | | 0 | | 200DB MQ | 5 | | 0 |
| 77 | CLASSROOM EQUIPMENT | 3/31/20 | | 53,537 | | | | 53,537 | | | 0 | | 200DB HY | 5 | | 0 |
| 113 | EQUIPMENT FOR NEW WING | 1/07/21 | | 1,262 | | | | 1,262 | | | 0 | | 200DB HY | 5 | | 0 |
| 114 | EQUIPMENT FOR NEW WING | 1/25/21 | | 607 | | | | 607 | | | 0 | | 200DB HY | 5 | | 0 |
| 115 | CLASSROOM EQUIPMENT | 3/12/21 | | 622 | | | | 622 | | | 0 | | 200DB HY | 5 | | 0 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | | 3,700 | | | 0 | | 200DB HY | 5 | | 0 |
| 117 | CLASSROOM EQUIPMENT | 5/03/21 | | 663 | | | | 663 | | | 0 | | 200DB HY | 5 | | 0 |
| 118 | CLASSROOM EQUIPMENT | 5/04/21 | | 571 | | | | 571 | | | 0 | | 200DB HY | 5 | | 0 |
| 119 | CLASSROOM EQUIPMENT | 5/06/21 | | 626 | | | | 626 | | | 0 | | 200DB HY | 5 | | 0 |
| 120 | CLASSROOM EQUIPMENT | 5/18/21 | | 858 | | | | 858 | | | 0 | | 200DB HY | 5 | | 0 |
| 121 | CLASSROOM EQUIPMENT | 6/11/21 | | 633 | | | | 633 | | | 0 | | 200DB HY | 5 | | 0 |
| 122 | CLASSROOM EQUIPMENT | 7/15/21 | | 1,546 | | | | 1,546 | | | 0 | | 200DB HY | 5 | | 0 |
| 123 | CLASSROOM EQUIPMENT | 10/20/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 124 | CLASSROOM EQUIPMENT | 11/30/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 125 | CLASSROOM EQUIPMENT | 12/01/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 126 | CLASSROOM EQUIPMENT | 12/14/21 | | 795 | | | | 795 | | | 0 | | 200DB HY | 5 | | 0 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | | 7,856 | | | 0 | | 200DB MQ | 5 | | 0 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | | 2,861 | | | 0 | | 200DB MQ | 5 | | 0 |

12/31/24 2024 FEDERAL DEPRECIATION SCHEDULE PAGE 7

# 2024 FEDERAL DEPRECIATION SCHEDULE

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 83-0514283

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 159 | MACHINERY & EQUIPMENT | 12/07/23 | | 17,310 | | | | 17,310 | | | 0 | | 200DB HY | 5 | | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 0 | 0 | 260,823 | 0 | 0 | 901,120 | 901,120 | | | | 0 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 0 | 0 | 996,362 | 0 | 0 | 1,170,023 | 1,070,161 | | | | 15,758 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 1,840 | 0 | 0 | 1,840 | 1,840 | | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 0 | 0 | 996,362 | 0 | 0 | 1,170,023 | 1,070,161 | | | | 15,758 |

12/31/23 2023 CALIFORNIA SUMMARY DEPRECIATION SCHEDULE PAGE 1

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 100S | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | 1,400 | 200DB HY | 3 | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | 2,280 | 200DB HY | 3 | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 3,680 | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | 15,010 | 200DB HY | 5 | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | 37,694 | 200DB HY | 5 | 0 |
| 6 | 2005 BMW (7/1/08) | 1/01/14 | | 50,761 | | | 22,560 | 200DB HY | 5 | 1,875 |
| 8 | 2014 SUBARU CROSSTEK | 10/29/15 | | 31,424 | | | 20,620 | 200DB HY | 5 | 1,875 |
| 15 | 2016 HONDA CIVIC | 9/19/16 | | 23,951 | | | 18,315 | 200DB HY | 5 | 1,875 |
| 32 | 2017 HONDA CIVIC | 1/20/18 | | 27,649 | | | 14,660 | 200DB HY | 5 | 1,593 |
| 74 | 2020 - GMC SIERRA 2500 | 8/10/20 | | 91,719 | | | 13,182 | 200DB HY | 5 | 2,169 |
| 78 | 2021 POLARIS RANGER 1000 PR | 6/25/21 | | 18,800 | | | 8,260 | 200DB HY | 5 | 3,050 |
| | TOTAL AUTO / TRANSPORT EQUI | | | 297,008 | | 0 | 150,301 | | | 12,437 |
| | BUILDINGS | | | | | | | | | |
| 4 | TIMESHARE | 8/18/10 | | 13,076 | | | 5,880 | S/L MM | 27.5 | 475 |
| 76 | BUILD OUT - NEW WING | 6/01/20 | | 148,266 | | | 24,715 | S/L HY | 15 | 9,889 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 30,595 | | | 10,364 |
| | FURNITURE AND FIXTURES | | | | | | | | | |
| 28 | FURNITURE & FIXTURES | 6/30/17 | | 6,587 | | | 5,705 | 200DB HY | 7 | 588 |
| 33 | WAYFAIR FURNITURE | 5/11/18 | | 1,582 | | | 1,229 | 200DB HY | 7 | 141 |
| 34 | CITY FURNITURE | 5/29/18 | | 1,005 | | | 782 | 200DB HY | 7 | 90 |
| 35 | R.A.C. FURNITURE | 8/31/18 | | 1,294 | | | 1,006 | 200DB HY | 7 | 115 |
| 36 | BELNICK FURNITURE | 11/09/18 | | 2,681 | | | 2,083 | 200DB HY | 7 | 239 |
| 37 | PATIO HEATERS | 11/23/18 | | 863 | | | 670 | 200DB HY | 7 | 77 |
| 53 | CLASSROOM EQUIPMENT | 12/23/19 | | 2,519 | | | 1,634 | 200DB MQ | 7 | 253 |
| 75 | WAYFAIR FURNITURE | 2/10/20 | | 1,465 | | | 1,043 | 200DB HY | 5 | 169 |
| 79 | OFFICE FURNITURE/FIXTURE 4 N | 2/26/21 | | 1,122 | | | 435 | 200DB HY | 7 | 196 |
| 80 | OFFICE FURNITURE/FIXTURE 4 N | 3/14/21 | | 814 | | | 315 | 200DB HY | 7 | 142 |
| 81 | OFFICE FURNITURE/FIXTURE 4 N | 3/17/21 | | 1,431 | | | 554 | 200DB HY | 7 | 250 |
| 82 | OFFICE FURNITURE/FIXTURE 4 N | 3/23/21 | | 1,116 | | | 432 | 200DB HY | 7 | 195 |

12/31/23 2023 CALIFORNIA SUMMARY DEPRECIATION SCHEDULE PAGE 2

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 83 | OFFICE FURNITURE/FIXTURE 4 N | 3/25/21 | | 4,097 | | | 1,588 | 200DB HY | 7 | 717 |
| 84 | OFFICE FURNITURE/FIXTURE 4 N | 4/02/21 | | 4,417 | | | 1,713 | 200DB HY | 7 | 773 |
| 85 | OFFICE FURNITURE/FIXTURE 4 N | 4/08/21 | | 5,562 | | | 2,157 | 200DB HY | 7 | 973 |
| 86 | OFFICE FURNITURE/FIXTURE 4 N | 4/14/21 | | 1,790 | | | 694 | 200DB HY | 7 | 313 |
| 87 | OFFICE FURNITURE/FIXTURE 4 N | 4/15/21 | | 1,387 | | | 538 | 200DB HY | 7 | 243 |
| 88 | OFFICE FURNITURE/FIXTURE 4 N | 4/15/21 | | 938 | | | 364 | 200DB HY | 7 | 164 |
| 90 | OFFICE FURNITURE/FIXTURE 4 N | 4/16/21 | | 1,610 | | | 624 | 200DB HY | 7 | 282 |
| 91 | OFFICE FURNITURE/FIXTURE 4 N | 4/20/21 | | 3,792 | | | 1,471 | 200DB HY | 7 | 663 |
| 92 | OFFICE FURNITURE/FIXTURE 4 N | 4/21/21 | | 1,564 | | | 606 | 200DB HY | 7 | 274 |
| 93 | OFFICE FURNITURE/FIXTURE 4 N | 4/29/21 | | 1,682 | | | 652 | 200DB HY | 7 | 294 |
| 94 | OFFICE FURNITURE/FIXTURE 4 N | 5/06/21 | | 1,649 | | | 640 | 200DB HY | 7 | 288 |
| 95 | OFFICE FURNITURE/FIXTURE 4 N | 5/18/21 | | 869 | | | 337 | 200DB HY | 7 | 152 |
| 96 | OFFICE FURNITURE/FIXTURE 4 N | 6/14/21 | | 961 | | | 372 | 200DB HY | 7 | 168 |
| 97 | OFFICE FURNITURE/FIXTURE 4 N | 6/17/21 | | 1,729 | | | 670 | 200DB HY | 7 | 302 |
| 98 | OFFICE FURNITURE/FIXTURE 4 N | 8/24/21 | | 4,115 | | | 1,596 | 200DB HY | 7 | 720 |
| 99 | OFFICE FURNITURE/FIXTURE 4 N | 8/27/21 | | 1,150 | | | 446 | 200DB HY | 7 | 201 |
| 100 | OFFICE FURNITURE/FIXTURE 4 N | 8/27/21 | | 926 | | | 359 | 200DB HY | 7 | 162 |
| 101 | OFFICE FURNITURE/FIXTURE 4 N | 8/29/21 | | 2,303 | | | 893 | 200DB HY | 7 | 403 |
| 102 | OFFICE FURNITURE/FIXTURE 4 N | 9/03/21 | | 559 | | | 217 | 200DB HY | 7 | 98 |
| 103 | OFFICE FURNITURE/FIXTURE 4 N | 9/06/21 | | 1,850 | | | 717 | 200DB HY | 7 | 324 |
| 104 | OFFICE FURNITURE/FIXTURE 4 N | 9/06/21 | | 2,378 | | | 922 | 200DB HY | 7 | 416 |
| 105 | OFFICE FURNITURE/FIXTURE 4 N | 9/08/21 | | 759 | | | 294 | 200DB HY | 7 | 133 |
| 106 | OFFICE FURNITURE/FIXTURE 4 N | 9/10/21 | | 559 | | | 217 | 200DB HY | 7 | 98 |
| 107 | OFFICE FURNITURE/FIXTURE 4 N | 9/13/21 | | 511 | | | 198 | 200DB HY | 7 | 89 |
| 108 | OFFICE FURNITURE/FIXTURE 4 N | 11/01/21 | | 543 | | | 211 | 200DB HY | 7 | 95 |
| 109 | OFFICE FURNITURE/FIXTURE 4 N | 11/05/21 | | 965 | | | 374 | 200DB HY | 7 | 169 |
| 110 | OFFICE FURNITURE/FIXTURE 4 N | 11/24/21 | | 436 | | | 169 | 200DB HY | 7 | 76 |
| 111 | OFFICE FURNITURE/FIXTURE 4 N | 12/20/21 | | 3,041 | | | 1,180 | 200DB HY | 7 | 532 |
| 127 | OFFICE FURNITURE | 1/12/22 | | 8,254 | | | 2,064 | 200DB MQ | 7 | 1,769 |
| 128 | OFFICE FURNITURE | 1/14/22 | | 9,716 | | | 2,429 | 200DB MQ | 7 | 2,082 |
| 157 | OFFICE FURNITURE | 4/18/23 | | 27,762 | | | | 200DB HY | 7 | 3,967 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 0 | 40,600 | | | 19,395 |
| | IMPROVEMENTS | | | | | | | | | |
| 29 | CABINETRY | 6/30/17 | | 13,953 | | | 9,837 | 200DB HY | 10 | 914 |
| 30 | PAINTING | 6/30/17 | | 16,800 | | | 11,845 | 200DB HY | 10 | 1,100 |
| 31 | NEW BUILDING IMPROVEMENTS | 6/30/17 | | 14,588 | | | 10,287 | 200DB HY | 10 | 956 |
| 38 | UPSTAIRS FLOORING | 8/10/18 | | 9,410 | | | 3,249 | S/L HY | 15 | 628 |

12/31/23 2023 CALIFORNIA SUMMARY DEPRECIATION SCHEDULE PAGE 3

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 54 | IMPROVEMENTS-DENTAL BUILD | 12/31/19 | | 110,924 | | | 23,118 | S/L MQ | 15 | 7,399 |
| 112 | NEW OFFICE BUILD OUT | 4/08/21 | | 157,099 | | | 22,779 | 150DB HY | 15 | 13,432 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | 79 | 150DB MQ | 15 | 621 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | 68 | 150DB MQ | 15 | 535 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | 69 | 150DB MQ | 15 | 542 |
| 143 | PAINTING | 12/21/22 | | 5,186 | | | 65 | 150DB MQ | 15 | 512 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | 152 | 150DB MQ | 15 | 1,199 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | 141 | 150DB MQ | 15 | 1,117 |
| 158 | OFFICE BUILDOUT | 5/19/23 | | 57,146 | | | | 150DB HY | 15 | 2,857 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 0 | 81,689 | | | 31,812 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON | 2/01/14 | | 480,250 | | | 480,250 | 200DB HY | 5 | 0 |
| 9 | COMPUTER EQUIPMENT | 1/22/15 | | 1,553 | | | 1,553 | 200DB HY | 3 | 0 |
| 10 | COMPUTER EQUIPMENT | 4/25/15 | | 730 | | | 730 | 200DB HY | 3 | 0 |
| 11 | COMPUTER EQUIPMENT | 5/03/15 | | 586 | | | 586 | 200DB HY | 3 | 0 |
| 12 | COMPUTER EQUIPMENT | 6/18/15 | | 636 | | | 636 | 200DB HY | 3 | 0 |
| 13 | COMPUTER EQUIPMENT | 11/13/15 | | 825 | | | 825 | 200DB HY | 3 | 0 |
| 14 | LISTED EQUIP HEALD | 5/13/15 | | 380,250 | | | 380,250 | 200DB HY | 5 | 0 |
| 16 | COMPUTER EQUIPMENT | 4/26/16 | | 2,027 | | | 2,027 | 200DB HY | 3 | 0 |
| 17 | COMPUTER EQUIPMENT | 8/02/16 | | 1,151 | | | 1,151 | 200DB HY | 3 | 0 |
| 18 | COMPUTER EQUIPMENT | 8/21/16 | | 1,322 | | | 1,322 | 200DB HY | 3 | 0 |
| 19 | COMPUTER EQUIPMENT | 9/12/16 | | 2,582 | | | 2,582 | 200DB HY | 3 | 0 |
| 20 | OFFICE EQUIPMENT | 11/04/16 | | 6,375 | | | 6,375 | 200DB HY | 3 | 0 |
| 21 | COMPUTER EQUIPMENT | 12/04/16 | | 708 | | | 708 | 200DB HY | 3 | 0 |
| 22 | COMPUTER EQUIPMENT | 12/07/16 | | 1,494 | | | 1,494 | 200DB HY | 3 | 0 |
| 23 | DIAMOND STUDENT INFO SYS | 8/31/17 | | 19,125 | | | 19,125 | 200DB HY | 3 | 0 |
| 24 | BEAR TECHNOLOGY EQUIPMENT | 8/31/17 | | 7,972 | | | 7,972 | 200DB HY | 3 | 0 |
| 25 | JOB SPEAKER SOFTWARE | 3/06/17 | | 2,500 | | | 2,500 | 200DB HY | 3 | 0 |
| 26 | STERILIZATION CLASS EQUIP | 3/27/17 | | 10,101 | | | 10,101 | 200DB HY | 3 | 0 |
| 27 | MACHINERY & EQUIPMENT | 6/30/17 | | 37,217 | | | 37,217 | 200DB HY | 3 | 0 |
| 39 | ULTRA SOUND EQUIPMENT | 1/05/18 | | 20,000 | | | 18,848 | 200DB HY | 5 | 1,152 |
| 40 | FRYS ELECTRONICS | 1/31/18 | | 1,134 | | | 1,070 | 200DB HY | 5 | 64 |
| 41 | BEAR TECHNOLOGY | 2/02/18 | | 833 | | | 786 | 200DB HY | 5 | 47 |
| 42 | BEST BUY EQUIPMENT | 2/02/18 | | 1,430 | | | 1,349 | 200DB HY | 5 | 81 |
| 43 | EASY CLOCKING EQUIPMENT | 2/21/18 | | 2,119 | | | 1,997 | 200DB HY | 5 | 122 |
| 44 | ASP.NET ZERO TECHNOLOGY | 5/25/18 | | 1,899 | | | 1,791 | 200DB HY | 5 | 108 |
| 45 | FRYS ELECTRONICS | 6/18/18 | | 2,323 | | | 2,190 | 200DB HY | 5 | 133 |

12/31/23 2023 CALIFORNIA SUMMARY DEPRECIATION SCHEDULE PAGE 4

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 46 | BEST BUY EQUIPMENT | 10/04/18 | | 3,749 | | | 3,534 | 200DB HY | 5 | 215 |
| 47 | BLOOD TESTING MACHINE | 10/10/18 | | 4,959 | | | 4,673 | 200DB HY | 5 | 286 |
| 48 | LAB TESTING MACHINE | 10/11/18 | | 4,636 | | | 4,369 | 200DB HY | 5 | 267 |
| 49 | BEST BUY EQUIPMENT | 10/19/18 | | 1,823 | | | 1,718 | 200DB HY | 5 | 105 |
| 50 | CV LINENS | 9/23/19 | | 2,532 | | | 2,068 | 200DB MQ | 5 | 286 |
| 51 | ULTRASOUND CHAIRS | 3/28/19 | | 3,000 | | | 2,628 | 200DB MQ | 5 | 330 |
| 52 | SMART DESKS/CHAIRS | 2/05/19 | | 940 | | | 823 | 200DB MQ | 5 | 103 |
| 55 | COMPULTER TECH | 12/11/19 | | 1,761 | | | 1,400 | 200DB MQ | 5 | 193 |
| 56 | COMPULTER TECH | 12/03/19 | | 1,870 | | | 1,487 | 200DB MQ | 5 | 205 |
| 57 | COMPANY EQUIPMENT | 11/06/19 | | 2,365 | | | 1,880 | 200DB MQ | 5 | 259 |
| 58 | DENTAL LAB CLASSROOM EQUIP | 10/31/19 | | 22,367 | | | 17,777 | 200DB MQ | 5 | 2,447 |
| 59 | COMPULTER TECH | 10/19/19 | | 777 | | | 617 | 200DB MQ | 5 | 85 |
| 60 | COMPULTER TECH | 9/05/19 | | 2,275 | | | 1,857 | 200DB MQ | 5 | 257 |
| 61 | CLASSROOM EQUIPMENT | 9/04/19 | | 3,448 | | | 2,814 | 200DB MQ | 5 | 390 |
| 62 | COMPULTER TECH | 8/22/19 | | 453 | | | 369 | 200DB MQ | 5 | 51 |
| 63 | COMPULTER TECH | 8/01/19 | | 620 | | | 506 | 200DB MQ | 5 | 70 |
| 64 | COMPULTER TECH | 7/09/19 | | 607 | | | 495 | 200DB MQ | 5 | 69 |
| 65 | COMPULTER TECH | 6/25/19 | | 2,438 | | | 2,057 | 200DB MQ | 5 | 277 |
| 66 | CLASSROOM EQUIPMENT | 5/14/19 | | 533 | | | 450 | 200DB MQ | 5 | 61 |
| 67 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,100 | | | 1,772 | 200DB MQ | 5 | 239 |
| 68 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,495 | | | 2,106 | 200DB MQ | 5 | 284 |
| 69 | CLASSROOM EQUIPMENT | 4/27/19 | | 2,000 | | | 1,687 | 200DB MQ | 5 | 227 |
| 70 | COMPANY EQUIPMENT | 1/21/19 | | 7,480 | | | 6,554 | 200DB MQ | 5 | 824 |
| 71 | COMPULTER TECH | 1/15/19 | | 1,400 | | | 1,226 | 200DB MQ | 5 | 154 |
| 72 | COMPULTER TECH | 1/15/19 | | 882 | | | 773 | 200DB MQ | 5 | 97 |
| 73 | COMPULTER TECH | 1/03/19 | | 1,459 | | | 1,279 | 200DB MQ | 5 | 161 |
| 77 | CLASSROOM EQUIPMENT | 3/31/20 | | 53,537 | | | 38,118 | 200DB HY | 5 | 6,167 |
| 113 | EQUIPMENT FOR NEW WING | 1/07/21 | | 1,262 | | | 656 | 200DB HY | 5 | 242 |
| 114 | EQUIPMENT FOR NEW WING | 1/25/21 | | 607 | | | 315 | 200DB HY | 5 | 117 |
| 115 | CLASSROOM EQUIPMENT | 3/12/21 | | 622 | | | 323 | 200DB HY | 5 | 119 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | 1,924 | 200DB HY | 5 | 710 |
| 117 | CLASSROOM EQUIPMENT | 5/03/21 | | 663 | | | 345 | 200DB HY | 5 | 127 |
| 118 | CLASSROOM EQUIPMENT | 5/04/21 | | 571 | | | 297 | 200DB HY | 5 | 110 |
| 119 | CLASSROOM EQUIPMENT | 5/06/21 | | 626 | | | 325 | 200DB HY | 5 | 120 |
| 120 | CLASSROOM EQUIPMENT | 5/18/21 | | 858 | | | 447 | 200DB HY | 5 | 165 |
| 121 | CLASSROOM EQUIPMENT | 6/11/21 | | 633 | | | 330 | 200DB HY | 5 | 122 |
| 122 | CLASSROOM EQUIPMENT | 7/15/21 | | 1,546 | | | 804 | 200DB HY | 5 | 297 |
| 123 | CLASSROOM EQUIPMENT | 10/20/21 | | 795 | | | 413 | 200DB HY | 5 | 153 |
| 124 | CLASSROOM EQUIPMENT | 11/30/21 | | 795 | | | 413 | 200DB HY | 5 | 153 |

12/31/23 2023 CALIFORNIA SUMMARY DEPRECIATION SCHEDULE PAGE 5

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179/ SDA | PRIOR 179/ SDA/ DEPR. | METHOD | LIFE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|
| 125 | CLASSROOM EQUIPMENT | 12/01/21 | | 795 | | | 413 | 200DB HY | 5 | 153 |
| 126 | CLASSROOM EQUIPMENT | 12/14/21 | | 795 | | | 413 | 200DB HY | 5 | 153 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | 1,964 | 200DB MQ | 5 | 2,357 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | 143 | 200DB MQ | 5 | 1,087 |
| 159 | MACHINERY & EQUIPMENT | 12/07/23 | | 17,310 | | 17,310 | | 200DB HY | 5 | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 17,310 | 1,099,997 | | | 22,001 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 1,403,182 | | | 96,009 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 3,680 | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 1,403,182 | | | 96,009 |

12/31/23 2023 CALIFORNIA DEPRECIATION SCHEDULE PAGE 1

# 2023 CALIFORNIA DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 100S | | | | | | | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | | | | | 1,400 | 1,400 | 200DB HY | 3 | | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | | | | | 2,280 | 2,280 | 200DB HY | 3 | | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 0 | 0 | 0 | 3,680 | 3,680 | | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | | | | | 15,010 | 15,010 | 200DB HY | 5 | | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | | | | | 37,694 | 37,694 | 200DB HY | 5 | | 0 |
| 6 | 2005 BMW (7/1/08) | 1/01/14 | | 50,761 | | | | | | | 50,761 | 22,560 | 200DB HY | 5 | | 1,875 |
| 8 | 2014 SUBARU CROSSTEK | 10/29/15 | | 31,424 | | | | | | | 31,424 | 20,620 | 200DB HY | 5 | | 1,875 |
| 15 | 2016 HONDA CIVIC | 9/19/16 | | 23,951 | | | | | | | 23,951 | 18,315 | 200DB HY | 5 | | 1,875 |
| 32 | 2017 HONDA CIVIC | 1/20/18 | | 27,649 | | | | | | | 27,649 | 14,660 | 200DB HY | 5 | .05760 | 1,593 |
| 74 | 2020 - GMC SIERRA 2500 | 8/10/20 | | 91,719 | | | | | | | 91,719 | 13,182 | 200DB HY | 5 | .11520 | 2,169 |
| 78 | 2021 POLARIS RANGER 1000 PR | 6/25/21 | | 18,800 | | | | | | | 18,800 | 8,260 | 200DB HY | 5 | .19200 | 3,050 |
| | TOTAL AUTO / TRANSPORT EQUIP | | | 297,008 | | 0 | 0 | 0 | 0 | 0 | 297,008 | 150,301 | | | | 12,437 |
| | BUILDINGS | | | | | | | | | | | | | | | |
| 4 | TIMESHARE | 8/18/10 | | 13,076 | | | | | | | 13,076 | 5,880 | S/L MM | 27.5 | .03636 | 475 |
| 76 | BUILD OUT - NEW WING | 6/01/20 | | 148,266 | | | | | | | 148,266 | 24,715 | S/L HY | 15 | .06670 | 9,889 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 0 | 0 | 0 | 0 | 161,342 | 30,595 | | | | 10,364 |

12/31/23 **2023 CALIFORNIA DEPRECIATION SCHEDULE** PAGE 2

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FURNITURE AND FIXTURES | | | | | | | | | | | | | | | |
| 28 | FURNITURE & FIXTURES | 6/30/17 | | 6,587 | | | | | | | 6,587 | 5,705 | 200DB HY | 7 | .08930 | 588 |
| 33 | WAYFAIR FURNITURE | 5/11/18 | | 1,582 | | | | | | | 1,582 | 1,229 | 200DB HY | 7 | .08920 | 141 |
| 34 | CITY FURNITURE | 5/29/18 | | 1,005 | | | | | | | 1,005 | 782 | 200DB HY | 7 | .08920 | 90 |
| 35 | R.A.C. FURNITURE | 8/31/18 | | 1,294 | | | | | | | 1,294 | 1,006 | 200DB HY | 7 | .08920 | 115 |
| 36 | BELNICK FURNITURE | 11/09/18 | | 2,681 | | | | | | | 2,681 | 2,083 | 200DB HY | 7 | .08920 | 239 |
| 37 | PATIO HEATERS | 11/23/18 | | 863 | | | | | | | 863 | 670 | 200DB HY | 7 | .08920 | 77 |
| 53 | CLASSROOM EQUIPMENT | 12/23/19 | | 2,519 | | | | | | | 2,519 | 1,634 | 200DB MQ | 7 | .10040 | 253 |
| 75 | WAYFAIR FURNITURE | 2/10/20 | | 1,465 | | | | | | | 1,465 | 1,043 | 200DB HY | 5 | .11520 | 169 |
| 79 | OFFICE FURNITURE/FIXTURE 4 NE | 2/26/21 | | 1,122 | | | | | | | 1,122 | 435 | 200DB HY | 7 | .17490 | 196 |
| 80 | OFFICE FURNITURE/FIXTURE 4 NE | 3/14/21 | | 814 | | | | | | | 814 | 315 | 200DB HY | 7 | .17490 | 142 |
| 81 | OFFICE FURNITURE/FIXTURE 4 NE | 3/17/21 | | 1,431 | | | | | | | 1,431 | 554 | 200DB HY | 7 | .17490 | 250 |
| 82 | OFFICE FURNITURE/FIXTURE 4 NE | 3/23/21 | | 1,116 | | | | | | | 1,116 | 432 | 200DB HY | 7 | .17490 | 195 |
| 83 | OFFICE FURNITURE/FIXTURE 4 NE | 3/25/21 | | 4,097 | | | | | | | 4,097 | 1,588 | 200DB HY | 7 | .17490 | 717 |
| 84 | OFFICE FURNITURE/FIXTURE 4 NE | 4/02/21 | | 4,417 | | | | | | | 4,417 | 1,713 | 200DB HY | 7 | .17490 | 773 |
| 85 | OFFICE FURNITURE/FIXTURE 4 NE | 4/08/21 | | 5,562 | | | | | | | 5,562 | 2,157 | 200DB HY | 7 | .17490 | 973 |
| 86 | OFFICE FURNITURE/FIXTURE 4 NE | 4/14/21 | | 1,790 | | | | | | | 1,790 | 694 | 200DB HY | 7 | .17490 | 313 |
| 87 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 1,387 | | | | | | | 1,387 | 538 | 200DB HY | 7 | .17490 | 243 |
| 88 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 938 | | | | | | | 938 | 364 | 200DB HY | 7 | .17490 | 164 |
| 90 | OFFICE FURNITURE/FIXTURE 4 NE | 4/16/21 | | 1,610 | | | | | | | 1,610 | 624 | 200DB HY | 7 | .17490 | 282 |
| 91 | OFFICE FURNITURE/FIXTURE 4 NE | 4/20/21 | | 3,792 | | | | | | | 3,792 | 1,471 | 200DB HY | 7 | .17490 | 663 |
| 92 | OFFICE FURNITURE/FIXTURE 4 NE | 4/21/21 | | 1,564 | | | | | | | 1,564 | 606 | 200DB HY | 7 | .17490 | 274 |
| 93 | OFFICE FURNITURE/FIXTURE 4 NE | 4/29/21 | | 1,682 | | | | | | | 1,682 | 652 | 200DB HY | 7 | .17490 | 294 |
| 94 | OFFICE FURNITURE/FIXTURE 4 NE | 5/06/21 | | 1,649 | | | | | | | 1,649 | 640 | 200DB HY | 7 | .17490 | 288 |
| 95 | OFFICE FURNITURE/FIXTURE 4 NE | 5/18/21 | | 869 | | | | | | | 869 | 337 | 200DB HY | 7 | .17490 | 152 |
| 96 | OFFICE FURNITURE/FIXTURE 4 NE | 6/14/21 | | 961 | | | | | | | 961 | 372 | 200DB HY | 7 | .17490 | 168 |

12/31/23 PAGE 3

# 2023 CALIFORNIA DEPRECIATION SCHEDULE

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 97 | OFFICE FURNITURE/FIXTURE 4 NE | 6/17/21 | | 1,729 | | | | | | | 1,729 | 670 | 200DB HY | 7 | .17490 | 302 |
| 98 | OFFICE FURNITURE/FIXTURE 4 NE | 8/24/21 | | 4,115 | | | | | | | 4,115 | 1,596 | 200DB HY | 7 | .17490 | 720 |
| 99 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 1,150 | | | | | | | 1,150 | 446 | 200DB HY | 7 | .17490 | 201 |
| 100 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 926 | | | | | | | 926 | 359 | 200DB HY | 7 | .17490 | 162 |
| 101 | OFFICE FURNITURE/FIXTURE 4 NE | 8/29/21 | | 2,303 | | | | | | | 2,303 | 893 | 200DB HY | 7 | .17490 | 403 |
| 102 | OFFICE FURNITURE/FIXTURE 4 NE | 9/03/21 | | 559 | | | | | | | 559 | 217 | 200DB HY | 7 | .17490 | 98 |
| 103 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 1,850 | | | | | | | 1,850 | 717 | 200DB HY | 7 | .17490 | 324 |
| 104 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 2,378 | | | | | | | 2,378 | 922 | 200DB HY | 7 | .17490 | 416 |
| 105 | OFFICE FURNITURE/FIXTURE 4 NE | 9/08/21 | | 759 | | | | | | | 759 | 294 | 200DB HY | 7 | .17490 | 133 |
| 106 | OFFICE FURNITURE/FIXTURE 4 NE | 9/10/21 | | 559 | | | | | | | 559 | 217 | 200DB HY | 7 | .17490 | 98 |
| 107 | OFFICE FURNITURE/FIXTURE 4 NE | 9/13/21 | | 511 | | | | | | | 511 | 198 | 200DB HY | 7 | .17490 | 89 |
| 108 | OFFICE FURNITURE/FIXTURE 4 NE | 11/01/21 | | 543 | | | | | | | 543 | 211 | 200DB HY | 7 | .17490 | 95 |
| 109 | OFFICE FURNITURE/FIXTURE 4 NE | 11/05/21 | | 965 | | | | | | | 965 | 374 | 200DB HY | 7 | .17490 | 169 |
| 110 | OFFICE FURNITURE/FIXTURE 4 NE | 11/24/21 | | 436 | | | | | | | 436 | 169 | 200DB HY | 7 | .17490 | 76 |
| 111 | OFFICE FURNITURE/FIXTURE 4 NE | 12/20/21 | | 3,041 | | | | | | | 3,041 | 1,180 | 200DB HY | 7 | .17490 | 532 |
| 127 | OFFICE FURNITURE | 1/12/22 | | 8,254 | | | | | | | 8,254 | 2,064 | 200DB MQ | 7 | .21430 | 1,769 |
| 128 | OFFICE FURNITURE | 1/14/22 | | 9,716 | | | | | | | 9,716 | 2,429 | 200DB MQ | 7 | .21430 | 2,082 |
| 157 | OFFICE FURNITURE | 4/18/23 | | 27,762 | | | | | | | 27,762 | | 200DB HY | 7 | .14290 | 3,967 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 0 | 0 | 0 | 0 | 0 | 120,353 | 40,600 | | | | 19,395 |
| | IMPROVEMENTS | | | | | | | | | | | | | | | |
| 29 | CABINETRY | 6/30/17 | | 13,953 | | | | | | | 13,953 | 9,837 | 200DB HY | 10 | .06550 | 914 |
| 30 | PAINTING | 6/30/17 | | 16,800 | | | | | | | 16,800 | 11,845 | 200DB HY | 10 | .06550 | 1,100 |
| 31 | NEW BUILDING IMPROVEMENTS | 6/30/17 | | 14,588 | | | | | | | 14,588 | 10,287 | 200DB HY | 10 | .06550 | 956 |
| 38 | UPSTAIRS FLOORING | 8/10/18 | | 9,410 | | | | | | | 9,410 | 3,249 | S/L HY | 15 | .06670 | 628 |
| 54 | IMPROVEMENTS-DENTAL BUILD | 12/31/19 | | 110,924 | | | | | | | 110,924 | 23,118 | S/L MQ | 15 | .06670 | 7,399 |

12/31/23 2023 CALIFORNIA DEPRECIATION SCHEDULE PAGE 4

# 2023 CALIFORNIA DEPRECIATION SCHEDULE

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 112 | NEW OFFICE BUILD OUT | 4/08/21 | | 157,099 | | | | | | | 157,099 | 22,779 | 150DB HY | 15 | .08550 | 13,432 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | | | | | 6,288 | 79 | 150DB MQ | 15 | .09880 | 621 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | | | | | 5,415 | 68 | 150DB MQ | 15 | .09880 | 535 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | | | | | 5,488 | 69 | 150DB MQ | 15 | .09880 | 542 |
| 143 | PAINTING | 12/21/22 | | 5,186 | | | | | | | 5,186 | 65 | 150DB MQ | 15 | .09880 | 512 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | | | | | 12,135 | 152 | 150DB MQ | 15 | .09880 | 1,199 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | | | | | 11,307 | 141 | 150DB MQ | 15 | .09880 | 1,117 |
| 158 | OFFICE BUILDOUT | 5/19/23 | | 57,146 | | | | | | | 57,146 | | 150DB HY | 15 | .05000 | 2,857 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 0 | 0 | 0 | 0 | 0 | 425,739 | 81,689 | | | | 31,812 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON | 2/01/14 | | 480,250 | | | | | | | 480,250 | 480,250 | 200DB HY | 5 | | 0 |
| 9 | COMPUTER EQUIPMENT | 1/22/15 | | 1,553 | | | | | | | 1,553 | 1,553 | 200DB HY | 3 | | 0 |
| 10 | COMPUTER EQUIPMENT | 4/25/15 | | 730 | | | | | | | 730 | 730 | 200DB HY | 3 | | 0 |
| 11 | COMPUTER EQUIPMENT | 5/03/15 | | 586 | | | | | | | 586 | 586 | 200DB HY | 3 | | 0 |
| 12 | COMPUTER EQUIPMENT | 6/18/15 | | 636 | | | | | | | 636 | 636 | 200DB HY | 3 | | 0 |
| 13 | COMPUTER EQUIPMENT | 11/13/15 | | 825 | | | | | | | 825 | 825 | 200DB HY | 3 | | 0 |
| 14 | LISTED EQUIP HEALD | 5/13/15 | | 380,250 | | | | | | | 380,250 | 380,250 | 200DB HY | 5 | | 0 |
| 16 | COMPUTER EQUIPMENT | 4/26/16 | | 2,027 | | | | 2,027 | | | 0 | | 200DB HY | 3 | | 0 |
| 17 | COMPUTER EQUIPMENT | 8/02/16 | | 1,151 | | | | 1,151 | | | 0 | | 200DB HY | 3 | | 0 |
| 18 | COMPUTER EQUIPMENT | 8/21/16 | | 1,322 | | | | 1,322 | | | 0 | | 200DB HY | 3 | | 0 |
| 19 | COMPUTER EQUIPMENT | 9/12/16 | | 2,582 | | | | 2,582 | | | 0 | | 200DB HY | 3 | | 0 |
| 20 | OFFICE EQUIPMENT | 11/04/16 | | 6,375 | | | | 6,375 | | | 0 | | 200DB HY | 3 | | 0 |
| 21 | COMPUTER EQUIPMENT | 12/04/16 | | 708 | | | | 708 | | | 0 | | 200DB HY | 3 | | 0 |
| 22 | COMPUTER EQUIPMENT | 12/07/16 | | 1,494 | | | | 1,494 | | | 0 | | 200DB HY | 3 | | 0 |
| 23 | DIAMOND STUDENT INFO SYS | 8/31/17 | | 19,125 | | | | | | | 19,125 | 19,125 | 200DB HY | 3 | | 0 |

12/31/23 2023 CALIFORNIA DEPRECIATION SCHEDULE PAGE 5

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 24 | BEAR TECHNOLOGY EQUIPMENT | 8/31/17 | | 7,972 | | | | | | | 7,972 | 7,972 | 200DB HY | 3 | | 0 |
| 25 | JOB SPEAKER SOFTWARE | 3/06/17 | | 2,500 | | | | | | | 2,500 | 2,500 | 200DB HY | 3 | | 0 |
| 26 | STERILIZATION CLASS EQUIP | 3/27/17 | | 10,101 | | | | | | | 10,101 | 10,101 | 200DB HY | 3 | | 0 |
| 27 | MACHINERY & EQUIPMENT | 6/30/17 | | 37,217 | | | | | | | 37,217 | 37,217 | 200DB HY | 3 | | 0 |
| 39 | ULTRA SOUND EQUIPMENT | 1/05/18 | | 20,000 | | | | | | | 20,000 | 18,848 | 200DB HY | 5 | .05760 | 1,152 |
| 40 | FRYS ELECTRONICS | 1/31/18 | | 1,134 | | | | | | | 1,134 | 1,070 | 200DB HY | 5 | .05760 | 64 |
| 41 | BEAR TECHNOLOGY | 2/02/18 | | 833 | | | | | | | 833 | 786 | 200DB HY | 5 | .05760 | 47 |
| 42 | BEST BUY EQUIPMENT | 2/02/18 | | 1,430 | | | | | | | 1,430 | 1,349 | 200DB HY | 5 | .05760 | 81 |
| 43 | EASY CLOCKING EQUIPMENT | 2/21/18 | | 2,119 | | | | | | | 2,119 | 1,997 | 200DB HY | 5 | .05760 | 122 |
| 44 | ASP.NET ZERO TECHNOLOGY | 5/25/18 | | 1,899 | | | | | | | 1,899 | 1,791 | 200DB HY | 5 | .05760 | 108 |
| 45 | FRYS ELECTRONICS | 6/18/18 | | 2,323 | | | | | | | 2,323 | 2,190 | 200DB HY | 5 | .05760 | 133 |
| 46 | BEST BUY EQUIPMENT | 10/04/18 | | 3,749 | | | | | | | 3,749 | 3,534 | 200DB HY | 5 | .05760 | 215 |
| 47 | BLOOD TESTING MACHINE | 10/10/18 | | 4,959 | | | | | | | 4,959 | 4,673 | 200DB HY | 5 | .05760 | 286 |
| 48 | LAB TESTING MACHINE | 10/11/18 | | 4,636 | | | | | | | 4,636 | 4,369 | 200DB HY | 5 | .05760 | 267 |
| 49 | BEST BUY EQUIPMENT | 10/19/18 | | 1,823 | | | | | | | 1,823 | 1,718 | 200DB HY | 5 | .05760 | 105 |
| 50 | CV LINENS | 9/23/19 | | 2,532 | | | | | | | 2,532 | 2,068 | 200DB MQ | 5 | .11300 | 286 |
| 51 | ULTRASOUND CHAIRS | 3/28/19 | | 3,000 | | | | | | | 3,000 | 2,628 | 200DB MQ | 5 | .11010 | 330 |
| 52 | SMART DESKS/CHAIRS | 2/05/19 | | 940 | | | | | | | 940 | 823 | 200DB MQ | 5 | .11010 | 103 |
| 55 | COMPULTER TECH | 12/11/19 | | 1,761 | | | | | | | 1,761 | 1,400 | 200DB MQ | 5 | .10940 | 193 |
| 56 | COMPULTER TECH | 12/03/19 | | 1,870 | | | | | | | 1,870 | 1,487 | 200DB MQ | 5 | .10940 | 205 |
| 57 | COMPANY EQUIPMENT | 11/06/19 | | 2,365 | | | | | | | 2,365 | 1,880 | 200DB MQ | 5 | .10940 | 259 |
| 58 | DENTAL LAB CLASSROOM EQUIPM | 10/31/19 | | 22,367 | | | | | | | 22,367 | 17,777 | 200DB MQ | 5 | .10940 | 2,447 |
| 59 | COMPULTER TECH | 10/19/19 | | 777 | | | | | | | 777 | 617 | 200DB MQ | 5 | .10940 | 85 |
| 60 | COMPULTER TECH | 9/05/19 | | 2,275 | | | | | | | 2,275 | 1,857 | 200DB MQ | 5 | .11300 | 257 |
| 61 | CLASSROOM EQUIPMENT | 9/04/19 | | 3,448 | | | | | | | 3,448 | 2,814 | 200DB MQ | 5 | .11300 | 390 |
| 62 | COMPULTER TECH | 8/22/19 | | 453 | | | | | | | 453 | 369 | 200DB MQ | 5 | .11300 | 51 |
| 63 | COMPULTER TECH | 8/01/19 | | 620 | | | | | | | 620 | 506 | 200DB MQ | 5 | .11300 | 70 |

12/31/23 2023 CALIFORNIA DEPRECIATION SCHEDULE PAGE 6

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 64 | COMPULTER TECH | 7/09/19 | | 607 | | | | | | | 607 | 495 | 200DB MQ | 5 | .11300 | 69 |
| 65 | COMPULTER TECH | 6/25/19 | | 2,438 | | | | | | | 2,438 | 2,057 | 200DB MQ | 5 | .11370 | 277 |
| 66 | CLASSROOM EQUIPMENT | 5/14/19 | | 533 | | | | | | | 533 | 450 | 200DB MQ | 5 | .11370 | 61 |
| 67 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,100 | | | | | | | 2,100 | 1,772 | 200DB MQ | 5 | .11370 | 239 |
| 68 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,495 | | | | | | | 2,495 | 2,106 | 200DB MQ | 5 | .11370 | 284 |
| 69 | CLASSROOM EQUIPMENT | 4/27/19 | | 2,000 | | | | | | | 2,000 | 1,687 | 200DB MQ | 5 | .11370 | 227 |
| 70 | COMPANY EQUIPMENT | 1/21/19 | | 7,480 | | | | | | | 7,480 | 6,554 | 200DB MQ | 5 | .11010 | 824 |
| 71 | COMPULTER TECH | 1/15/19 | | 1,400 | | | | | | | 1,400 | 1,226 | 200DB MQ | 5 | .11010 | 154 |
| 72 | COMPULTER TECH | 1/15/19 | | 882 | | | | | | | 882 | 773 | 200DB MQ | 5 | .11010 | 97 |
| 73 | COMPULTER TECH | 1/03/19 | | 1,459 | | | | | | | 1,459 | 1,279 | 200DB MQ | 5 | .11010 | 161 |
| 77 | CLASSROOM EQUIPMENT | 3/31/20 | | 53,537 | | | | | | | 53,537 | 38,118 | 200DB HY | 5 | .11520 | 6,167 |
| 113 | EQUIPMENT FOR NEW WING | 1/07/21 | | 1,262 | | | | | | | 1,262 | 656 | 200DB HY | 5 | .19200 | 242 |
| 114 | EQUIPMENT FOR NEW WING | 1/25/21 | | 607 | | | | | | | 607 | 315 | 200DB HY | 5 | .19200 | 117 |
| 115 | CLASSROOM EQUIPMENT | 3/12/21 | | 622 | | | | | | | 622 | 323 | 200DB HY | 5 | .19200 | 119 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | | | | | 3,700 | 1,924 | 200DB HY | 5 | .19200 | 710 |
| 117 | CLASSROOM EQUIPMENT | 5/03/21 | | 663 | | | | | | | 663 | 345 | 200DB HY | 5 | .19200 | 127 |
| 118 | CLASSROOM EQUIPMENT | 5/04/21 | | 571 | | | | | | | 571 | 297 | 200DB HY | 5 | .19200 | 110 |
| 119 | CLASSROOM EQUIPMENT | 5/06/21 | | 626 | | | | | | | 626 | 325 | 200DB HY | 5 | .19200 | 120 |
| 120 | CLASSROOM EQUIPMENT | 5/18/21 | | 858 | | | | | | | 858 | 447 | 200DB HY | 5 | .19200 | 165 |
| 121 | CLASSROOM EQUIPMENT | 6/11/21 | | 633 | | | | | | | 633 | 330 | 200DB HY | 5 | .19200 | 122 |
| 122 | CLASSROOM EQUIPMENT | 7/15/21 | | 1,546 | | | | | | | 1,546 | 804 | 200DB HY | 5 | .19200 | 297 |
| 123 | CLASSROOM EQUIPMENT | 10/20/21 | | 795 | | | | | | | 795 | 413 | 200DB HY | 5 | .19200 | 153 |
| 124 | CLASSROOM EQUIPMENT | 11/30/21 | | 795 | | | | | | | 795 | 413 | 200DB HY | 5 | .19200 | 153 |
| 125 | CLASSROOM EQUIPMENT | 12/01/21 | | 795 | | | | | | | 795 | 413 | 200DB HY | 5 | .19200 | 153 |
| 126 | CLASSROOM EQUIPMENT | 12/14/21 | | 795 | | | | | | | 795 | 413 | 200DB HY | 5 | .19200 | 153 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | | | | | 7,856 | 1,964 | 200DB MQ | 5 | .30000 | 2,357 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | | | | | 2,861 | 143 | 200DB MQ | 5 | .38000 | 1,087 |

12/31/23 2023 CALIFORNIA DEPRECIATION SCHEDULE PAGE 7

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 159 | MACHINERY & EQUIPMENT | 12/07/23 | | 17,310 | | 17,310 | | | | | 0 | | 200DB HY | 5 | | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 17,310 | 0 | 15,659 | 0 | 0 | 1,128,974 | 1,084,338 | | | | 22,001 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 0 | 15,659 | 0 | 0 | 2,133,416 | 1,387,523 | | | | 96,009 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 0 | 0 | 0 | 3,680 | 3,680 | | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 17,310 | 0 | 15,659 | 0 | 0 | 2,133,416 | 1,387,523 | | | | 96,009 |

12/31/24 **2024 CALIFORNIA DEPRECIATION SCHEDULE** PAGE 1

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FORM 100S | | | | | | | | | | | | | | | |
| | AMORTIZATION | | | | | | | | | | | | | | | |
| 2 | TOYOTA SERVICE CONTRACT | 7/03/08 | | 1,400 | | | | | | | 1,400 | 1,400 | 200DB HY | 3 | | 0 |
| 3 | B.M.W. SERVICE CONTRACT | 7/01/08 | | 2,280 | | | | | | | 2,280 | 2,280 | 200DB HY | 3 | | 0 |
| | TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 0 | 0 | 0 | 3,680 | 3,680 | | | | 0 |
| | AUTO / TRANSPORT EQUIPMENT | | | | | | | | | | | | | | | |
| 1 | 2007 TOYOTA YARIS | 7/03/08 | | 15,010 | | | | | | | 15,010 | 15,010 | 200DB HY | 5 | | 0 |
| 5 | HUMMER | 1/24/10 | | 37,694 | | | | | | | 37,694 | 37,694 | 200DB HY | 5 | | 0 |
| 6 | 2005 BMW (7/1/08) | 1/01/14 | | 50,761 | | | | | | | 50,761 | 24,435 | 200DB HY | 5 | | 1,875 |
| 8 | 2014 SUBARU CROSSTEK | 10/29/15 | | 31,424 | | | | | | | 31,424 | 22,495 | 200DB HY | 5 | | 1,875 |
| 15 | 2016 HONDA CIVIC | 9/19/16 | | 23,951 | | | | | | | 23,951 | 20,190 | 200DB HY | 5 | | 1,875 |
| 32 | 2017 HONDA CIVIC | 1/20/18 | | 27,649 | | | | | | | 27,649 | 16,253 | 200DB HY | 5 | | 1,775 |
| 74 | 2020 - GMC SIERRA 2500 | 8/10/20 | | 91,719 | | | | | | | 91,719 | 15,351 | 200DB HY | 5 | .11520 | 2,169 |
| 78 | 2021 POLARIS RANGER 1000 PR | 6/25/21 | | 18,800 | | | | | | | 18,800 | 11,310 | 200DB HY | 5 | .11520 | 1,875 |
| | TOTAL AUTO / TRANSPORT EQUIP | | | 297,008 | | 0 | 0 | 0 | 0 | 0 | 297,008 | 162,738 | | | | 11,444 |
| | BUILDINGS | | | | | | | | | | | | | | | |
| 4 | TIMESHARE | 8/18/10 | | 13,076 | | | | | | | 13,076 | 6,355 | S/L MM | 27.5 | .03637 | 476 |
| 76 | BUILD OUT - NEW WING | 6/01/20 | | 148,266 | | | | | | | 148,266 | 34,604 | S/L HY | 15 | .06670 | 9,889 |
| | TOTAL BUILDINGS | | | 161,342 | | 0 | 0 | 0 | 0 | 0 | 161,342 | 40,959 | | | | 10,365 |

12/31/24 2024 CALIFORNIA DEPRECIATION SCHEDULE PAGE 2

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FURNITURE AND FIXTURES | | | | | | | | | | | | | | | |
| 28 | FURNITURE & FIXTURES | 6/30/17 | | 6,587 | | | | | | | 6,587 | 6,293 | 200DB HY | 7 | .04460 | 294 |
| 33 | WAYFAIR FURNITURE | 5/11/18 | | 1,582 | | | | | | | 1,582 | 1,370 | 200DB HY | 7 | .08930 | 141 |
| 34 | CITY FURNITURE | 5/29/18 | | 1,005 | | | | | | | 1,005 | 872 | 200DB HY | 7 | .08930 | 90 |
| 35 | R.A.C. FURNITURE | 8/31/18 | | 1,294 | | | | | | | 1,294 | 1,121 | 200DB HY | 7 | .08930 | 116 |
| 36 | BELNICK FURNITURE | 11/09/18 | | 2,681 | | | | | | | 2,681 | 2,322 | 200DB HY | 7 | .08930 | 239 |
| 37 | PATIO HEATERS | 11/23/18 | | 863 | | | | | | | 863 | 747 | 200DB HY | 7 | .08930 | 77 |
| 53 | CLASSROOM EQUIPMENT | 12/23/19 | | 2,519 | | | | | | | 2,519 | 1,887 | 200DB MQ | 7 | .08730 | 220 |
| 75 | WAYFAIR FURNITURE | 2/10/20 | | 1,465 | | | | | | | 1,465 | 1,212 | 200DB HY | 5 | .11520 | 169 |
| 79 | OFFICE FURNITURE/FIXTURE 4 NE | 2/26/21 | | 1,122 | | | | | | | 1,122 | 631 | 200DB HY | 7 | .12490 | 140 |
| 80 | OFFICE FURNITURE/FIXTURE 4 NE | 3/14/21 | | 814 | | | | | | | 814 | 457 | 200DB HY | 7 | .12490 | 102 |
| 81 | OFFICE FURNITURE/FIXTURE 4 NE | 3/17/21 | | 1,431 | | | | | | | 1,431 | 804 | 200DB HY | 7 | .12490 | 179 |
| 82 | OFFICE FURNITURE/FIXTURE 4 NE | 3/23/21 | | 1,116 | | | | | | | 1,116 | 627 | 200DB HY | 7 | .12490 | 139 |
| 83 | OFFICE FURNITURE/FIXTURE 4 NE | 3/25/21 | | 4,097 | | | | | | | 4,097 | 2,305 | 200DB HY | 7 | .12490 | 512 |
| 84 | OFFICE FURNITURE/FIXTURE 4 NE | 4/02/21 | | 4,417 | | | | | | | 4,417 | 2,486 | 200DB HY | 7 | .12490 | 552 |
| 85 | OFFICE FURNITURE/FIXTURE 4 NE | 4/08/21 | | 5,562 | | | | | | | 5,562 | 3,130 | 200DB HY | 7 | .12490 | 695 |
| 86 | OFFICE FURNITURE/FIXTURE 4 NE | 4/14/21 | | 1,790 | | | | | | | 1,790 | 1,007 | 200DB HY | 7 | .12490 | 224 |
| 87 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 1,387 | | | | | | | 1,387 | 781 | 200DB HY | 7 | .12490 | 173 |
| 88 | OFFICE FURNITURE/FIXTURE 4 NE | 4/15/21 | | 938 | | | | | | | 938 | 528 | 200DB HY | 7 | .12490 | 117 |
| 90 | OFFICE FURNITURE/FIXTURE 4 NE | 4/16/21 | | 1,610 | | | | | | | 1,610 | 906 | 200DB HY | 7 | .12490 | 201 |
| 91 | OFFICE FURNITURE/FIXTURE 4 NE | 4/20/21 | | 3,792 | | | | | | | 3,792 | 2,134 | 200DB HY | 7 | .12490 | 474 |
| 92 | OFFICE FURNITURE/FIXTURE 4 NE | 4/21/21 | | 1,564 | | | | | | | 1,564 | 880 | 200DB HY | 7 | .12490 | 195 |
| 93 | OFFICE FURNITURE/FIXTURE 4 NE | 4/29/21 | | 1,682 | | | | | | | 1,682 | 946 | 200DB HY | 7 | .12490 | 210 |
| 94 | OFFICE FURNITURE/FIXTURE 4 NE | 5/06/21 | | 1,649 | | | | | | | 1,649 | 928 | 200DB HY | 7 | .12490 | 206 |
| 95 | OFFICE FURNITURE/FIXTURE 4 NE | 5/18/21 | | 869 | | | | | | | 869 | 489 | 200DB HY | 7 | .12490 | 109 |
| 96 | OFFICE FURNITURE/FIXTURE 4 NE | 6/14/21 | | 961 | | | | | | | 961 | 540 | 200DB HY | 7 | .12490 | 120 |

12/31/24 2024 CALIFORNIA DEPRECIATION SCHEDULE PAGE 3

# 2024 CALIFORNIA DEPRECIATION SCHEDULE

## CONTRA COSTA MEDICAL CAREER COLLEGE, INC

2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 97 | OFFICE FURNITURE/FIXTURE 4 NE | 6/17/21 | | 1,729 | | | | | | | 1,729 | 972 | 200DB HY | 7 | .12490 | 216 |
| 98 | OFFICE FURNITURE/FIXTURE 4 NE | 8/24/21 | | 4,115 | | | | | | | 4,115 | 2,316 | 200DB HY | 7 | .12490 | 514 |
| 99 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 1,150 | | | | | | | 1,150 | 647 | 200DB HY | 7 | .12490 | 144 |
| 100 | OFFICE FURNITURE/FIXTURE 4 NE | 8/27/21 | | 926 | | | | | | | 926 | 521 | 200DB HY | 7 | .12490 | 116 |
| 101 | OFFICE FURNITURE/FIXTURE 4 NE | 8/29/21 | | 2,303 | | | | | | | 2,303 | 1,296 | 200DB HY | 7 | .12490 | 288 |
| 102 | OFFICE FURNITURE/FIXTURE 4 NE | 9/03/21 | | 559 | | | | | | | 559 | 315 | 200DB HY | 7 | .12490 | 70 |
| 103 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 1,850 | | | | | | | 1,850 | 1,041 | 200DB HY | 7 | .12490 | 231 |
| 104 | OFFICE FURNITURE/FIXTURE 4 NE | 9/06/21 | | 2,378 | | | | | | | 2,378 | 1,338 | 200DB HY | 7 | .12490 | 297 |
| 105 | OFFICE FURNITURE/FIXTURE 4 NE | 9/08/21 | | 759 | | | | | | | 759 | 427 | 200DB HY | 7 | .12490 | 95 |
| 106 | OFFICE FURNITURE/FIXTURE 4 NE | 9/10/21 | | 559 | | | | | | | 559 | 315 | 200DB HY | 7 | .12490 | 70 |
| 107 | OFFICE FURNITURE/FIXTURE 4 NE | 9/13/21 | | 511 | | | | | | | 511 | 287 | 200DB HY | 7 | .12490 | 64 |
| 108 | OFFICE FURNITURE/FIXTURE 4 NE | 11/01/21 | | 543 | | | | | | | 543 | 306 | 200DB HY | 7 | .12490 | 68 |
| 109 | OFFICE FURNITURE/FIXTURE 4 NE | 11/05/21 | | 965 | | | | | | | 965 | 543 | 200DB HY | 7 | .12490 | 121 |
| 110 | OFFICE FURNITURE/FIXTURE 4 NE | 11/24/21 | | 436 | | | | | | | 436 | 245 | 200DB HY | 7 | .12490 | 54 |
| 111 | OFFICE FURNITURE/FIXTURE 4 NE | 12/20/21 | | 3,041 | | | | | | | 3,041 | 1,712 | 200DB HY | 7 | .12490 | 380 |
| 127 | OFFICE FURNITURE | 1/12/22 | | 8,254 | | | | | | | 8,254 | 3,833 | 200DB MQ | 7 | .15310 | 1,264 |
| 128 | OFFICE FURNITURE | 1/14/22 | | 9,716 | | | | | | | 9,716 | 4,511 | 200DB MQ | 7 | .15310 | 1,488 |
| 157 | OFFICE FURNITURE | 4/18/23 | | 27,762 | | | | | | | 27,762 | 3,967 | 200DB HY | 7 | .24490 | 6,799 |
| | TOTAL FURNITURE AND FIXTURE | | | 120,353 | | 0 | 0 | 0 | 0 | 0 | 120,353 | 59,995 | | | | 17,973 |
| | IMPROVEMENTS | | | | | | | | | | | | | | | |
| 29 | CABINETRY | 6/30/17 | | 13,953 | | | | | | | 13,953 | 10,751 | 200DB HY | 10 | .06550 | 914 |
| 30 | PAINTING | 6/30/17 | | 16,800 | | | | | | | 16,800 | 12,945 | 200DB HY | 10 | .06550 | 1,100 |
| 31 | NEW BUILDING IMPROVEMENTS | 6/30/17 | | 14,588 | | | | | | | 14,588 | 11,243 | 200DB HY | 10 | .06550 | 956 |
| 38 | UPSTAIRS FLOORING | 8/10/18 | | 9,410 | | | | | | | 9,410 | 3,877 | S/L HY | 15 | .06670 | 628 |
| 54 | IMPROVEMENTS-DENTAL BUILD | 12/31/19 | | 110,924 | | | | | | | 110,924 | 30,517 | S/L MQ | 15 | .06670 | 7,399 |

12/31/24 2024 CALIFORNIA DEPRECIATION SCHEDULE PAGE 4

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 112 | NEW OFFICE BUILD OUT | 4/08/21 | | 157,099 | | | | | | | 157,099 | 36,211 | 150DB HY | 15 | .07700 | 12,097 |
| 140 | OFFICE BUILD OUT / CONSTRUCTI | 10/17/22 | | 6,288 | | | | | | | 6,288 | 700 | 150DB MQ | 15 | .08890 | 559 |
| 141 | OFFICE BUILD OUT / CONSTRUCTI | 11/09/22 | | 5,415 | | | | | | | 5,415 | 603 | 150DB MQ | 15 | .08890 | 481 |
| 142 | OFFICE BUILD OUT / CONSTRUCTI | 11/23/22 | | 5,488 | | | | | | | 5,488 | 611 | 150DB MQ | 15 | .08890 | 488 |
| 143 | PAINTING | 12/21/22 | | 5,186 | | | | | | | 5,186 | 577 | 150DB MQ | 15 | .08890 | 461 |
| 144 | OFFICE BUILD OUT / CONSTRUCTI | 12/21/22 | | 12,135 | | | | | | | 12,135 | 1,351 | 150DB MQ | 15 | .08890 | 1,079 |
| 145 | OFFICE BUILD OUT / CONSTRUCTI | 12/31/22 | | 11,307 | | | | | | | 11,307 | 1,258 | 150DB MQ | 15 | .08890 | 1,005 |
| 158 | OFFICE BUILDOUT | 5/19/23 | | 57,146 | | | | | | | 57,146 | 2,857 | 150DB HY | 15 | .09500 | 5,429 |
| | TOTAL IMPROVEMENTS | | | 425,739 | | 0 | 0 | 0 | 0 | 0 | 425,739 | 113,501 | | | | 32,596 |
| | MACHINERY AND EQUIPMENT | | | | | | | | | | | | | | | |
| 7 | LISTED EQUIP CARRINGTON | 2/01/14 | | 480,250 | | | | | | | 480,250 | 480,250 | 200DB HY | 5 | | 0 |
| 9 | COMPUTER EQUIPMENT | 1/22/15 | | 1,553 | | | | | | | 1,553 | 1,553 | 200DB HY | 3 | | 0 |
| 10 | COMPUTER EQUIPMENT | 4/25/15 | | 730 | | | | | | | 730 | 730 | 200DB HY | 3 | | 0 |
| 11 | COMPUTER EQUIPMENT | 5/03/15 | | 586 | | | | | | | 586 | 586 | 200DB HY | 3 | | 0 |
| 12 | COMPUTER EQUIPMENT | 6/18/15 | | 636 | | | | | | | 636 | 636 | 200DB HY | 3 | | 0 |
| 13 | COMPUTER EQUIPMENT | 11/13/15 | | 825 | | | | | | | 825 | 825 | 200DB HY | 3 | | 0 |
| 14 | LISTED EQUIP HEALD | 5/13/15 | | 380,250 | | | | | | | 380,250 | 380,250 | 200DB HY | 5 | | 0 |
| 16 | COMPUTER EQUIPMENT | 4/26/16 | | 2,027 | | | | 2,027 | | | 0 | | 200DB HY | 3 | | 0 |
| 17 | COMPUTER EQUIPMENT | 8/02/16 | | 1,151 | | | | 1,151 | | | 0 | | 200DB HY | 3 | | 0 |
| 18 | COMPUTER EQUIPMENT | 8/21/16 | | 1,322 | | | | 1,322 | | | 0 | | 200DB HY | 3 | | 0 |
| 19 | COMPUTER EQUIPMENT | 9/12/16 | | 2,582 | | | | 2,582 | | | 0 | | 200DB HY | 3 | | 0 |
| 20 | OFFICE EQUIPMENT | 11/04/16 | | 6,375 | | | | 6,375 | | | 0 | | 200DB HY | 3 | | 0 |
| 21 | COMPUTER EQUIPMENT | 12/04/16 | | 708 | | | | 708 | | | 0 | | 200DB HY | 3 | | 0 |
| 22 | COMPUTER EQUIPMENT | 12/07/16 | | 1,494 | | | | 1,494 | | | 0 | | 200DB HY | 3 | | 0 |
| 23 | DIAMOND STUDENT INFO SYS | 8/31/17 | | 19,125 | | | | | | | 19,125 | 19,125 | 200DB HY | 3 | | 0 |

12/31/24 **2024 CALIFORNIA DEPRECIATION SCHEDULE** PAGE 5

**CONTRA COSTA MEDICAL CAREER COLLEGE, INC** 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 24 | BEAR TECHNOLOGY EQUIPMENT | 8/31/17 | | 7,972 | | | | | | | 7,972 | 7,972 | 200DB HY | 3 | | 0 |
| 25 | JOB SPEAKER SOFTWARE | 3/06/17 | | 2,500 | | | | | | | 2,500 | 2,500 | 200DB HY | 3 | | 0 |
| 26 | STERILIZATION CLASS EQUIP | 3/27/17 | | 10,101 | | | | | | | 10,101 | 10,101 | 200DB HY | 3 | | 0 |
| 27 | MACHINERY & EQUIPMENT | 6/30/17 | | 37,217 | | | | | | | 37,217 | 37,217 | 200DB HY | 3 | | 0 |
| 39 | ULTRA SOUND EQUIPMENT | 1/05/18 | | 20,000 | | | | | | | 20,000 | 20,000 | 200DB HY | 5 | | 0 |
| 40 | FRYS ELECTRONICS | 1/31/18 | | 1,134 | | | | | | | 1,134 | 1,134 | 200DB HY | 5 | | 0 |
| 41 | BEAR TECHNOLOGY | 2/02/18 | | 833 | | | | | | | 833 | 833 | 200DB HY | 5 | | 0 |
| 42 | BEST BUY EQUIPMENT | 2/02/18 | | 1,430 | | | | | | | 1,430 | 1,430 | 200DB HY | 5 | | 0 |
| 43 | EASY CLOCKING EQUIPMENT | 2/21/18 | | 2,119 | | | | | | | 2,119 | 2,119 | 200DB HY | 5 | | 0 |
| 44 | ASP.NET ZERO TECHNOLOGY | 5/25/18 | | 1,899 | | | | | | | 1,899 | 1,899 | 200DB HY | 5 | | 0 |
| 45 | FRYS ELECTRONICS | 6/18/18 | | 2,323 | | | | | | | 2,323 | 2,323 | 200DB HY | 5 | | 0 |
| 46 | BEST BUY EQUIPMENT | 10/04/18 | | 3,749 | | | | | | | 3,749 | 3,749 | 200DB HY | 5 | | 0 |
| 47 | BLOOD TESTING MACHINE | 10/10/18 | | 4,959 | | | | | | | 4,959 | 4,959 | 200DB HY | 5 | | 0 |
| 48 | LAB TESTING MACHINE | 10/11/18 | | 4,636 | | | | | | | 4,636 | 4,636 | 200DB HY | 5 | | 0 |
| 49 | BEST BUY EQUIPMENT | 10/19/18 | | 1,823 | | | | | | | 1,823 | 1,823 | 200DB HY | 5 | | 0 |
| 50 | CV LINENS | 9/23/19 | | 2,532 | | | | | | | 2,532 | 2,354 | 200DB MQ | 5 | .07060 | 178 |
| 51 | ULTRASOUND CHAIRS | 3/28/19 | | 3,000 | | | | | | | 3,000 | 2,958 | 200DB MQ | 5 | .01380 | 42 |
| 52 | SMART DESKS/CHAIRS | 2/05/19 | | 940 | | | | | | | 940 | 926 | 200DB MQ | 5 | .01380 | 14 |
| 55 | COMPULTER TECH | 12/11/19 | | 1,761 | | | | | | | 1,761 | 1,593 | 200DB MQ | 5 | .09580 | 168 |
| 56 | COMPULTER TECH | 12/03/19 | | 1,870 | | | | | | | 1,870 | 1,692 | 200DB MQ | 5 | .09580 | 178 |
| 57 | COMPANY EQUIPMENT | 11/06/19 | | 2,365 | | | | | | | 2,365 | 2,139 | 200DB MQ | 5 | .09580 | 226 |
| 58 | DENTAL LAB CLASSROOM EQUIPM | 10/31/19 | | 22,367 | | | | | | | 22,367 | 20,224 | 200DB MQ | 5 | .09580 | 2,143 |
| 59 | COMPULTER TECH | 10/19/19 | | 777 | | | | | | | 777 | 702 | 200DB MQ | 5 | .09580 | 75 |
| 60 | COMPULTER TECH | 9/05/19 | | 2,275 | | | | | | | 2,275 | 2,114 | 200DB MQ | 5 | .07060 | 161 |
| 61 | CLASSROOM EQUIPMENT | 9/04/19 | | 3,448 | | | | | | | 3,448 | 3,204 | 200DB MQ | 5 | .07060 | 244 |
| 62 | COMPULTER TECH | 8/22/19 | | 453 | | | | | | | 453 | 420 | 200DB MQ | 5 | .07060 | 33 |
| 63 | COMPULTER TECH | 8/01/19 | | 620 | | | | | | | 620 | 576 | 200DB MQ | 5 | .07060 | 44 |

12/31/24 2024 CALIFORNIA DEPRECIATION SCHEDULE PAGE 6

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 64 | COMPULTER TECH | 7/09/19 | | 607 | | | | | | | 607 | 564 | 200DB MQ | 5 | .07060 | 43 |
| 65 | COMPULTER TECH | 6/25/19 | | 2,438 | | | | | | | 2,438 | 2,334 | 200DB MQ | 5 | .04260 | 104 |
| 66 | CLASSROOM EQUIPMENT | 5/14/19 | | 533 | | | | | | | 533 | 511 | 200DB MQ | 5 | .04260 | 22 |
| 67 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,100 | | | | | | | 2,100 | 2,011 | 200DB MQ | 5 | .04260 | 89 |
| 68 | CLASSROOM EQUIPMENT | 5/14/19 | | 2,495 | | | | | | | 2,495 | 2,390 | 200DB MQ | 5 | .04260 | 105 |
| 69 | CLASSROOM EQUIPMENT | 4/27/19 | | 2,000 | | | | | | | 2,000 | 1,914 | 200DB MQ | 5 | .04260 | 86 |
| 70 | COMPANY EQUIPMENT | 1/21/19 | | 7,480 | | | | | | | 7,480 | 7,378 | 200DB MQ | 5 | .01380 | 102 |
| 71 | COMPULTER TECH | 1/15/19 | | 1,400 | | | | | | | 1,400 | 1,380 | 200DB MQ | 5 | .01380 | 20 |
| 72 | COMPULTER TECH | 1/15/19 | | 882 | | | | | | | 882 | 870 | 200DB MQ | 5 | .01380 | 12 |
| 73 | COMPULTER TECH | 1/03/19 | | 1,459 | | | | | | | 1,459 | 1,440 | 200DB MQ | 5 | .01380 | 19 |
| 77 | CLASSROOM EQUIPMENT | 3/31/20 | | 53,537 | | | | | | | 53,537 | 44,285 | 200DB HY | 5 | .11520 | 6,167 |
| 113 | EQUIPMENT FOR NEW WING | 1/07/21 | | 1,262 | | | | | | | 1,262 | 898 | 200DB HY | 5 | .11520 | 145 |
| 114 | EQUIPMENT FOR NEW WING | 1/25/21 | | 607 | | | | | | | 607 | 432 | 200DB HY | 5 | .11520 | 70 |
| 115 | CLASSROOM EQUIPMENT | 3/12/21 | | 622 | | | | | | | 622 | 442 | 200DB HY | 5 | .11520 | 72 |
| 116 | EQUIPMENT FOR OFFICE KITCHEN | 3/25/21 | | 3,700 | | | | | | | 3,700 | 2,634 | 200DB HY | 5 | .11520 | 426 |
| 117 | CLASSROOM EQUIPMENT | 5/03/21 | | 663 | | | | | | | 663 | 472 | 200DB HY | 5 | .11520 | 76 |
| 118 | CLASSROOM EQUIPMENT | 5/04/21 | | 571 | | | | | | | 571 | 407 | 200DB HY | 5 | .11520 | 66 |
| 119 | CLASSROOM EQUIPMENT | 5/06/21 | | 626 | | | | | | | 626 | 445 | 200DB HY | 5 | .11520 | 72 |
| 120 | CLASSROOM EQUIPMENT | 5/18/21 | | 858 | | | | | | | 858 | 612 | 200DB HY | 5 | .11520 | 99 |
| 121 | CLASSROOM EQUIPMENT | 6/11/21 | | 633 | | | | | | | 633 | 452 | 200DB HY | 5 | .11520 | 73 |
| 122 | CLASSROOM EQUIPMENT | 7/15/21 | | 1,546 | | | | | | | 1,546 | 1,101 | 200DB HY | 5 | .11520 | 178 |
| 123 | CLASSROOM EQUIPMENT | 10/20/21 | | 795 | | | | | | | 795 | 566 | 200DB HY | 5 | .11520 | 92 |
| 124 | CLASSROOM EQUIPMENT | 11/30/21 | | 795 | | | | | | | 795 | 566 | 200DB HY | 5 | .11520 | 92 |
| 125 | CLASSROOM EQUIPMENT | 12/01/21 | | 795 | | | | | | | 795 | 566 | 200DB HY | 5 | .11520 | 92 |
| 126 | CLASSROOM EQUIPMENT | 12/14/21 | | 795 | | | | | | | 795 | 566 | 200DB HY | 5 | .11520 | 92 |
| 149 | OFFICE / CLASSROOM EQUIPMEN | 4/06/22 | | 7,856 | | | | | | | 7,856 | 4,321 | 200DB MQ | 5 | .18000 | 1,414 |
| 156 | OFFICE / CLASSROOM EQUIPMEN | 10/12/22 | | 2,861 | | | | | | | 2,861 | 1,230 | 200DB MQ | 5 | .22800 | 652 |

12/31/24 2024 CALIFORNIA DEPRECIATION SCHEDULE PAGE 7

CONTRA COSTA MEDICAL CAREER COLLEGE, INC 2954855

| NO. | DESCRIPTION | DATE ACQUIRED | DATE SOLD | COST/ BASIS | BUS. PCT. | CUR 179 BONUS | SPECIAL DEPR. ALLOW. | PRIOR 179/ BONUS/ SP. DEPR. | PRIOR DEC. BAL DEPR. | SALVAG /BASIS REDUCT | DEPR. BASIS | PRIOR DEPR. | METHOD | LIFE | RATE | CURRENT DEPR. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 159 | MACHINERY & EQUIPMENT | 12/07/23 | | 17,310 | | | | 17,310 | | | 0 | | 200DB HY | 5 | | 0 |
| | TOTAL MACHINERY AND EQUIPME | | | 1,161,943 | | 0 | 0 | 32,969 | 0 | 0 | 1,128,974 | 1,106,339 | | | | 13,986 |
| | TOTAL DEPRECIATION | | | 2,166,385 | | 0 | 0 | 32,969 | 0 | 0 | 2,133,416 | 1,483,532 | | | | 86,364 |
| | GRAND TOTAL AMORTIZATION | | | 3,680 | | 0 | 0 | 0 | 0 | 0 | 3,680 | 3,680 | | | | 0 |
| | GRAND TOTAL DEPRECIATION | | | 2,166,385 | | 0 | 0 | 32,969 | 0 | 0 | 2,133,416 | 1,483,532 | | | | 86,364 |

EXHIBIT C

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (hereinafter called the “Agreement”) is made and entered into this __ day of December, 2024, by and between LEGACY EDUCATION ANTIOCH, LLC, a California limited liability company (the “Company”), and CONTRA COSTA MEDICAL CAREER COLLEGES, INC., a California corporation (“Consultant”).

RECITALS

WHEREAS, the Company is purchasing on an even date herewith substantially all of the assets of Consultant, pursuant to an Asset Purchase Agreement by and among the Company, Consultant, Consultant’s affiliate, Contra Costa Medical Career College Online, Inc., and Consultant’s owners, Stacey Orozco and Bolaro Orozco, dated October __, 2024 (the “Purchase Agreement”); and

WHEREAS, Consultant and its owners, Stacey Orozco and Bolaro Orozco (collectively, the “Principals”), are experienced and knowledgeable in all aspects of Consultant’s business operations and, as an integral part of the Purchase Agreement, Consultant agreed to be available and make its Principals available for consulting services to the Company for a six-month transitional period after the closing of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed by and between the parties as follows:

1. Consideration Payable to Consultant for This Agreement. As compensation for Consultant’s performance of the consulting services to be performed by Consultant hereunder, the Company shall pay Consultant $250.00 per hour worked, payable in accordance with the normal payroll practices of the Company. Solely to the extent pre-approved in writing by the Company, the Company shall pay or reimburse Consultant for expenses reasonably incurred by Consultant in furtherance of Consultant’s duties hereunder upon submission by Consultant of vouchers, receipts or itemized lists thereof prepared in compliance with such policies as may be required by Company

2. Term of This Agreement. Subject to early termination as provided in Section 10 below, this Agreement shall begin on the date of the closing of the transactions contemplated by the Purchase Agreement and shall end on the later of (a) the six-month anniversary of such date or (b) receipt of final approval by the Accrediting Council for Continuing Education & Training of the Application for Reinstatement of Accreditation Following a Change of Ownership and/or a Change of Control submitted by the Company and the College (as defined in the Purchase Agreement) in connection with the change of ownership from Consultant to the Company.

3. Matters Upon Which Consultant Will Consult with the Company. Subject to all of the terms and provisions of this Agreement, the Company hereby engages Consultant to consult with the Company on all aspects of the business operations purchased by the Company from Consultant including, without limitation, consultation on: (i) the day-to-day operations of the business; (ii) the various vendors and suppliers used by the business; (iii) regulatory requirements and procedures applicable to the College (as defined in the Purchase Agreement), including, without limitation, those applicable in connection with the change of ownership from Consultant to the Company; (iv) the transition of the business to the Company; and (v) such other matters relating to the prior business of Consultant as the Company may reasonably require from time-to-time.

4. Amount of Time Consultant Will Provide to the Company. Consultant hereby agrees to provide transitional consulting services to the Company upon the Company’s reasonable request during the term of this Agreement as set forth in Section 3 above. Consultant agrees to cause such services to be performed by one or both of the Principals personally. It is agreed by the parties that the Consultant will cause the Principals to be reasonably available, for up to but not exceeding 10 hours per week or 40 hours per month, via telephone and email Monday through Friday during regular business hours and that the Company may request, and if so requested, the Principals, from time to time, will be available in person to consult with the Company at 4041 Lone Tree Way, Suite 10, Antioch, California 94531, provided that the Principals may, upon reasonable notification, take vacation, and may take reasonable time off due to illness, to respond to family emergencies, or for other legitimate purposes.

5. Consultant to Use Commercially Reasonable Efforts in Providing Consulting Services. Consultant agrees that Consultant and its Principals will use their commercially reasonable efforts, commensurate with all of their experience and knowledge of the business in the performance of consulting services during the term of this Agreement. Consultant represents that Consultant is free to undertake the consulting services contemplated by this Agreement, and there is, and shall be, no conflict of interest between Consultant’s performance of this Agreement and any obligation Consultant may have to other parties.

6. Independent Contractor Status. The parties to this Agreement agree that Consultant is an independent contractor as to any consulting services provided under this Agreement. Consultant and its Principals will not be agents or employees of the Company and are not entitled to any benefits provided by the Company to its employees, including, but not limited to, health, dental, life, disability, worker’s compensation and unemployment insurance, any retirement plans or any other benefit plans. Consultant shall be solely responsible for the payment of all taxes which may from time-to-time be due on the compensation Consultant receives from the Company.

7. Non-Disclosure Covenant. Consultant acknowledges that the Company’s confidential information may be exposed to Consultant as a result of the consulting services contemplated by this Agreement and agrees that such information will be treated as confidential information under Section 5.7 of the Purchase Agreement and that Consultant will comply with the obligations set forth in Section 5.7 of the Purchase Agreement with respect to such information. Section 5.7 of the Purchase Agreement is incorporated herein by reference.

8. No Waiver of Breach. The forbearance or neglect by any party hereto to insist upon strict compliance by the other party or parties with any of the provisions of this Agreement, whether continuing or not, shall not be construed in any way as a waiver of such party’s rights or privileges in the event of further default or failure of performance hereunder by the other party or parties.

9. Notices. All notices shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; (ii) one (1) day after sending by a nationally recognized overnight delivery service (i.e., United Parcel Service or Federal Express); or (iii) three (3) days after mailing via U.S. Certified Mail, Return Receipt Requested, postage prepaid to the party at he address set forth below the party’s signature at the end of this Agreement.

10. Termination. The Company may terminate this Agreement at any time, for any reason, upon notice to Consultant. If the Company terminates this Agreement, Consultant shall not be entitled to receive any compensation hereunder after the effective date of such termination, except that Consultant shall be entitled to receive amounts due hereunder for any consulting services rendered hereunder prior to the effective date of such termination.

11. No Assignment; Third Party Beneficiaries. The rights, obligations and restrictions contained in this Agreement are personal in nature and shall not be assignable, delegated or transferable by Consultant or the Company without the prior written consent of the other. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever.

12. Controlling Law, Jurisdiction and Venue. The validity, interpretation and performance of this Agreement shall be subject to and construed under the laws of the State of California. Venue for any legal action pertaining to this Agreement shall be in the state or federal courts located in Los Angeles County, California.

13. Amendment. This Agreement may be amended only by a writing executed by Consultant and the Company.

14. Entire Agreement. This Agreement contains the entire agreement between the Company and Consultant with respect to the transactions contemplated by this Agreement and, except as otherwise provided, supersedes all previous negotiations, commitments, letters of intent and other writings with respect to such transactions.

15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by means of portable document format (pdf) sent via email) in counterparts by the parties hereto, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

[The remainder of this page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date first above written.

LEGACY EDUCATION ANTIOCH, LLC

By:
LeeAnn R. Rohmann, President
701 West Avenue K, Suite 123
Lancaster, CA 93534
Email: lRohmann@hdmc.edu

CONTRA COSTA MEDICAL CAREER COLLEGE, INC.

By:
Stacey Orozco, President
4041 Lone Tree Way, Suite 10
Antioch, CA 94531
Email: stacey@ccmcc.edu

EXHIBIT D

PROMISSORY NOTE

Principal Amount: Dated:	December __, 2024
$400,000.00

FOR VALUE RECEIVED, the undersigned, Legacy Education Antioch, LLC, a California limited liability company (hereinafter referred to as “Borrower”), promises to pay to Contra Costa Medical Career College, Inc. d/b/a Contra Costa Medical Career College, a California corporation (hereinafter referred to as “Lender”), at 4041 Lone Tree Way, Suite 101, Antioch, CA 94531 or at such other place as Lender may designate in writing, the principal sum of FOUR HUNDRED THOUSAND DOLLARS AND NO CENTS ($400,000.00), as hereinafter provided, in lawful money of the United States. This Promissory Note (this “Note”) is issued pursuant to that certain Asset Purchase Agreement, dated as of October __, 2024 (the “Purchase Agreement”), by and among Borrower, Borrower’s parent entities, Legacy Education, LLC and Legacy Education, Inc. (joining therein only to guarantee the performance of Borrower thereunder), Lender, Contra Costa Medical Career College Online, Inc, and Stacey Orozco and Bulmaro Orozco (joining therein only as to certain designated provisions), which is incorporated by reference herein. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

1. Interest. The unpaid principal balance of this Note shall accrue interest at the rate of six percent (6%) per annum and shall be repaid in twelve (12) equal monthly payments of principal and interest, in accordance with the schedule of payments attached hereto as Appendix 1, beginning on the one-month anniversary of this Note and continuing thereafter on the same day of the next eleven (11) months. In the event that any payment to be made under this Note shall be stated to be due on a date which is not a business day, the due date shall be extended to the next succeeding business day.

2. Interest Rate Limitation. Nothing contained in this Note or any transaction related to this Note, shall be construed or so operate as to require Borrower to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law. Should any interest or other charges paid by Borrower, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess shall be, and the same hereby is, waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by Lender to Borrower.

3. Prepayment. This Note may be prepaid in whole or in part at any time, without penalty or premium.

4. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) by Borrower hereunder:

a. Except as provided in Section 8, Borrower’s failure to pay when due all or any portion of the principal amount or interest as required hereunder, which failure is not cured by Borrower within ten (10) days after written notice of such failure to pay has been given by Lender to Borrower;

b. The failure by Borrower to perform any of its non-monetary obligations and covenants under this Note, if not cured within thirty (30) days after written notice by Lender;

c. The filing of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute by or against Borrower;

d. The making of any application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors, by Borrower;

e. The insolvency of Borrower or the failure of Borrower generally to pay debts as such debts become due; or

f. The dissolution or liquidation of substantially all of Borrower’s assets.

5. Remedies. Upon the occurrence and during the continuation of an Event of Default, Lender may, upon written notice to Borrower, declare all liabilities and obligations of Borrower under this Note immediately due and payable and the same shall thereupon become immediately due and payable without any further action by Lender. In the event this Note is placed in the hands of an attorney for collection as a result of an Event of Default, or if Lender incurs any costs incident to the collection of the indebtedness evidenced hereby as a result of an Event of Default, Borrower agrees to pay to Lender an amount equal to all reasonable costs incurred by Lender as a result of such Event of Default to the fullest extent not prohibited by applicable law, including, without limitation, all reasonable attorneys’ fees and all court costs.

6. Acceleration on Change of Control. This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, fees, charges, expenses and other accrued and unpaid sums payable under this Note, shall be immediately due and payable immediately prior to the occurrence of any of the following: (i) the discontinuation of the College; (ii) the transfer of more than fifty percent (50%) of the assets of the College (based on the fair market value of such assets) other than in the ordinary course of business; (iii) any merger or other business combination, directly or indirectly, involving Borrower or its parent where Borrower or its parent is not the surviving entity; or (iv) the sale of more than fifty percent (50%) of the equity of Borrower or any of its parent entities (based on the fair market value or voting power of such equity).

7. Representations and Warranties of Borrower. In addition to the representations and warranties made by Borrower to Lender that are contained in Article IV of the Purchase Agreement, Borrower hereby represents and warrants as of the date of this Note to Lender as follows:

a. Borrower is in material compliance with all applicable statutes, rules, regulations and orders of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their business or the ownership of their properties, except for any such instances of non-compliance that would not reasonably be expected to materially and adversely affect Borrower’s ability to perform its obligations under this Note.

b. (i) Borrower is not insolvent; (ii) Borrower is not subject to debts beyond its ability to pay such debts as they mature; (iii) the capital of Borrower is not impaired; and (iv) Borrower has sufficient capital to continue its business as a going concern.

c. The execution and delivery of this Note, and performance hereunder, by Borrower, does not conflict with or contravene, nor will it result in any breach of or default under, any agreement, instrument, law, regulation or ordinance by which Borrower is bound.

8. Offset. Notwithstanding any provision herein to the contrary, Borrower shall be entitled to offset (a) the amount of any Purchase Price Adjustment Payment owed by Sellers, as determined pursuant to Section 2.5 of the Purchase Agreement, which is not timely paid by Sellers, and (b) the amount of any indemnification claims made by Buyer pursuant to ARTICLE VII of the Purchase Agreement that are not fully resolved prior to the due date of any one or more of the payments due under this Note, and effect recoupment of any such amounts from, amounts due to Lender from Borrower pursuant to this Note, in accordance with the provisions of Section 2.3 (b) and Section 7.2 (e) of the Purchase Agreement. For the avoidance of doubt, any amounts otherwise owing to Seller hereunder that are withheld by Buyer in respect of any indemnification claims made by Buyer pursuant to ARTICLE VII of the Purchase Agreement shall not be offset, and such amounts shall promptly be paid to Seller hereunder, to the extent that such amounts are finally determined to not be payable to any Buyer Indemnified Party pursuant to ARTICLE VII of the Purchase Agreement.

9. Borrower’s Waiver. Borrower hereby waives presentment for payment, demand, notice of non-payment (except such notice and opportunity to cure, if any, as is required hereunder), notice of protest and protest of this Note, diligence in collection, or bringing suit.

10. Returned Payments. In the event that any payment made under this Note must be returned to Borrower or to its bankruptcy trustee, bankruptcy estate, other legal representative, or to other creditors of Borrower, the amount returned shall be added to the amount due hereunder.

11. Assignment. Neither Borrower nor Lender may transfer or assign any of its rights or obligations under this Note without the other party’s prior written consent.

12. Successors and Assigns. Subject to Section 11, this Note binds Borrower and its successors, assigns, heirs, administrators and executors, and inures to the benefit of Lender and its successors, assigns, participants, heirs, administrators and executors.

13. Entire Agreement. This Note and the Purchase Agreement collectively represent the final agreements between the parties with respect to the subject matter of this Note and may not be contradicted by evidence of other prior, contemporaneous, or subsequent oral agreements between the parties. This Note may be executed in one or more counterparts, which together will constitute one and the same Note.

14. Severability. Every provision of this Note is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions of this Note, which shall remain binding and enforceable.

15. Applicable Law. The validity and construction of this Note and all matters pertaining thereto shall be governed by and construed under and in accordance with the laws of the State of California.

16. Notices. Any notices given by either Borrower or Lender to each other under this Note shall be given in accordance with Section 8.5 of the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

BORROWER

LEGACY EDUCATION ANTIOCH, LLC

By:
Name:	LeeAnn R. Rohmann
Title:	President

Acknowledged and agreed:

CONTRA COSTA MEDICAL CAREER COLLEGE, INC.

By:
Name:	Stacey Orozco
Title:	President

Appendix 1 to Promissory Note

Annual Interest Rate	6%
Years	1
Payments per Year	12
Amount	400,000

Payment Number	Payment	Principal	Interest	Prin Balance
1	$(34,426.57)	$(32,426.57)	$(2,000.00)	367,573.43
2	$(34,426.57)	$(32,588.70)	$(1,837.87)	334,984.72
3	$(34,426.57)	$(32,751.65)	$(1,674.92)	302,233.08
4	$(34,426.57)	$(32,915.41)	$(1,511.17)	269,317.67
5	$(34,426.57)	$(33,079.98)	$(1,346.59)	236,237.69
6	$(34,426.57)	$(33,245.38)	$(1,181.19)	202,992.30
7	$(34,426.57)	$(33,411.61)	$(1,014.96)	169,580.69
8	$(34,426.57)	$(33,578.67)	$(847.90)	136,002.02
9	$(34,426.57)	$(33,746.56)	$(680.01)	102,255.46
10	$(34,426.57)	$(33,915.29)	$(511.28)	68,340.17
11	$(34,426.57)	$(34,084.87)	$(341.70)	34,255.30
12	$(34,426.57)	$(34,255.30)	$(171.28)	0.00